UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CARPENTER TECHNOLOGY CORPORATION
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Notice of 2016 Annual Meeting and Proxy Statement

Carpenter's Strategy

Driving Force:
Distinctive Product and Process Capabilities

Areas of Excellence:

Business Purpose:
Our driving force is to leverage our core technical strength in engineered materials and process capabilities to solve our customers' current and anticipated challenges. We will grow in market segments where we can provide differentiated and value-added solutions to complex problems. We will solidify our position as the industry leader by being the preferred solutions provider and providing our customers a competitive advantage.

Technology Development

- Respond to customer technical questions quickly
- Rapidly translate customer needs into solutions
- Develop proprietary and breakthrough products
- Establish and maintain process expertise and excellence
- Capture internal "know-how"

Operational Excellence

- Be safe and compliant
- Practice System Thinking
- Develop and execute standard work
- Identify and eliminate waste
- Employ root cause problem solving
- Perform daily management
- Control key process variables

Strategic Marketing

- Think, act and execute in a future outcome manner
- Translate broad strategies into actionable plans
- Demonstrate market knowledge
- Segment and target markets based on potential value and growth
- Provide timely customer solutions
- Support the go-to-market approach and advantage

Talent Engagement

- Acquire talent on an ongoing basis
- Provide attractive mix of rewards and recognition
- Sustain a high-performance environment
- Employ a living, strategic work plan
- Develop talent based upon criticality to the organization
- Anticipate changing requirements of a shifting workforce and marketplace
- Create compelling careers

September 19, 2016 Dear Stockholders: You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Carpenter Technology Corporation to be held on October 11, 2016, at 11:00 a.m. Eastern Daylight Time, at the Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania. Details regarding admission to the meeting and the business to be conducted are provided in the accompanying Notice of Annual Meeting and Proxy Statement. Fiscal Year 2016 Actions Setting the Foundation for the Future During fiscal year 2016, we initiated several actions aimed at maximizing our performance during a challenging operating environment for select end use markets, while setting the stage for growth and enhanced profitability. f We defined our strategy to grow in market segments where we can provide differentiated and value-added solutions to complex problems. We will solidify our position as an industry leader by being the preferred solutions provider and providing our customers a competitive advantage. f We launched the Carpenter Operating Model, which has supported enhanced margins, working capital efficiencies and improved manufacturing processes. f We realigned our Commercial Team to focus on fully leveraging the Carpenter portfolio to deliver advanced solutions to our customers. f We strengthened our talent base by filling critical roles with a balance of recruiting external expertise and redeploying internal talent. As a result of these and other initiatives, Carpenter generated profitable results in fiscal year 2016 and returned $159 million to stockholders through share repurchases and dividends. We have also sought to maintain a healthy liquidity position and balance sheet, even as we have continued to invest in new technologies that we believe will position Carpenter for future growth. We are excited about our future prospects and remain confident in our ability to continue our momentum and further build on the foundation that we have begun. Thank you for your continued support and confidence in Carpenter. We hope you can join us at the Annual Meeting and look forward to seeing you in Philadelphia. Sincerely, Tony R. Thene President & Chief Executive Officer

Notice of Annual Meeting of Stockholders Only stockholders who were record owners of shares of common stock at the close of business on August 12, 2016, may vote at the meeting. A list of those stockholders will be available at the meeting and also during the ten days before the meeting at Carpenter’s office of the Corporate Secretary, 2 Meridian Boulevard, 3rd Floor, Wyomissing, Pennsylvania 19610. Carpenter’s Board of Directors solicits this proxy. How to Vote: It is important that you vote your shares. We encourage you to take advantage of the easy and cost-effective Internet and telephone voting that Carpenter offers. Carpenter Technology Corporation will hold its 2016 Annual Meeting of Stockholders at the Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania 19103 on Tuesday, October 11, 2016, at 11:00 a.m. We will vote on the following matters: Internet: Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page. Mail: Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope. 1. The election of three directors to three-year terms expiring in 2019; 2. Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2017; 3. Approval of our named executive officers’ compensation, in an advisory vote; 4. Approval of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees; 5. Approval of the amended and restated Executive Bonus Compensation Plan; and 6. Any other business that is properly presented at the meeting. Telephone: If your shares are held in the name of a broker, bank, or other nominee: Follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name: Call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card when you call. In Person: You may attend the Annual Meeting and vote by ballot. Your admission ticket to the Annual Meeting is either attached to your proxy card or is in the e-mail by which you received your Proxy Statement. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 11, 2016. This Proxy Statement and our Annual Report to Stockholders for the fiscal year ended June 30, 2016, are available electronically at: http://www.proxyvote.com. Selected information from Carpenter’s 2016 Annual Report on Form 10-K, including financial statements, is being delivered along with this Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation material. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being sent to stockholders on or about September 19, 2016. On behalf of the Board of Directors, James D. Dee Secretary and Chief Governance Officer CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Table of Contents Proxy Summary .............................................................. 6 Proposal No. 1 – Election of Directors .......................... 10 Nomination Process and Criteria for Selection ............... 10 Nominees and Current Directors .................................... 12 Corporate Governance ................................................. 18 Corporate Governance Highlights................................... 18 Board Information ........................................................... 18 Board Independence.................................................. 18 Board Leadership Structure ....................................... 19 Meetings of the Board, Committees and Independent Directors ............................................... 19 Board Committees ..................................................... 19 Board of Directors’ Role in Risk Oversight ..................... 21 Stockholder Engagement and Communication with the Board ................................................................ 22 Corporate Responsibility................................................. 23 Governance Policies and Practices ................................. 23 Transactions with Related Persons ................................. 24 Compensation Committee Interlocks and Insider Participation .................................................................... 25 Section 16(a) Beneficial Ownership Reporting Compliance..................................................................... 25 Security Ownership of Principal Beneficial Owners ... 26 Directors, Nominees and Management Stock Ownership .......................................................... 28 Director Compensation ................................................ 30 Proposal No. 2 – Approval of Appointment of Independent Registered Public Accounting Firm ........... 33 Audit/Finance Committee Report ............................... 35 Proposal No. 3 – Advisory Vote to Approve the Compensation of our Named Executive Officers ........... 37 Proposal No. 4 – Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees ..................................... 38 Proposal No. 5 – Approval of the Amended and Restated Executive Bonus Compensation Plan.............. 48 Compensation Committee Report .............................. 51 Compensation Discussion and Analysis (Table of Contents) ......................................................... 52 Executive Compensation (Table of Contents) .............. 74 General Information ..................................................... 90 Why We Solicit Proxies ............................................. 90 Method and Cost of Solicitation ................................ 90 Who Can Vote ............................................................ 90 How to Vote ............................................................... 90 Broker Non-Votes and Abstentions ............................ 91 Quorum and Required Votes ...................................... 92 If You Change Your Mind After Voting ......................... 92 Stockholder Nominations to the Board of Directors .. 92 2017 Stockholder Proposals ....................................... 92 Householding of Proxy Materials ............................... 93 Where You Can Find More Information...................... 93 Other Matters................................................................ 94 Exhibit A – Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees .................................................................... A-1 Exhibit B – Amended and Restated Executive Bonus Compensation Plan....................................................... B-1 Safe Harbor Statement: Please refer to the Safe Harbor Statement in our Form 10-K for information about factors that could cause future results to differ materially from forward-looking statements, expectations, and assumptions expressed or implied in this proxy statement. CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Main Section Title [H1] • Subsection Title [H2] Proxy Summary This summary gives you an overview of selected information in this year’s proxy. We encourage stockholders to read the entire proxy before voting. Agenda and Voting Matters Board Recommendation Page Reference Proposal 1. Election of three directors to three-year terms expiring in 2019 For 10 2. Ratification of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2017 For 33 3. Advisory vote to approve the compensation of our named executive officers For 37 4. Approval of our amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees For 38 5. Approval of our amended and restated Executive Bonus Compensation Plan For 48 Director Nominees: Terms to Expire 2019 Director Since Experience and Qualifications Name Board Committees I. Martin Inglis 2003 Chief Operating Officer; Finance, strategic and labor relations experience f Audit/Finance (Chair) f Strategy Kathryn C. Turner 1994 Chief Executive Officer; Information technology, cybersecurity, key industry and manufacturing experience f Compensation (Chair) f Corporate Governance f Science and Technology Chief Executive Officer; Information technology, innovation and international markets experience f Corporate Governance (Chair) f Compensation f Science and Technology Stephen M. Ward, Jr. 2001 Board Composition Board Tenure: Average Tenure 11 years 0 – 3 years 4 – 9 years 10 – 14 years 15 years + Diversity of skills and experience: 6 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT Current or former CEOs Independent Industry experience Financial expertise Operating or manufacturing experience Annual Meeting of Stockholders Meeting Date: October 11, 2016 Time: 11:00 a.m. Place: Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania 19103 Record Date: August 12, 2016

Proxy Summary • Governance Highlights

Governance Highlights:

Our commitment to good corporate governance is illustrated by the following practices:

- Board independence (10 out of 11 directors are independent)
- Strong corporate governance guidelines and policies
- Diversity of Board skills and experience
- Robust stock ownership guidelines for Directors and Executive Management
- Directors attended 99% of all Board and Committee meetings in fiscal year 2016
- Separate Chairman and Chief Executive Officer ("CEO")
- Succession planning
- Majority voting with Director resignation policy for uncontested elections
- Stockholder outreach program
- Director training and education
- Annual Board and Committee evaluations
- Mandatory retirement policy
- Board risk oversight
- Independent Directors meet in executive sessions without management present

Compensation Governance Practices

Our executive compensation program reflects the Board's strong commitment to good governance.

What We Do

Balanced Portfolio: The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics (financial and operational goals, in addition to Adjusted EBITDA and TSR).

Double Trigger Benefits: The Compensation Committee has previously implemented a double trigger for change in control separation benefits. This means that a change in control of the company alone does not trigger any severance obligations to our Named Executive Officers ("NEOs") under our Change in Control Severance Plan.

Committee Discretion to Reduce Annual Cash Incentive: The Compensation Committee retains discretion to reduce, but not increase, annual cash incentive payouts for NEOs in appropriate circumstances.

Equity Ownership Guidelines: We maintain equity ownership guidelines that require that Corporate Vice Presidents and above achieve an equity ownership level, over a five-year period, equal to a certain multiple of base salary. For the CEO, the level is 5x base salary; for Senior Vice Presidents , 3x base salary; and for Corporate Vice Presidents, 2x base salary.

Independent Compensation Consultants: We engaged independent compensation consultants who provided information for the Compensation Committee's work, including a peer group analysis, market compensation data, and analysis of various compensation instruments and metrics.

Risk Assessment: The Compensation Committee reviews an annual assessment by the independent compensation consultant to check that metrics and goals are appropriate to drive high performance without encouraging risk-taking beyond established risk parameters.

What We Don't Do

No Excise Tax Gross-Ups: The compensation program does not include Section 280G or any other change in control tax gross-ups to our executives.

No Dividend Payments on Unearned Awards: We do not pay or accrue dividends on unearned restricted stock units.

Limited Perquisites: We provide a minimal level of perquisites to our NEOs, primarily financial and tax counseling, tax preparation, medical examinations and relocation expenses.

No Hedging/Pledging of Company Stock: Our policy prohibits hedging or pledging of company stock by NEOs.

No Option Repricing: Our long-term incentive plan does not permit repricing of stock options without stockholder approval. Additionally, the plan does not permit the company to offer a cash buyout of underwater options.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 7

Proxy Summary • Stockholder Engagement and Advisory Say-On-Pay Vote Stockholder Engagement and Advisory Say-On-Pay Vote Since 2012, we have provided stockholders an annual say-on-pay advisory vote on compensation of our NEOs. In 2012 and 2013, stockholders showed strong support, with an approval by over 98% of votes cast in each year. In 2014, support dropped to 85% of the votes cast. The Board and the Compensation Committee took action to strengthen our stockholder engagement efforts to regularly discuss governance and compensation matters and appointed James D. Dee as our first Chief Governance Officer. The Board also made important enhancements to our compensation governance. We are very pleased that stockholders expressed their strong support of our efforts, with 98% of votes cast at the 2015 annual meeting for our executive compensation. Fiscal Year 2016 Performance During fiscal year 2016, we continued to face a challenging operating climate in our Energy and Industrial and Consumer end-use markets related to the impact of lower oil prices and the decrease in global oil exploration and production. We have taken a number of actions aimed at maximizing our performance during a difficult operating environment, while setting the stage for growth and enhanced profitability as market volumes improve. These efforts, which we believe will strengthen our competitive position and drive long-term growth and stockholder value, included: f Implementing the Carpenter operating model, which has supported enhanced margins, working capital efficiencies and better manufacturing processes. f Realigning our sales and marketing team to focus on fully leveraging the Carpenter portfolio to deliver advanced solutions to our customers. f Continuing to invest in and roll out next-generation technologies and solutions that build on Carpenter’s expertise and strengthen our longer-term growth outlook. f Maintaining a healthy liquidity position with improved working capital management and reduced capital expenditures. As a result of these and other efforts, Carpenter closed fiscal year 2016 as a leaner and more focused organization better positioned to handle market cyclicality and serve its customers. Carpenter generated profitable results in fiscal year 2016 and returned $159 million to stockholders through share repurchases and dividends. 8 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proxy Summary • Pay for Performance

Pay for Performance

Our compensation program targets market median positioning, but delivers the majority of that compensation through performance-based compensation elements. This ensures proper alignment with our stockholders and ties the ultimate value delivered (above/below target) to NEOs to Carpenter's performance.

Target Direct Compensation Mix – CEO


Stock Options
15%
Base Salary
19%
Long-term/Equity
61%
Short-term/Cash
39%
Target Bonus
19%
Performance RSUs
46%
Performance Contingent
81%

Target Direct Compensation Mix – NEO*


Stock Options
9%
Base Salary
36%
Performance RSUs
28%
Long-term/Equity
38%
Short-term/Cash
62%
Target Bonus
27%
Performance Contingent
64%

* Represents target pay mix for Messrs. Audia, Haniford, Lain and Strobel.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 9

Proposal 1: Election of Directors Carpenter has a strong Board, bringing diverse experience and perspectives to areas critical to our business of manufacturing, fabricating and distributing specialty metals, including products for critical industries in aerospace, defense, energy, medical, and industrial and consumer end-use markets. Our Board has 11 directors that serve in three classes, with each class serving for three-year terms. The term of office of one class of directors expires each year at the Annual Meeting. I. Martin Inglis, Kathryn C. Turner and Stephen M. Ward, Jr. have been re-nominated for election at the 2016 Annual Meeting of Stockholders to serve for an additional term. If elected, their terms will expire at the 2019 Annual Meeting. Unless otherwise directed by the stockholders, the shares represented by the proxies will be voted for the three nominees. Each nominee has consented to being nominated as a director and is expected to serve as a director if elected. Majority Voting Standard: Directors will be elected by a majority of the votes cast except in the event of a contested election of directors, which is defined as a situation in which the number of candidates for election exceeds the number of directors to be elected. In a contested election, directors will be elected by a plurality of the votes cast. Resignation Policy: If an incumbent director fails to obtain the required majority vote in an uncontested election, then he or she must promptly tender his or her resignation to the Board and the Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. The Board will then make a determination and publicly disclose its determination within 90 days following certification of the election results. Mandatory Retirement Policy: All non-management directors must retire at the next Annual Meeting of Stockholders after the director attains age 72, unless extraordinary circumstances exist as determined by the Board. A management director (officer of Carpenter) must retire from the Board at the earlier of a) attaining age 65 or b) retirement as an officer of Carpenter. Peter N. Stephans is retiring from the Board upon completion of his term at this year’s Annual Meeting of Stockholders since he has attained the mandatory retirement age. Nomination Process and Criteria for Selection The Board’s Corporate Governance Committee performs the functions of a nominating committee and is responsible for identifying and recommending qualified persons to become members of the Board of Directors. They nominated and recommended the nominees for election to the Board of Directors. Candidates are considered for nomination based upon various criteria, including their general training and experience in business, science, engineering, finance or administration, and their personal integrity and judgment. In evaluating candidates to recommend to the Board of Directors, the Corporate Governance Committee considers whether a candidate enhances the diversity of the Board. The Corporate Governance Committee considers a number of characteristics, including each candidate’s professional background and capabilities, knowledge of specific industries and geographic experience. In Carpenter’s view, the foremost responsibility of a Carpenter director is to represent the interests of stockholders as a whole. To accomplish this, Carpenter believes that directors must have time available to devote to Board activities. Accordingly, Carpenter seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to Carpenter. Recent developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. Carpenter believes that there should be a majority of independent directors on its Board, and it is Carpenter’s policy to avoid the nomination of outside professionals, including lawyers, investment bankers, or accountants, whose firms provide services to Carpenter. 10 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 1: Election of Directors

Director Skills Summary

Our Board of Directors brings diverse experience and perspectives to areas critical to our business. Their collective knowledge assures appropriate management and risk oversight and supports our strategy of long-term sustainable stockholder value creation.

Director Name	CEO Experience	Key Industry Experience	Operational Manufacturing Experience	Financial Expertise	Strategy Experience	International	R&D or Innovation Experience
Carl G. Anderson Jr.	■	■	■	■		■	
Dr. Philip M. Anderson	■	■					■
I. Martin Inglis			■	■	■	■	■
Steven E. Karol	■	■	■	■	■		
Robert R. McMaster	■	■		■	■		
Gregory A. Pratt	■	■	■	■	■		■
Peter N. Stephans	■	■	■			■	
Tony R. Thene	■	■	■	■	■	■	
Kathryn C. Turner	■	■	■		■	■	■
Dr. Jeffrey Wadsworth	■	■					■
Stephen M. Ward Jr.	■	■			■	■	■

FOR The Board of Directors recommends that you vote **FOR** the election of I. Martin Inglis, Kathryn C. Turner, and Stephen M. Ward, Jr.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 11

Proposal 1: Election of Directors

Nominees – Terms to Expire 2019

I. Martin Inglis

Mr. Inglis joined Battelle, a research and development enterprise headquartered in Columbus, Ohio, in 2004, and served as Executive Vice President and Chief Operating Officer, retiring at the end of July 2014. Through July 2013, he also served as Chief Financial Officer. He presently does selective consulting. Previously, he had retired as Group Vice President, Business Strategy for Ford Motor Company, a manufacturer of motor vehicles. He joined Ford of Europe in London in 1971 and held various finance and operations positions in international and domestic markets during his career at Ford, where he was named head, Global Products and Business Strategy and elected a corporate Vice President in 1996; President, Ford South America in 1999; head, Ford North America in 2000; Chief Financial Officer in 2001; and Group Vice President, Business Strategy in 2002. Mr. Inglis also served on the Advisory Board of three venture funds (Reservoir Ventures, Battelle Ventures and Fletcher Spaght) stepping down in mid-2015 from the first two.

Mr. Inglis is active in local charities and served as the Chairman of the Columbus Symphony Orchestra for six years through late 2014. He holds a bachelor's degree in business economics from Strathclyde University, Glasgow, Scotland.

Qualifications

- Finance
- Strategic Experience
- Labor Relations

Mr. Inglis' qualifications include, among other things, his extensive financial expertise and background as a Chief Financial Officer in both the public and private sectors. Additionally, Mr. Inglis' substantial operational and labor relations experience and broad international knowledge enable him to provide valuable perspective to support Carpenter's growth strategies.



Retired Chief Operating Officer, Battelle; Previous Chief Financial Officer, Ford Motor Company

AGE 65

DIRECTOR SINCE 2003

COMMITTEES

- Audit/Finance (Chair)
- Strategy

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

Kathryn C. Turner

Ms. Turner is Chairperson, Chief Executive Officer and President of Standard Technology, Inc. In 1985, Ms. Turner founded Standard Technology, Inc., a management and technology solutions firm with a focus in the Department of Defense sector. Standard Technology, Inc. is headquartered in Bethesda, Maryland.

She currently serves on the National Capital Area Chapter Board of the National Association of Corporate Directors, as well as on the Advisory Board of the Smithsonian Institute Libraries.

She has served on the President's Export Council, the ExIm Bank Advisory Committee, the Commission on the Future of Worker-Management Relations, and the Defense Policy Advisory Committee on Trade.

Qualifications

- Chief Executive Officer
- Research and Development
- Key Industry Experience
- IT Background

Ms. Turner's qualifications include, among other things, her expansive Board leadership expertise and Chief Executive Officer experience, which enables Ms. Turner to provide a wide range of perspectives on governance and management issues. Ms. Turner's knowledge of the defense aerospace industry, one of Carpenter's markets, makes her well suited for addressing strategy matters. Ms. Turner also has knowledge of cybersecurity issues.



Chairperson, Chief Executive Officer and President, Standard Technology, Inc.

AGE 69

DIRECTOR SINCE 1994

COMMITTEES

- Compensation (Chair)
- Corporate Governance
- Science and Technology

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

FORMER DIRECTORSHIPS

- ConocoPhillips
- Schering-Plough
- The Tribune Corporation
- COMSAT

12 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 1: Election of Directors

Stephen M. Ward, Jr.

Mr. Ward is the retired President and Chief Executive Officer of Lenovo Corporation, the international computer company formed by the acquisition of IBM's PC business by Lenovo of China. Prior to joining Lenovo, he was senior vice president and general manager of IBM's Personal Systems Group, responsible for the Personal Computing Division, the Retail Store Solutions Division and the Printing Systems Division. In his 26-year career with IBM, Mr. Ward also served as IBM's Chief Information Officer and Vice President, Business Transformation, directing business process and information technology investments. Mr. Ward was also general manager of IBM's Global Industrial Sector, responsible for the marketing, sales, and service of IBM products and services to all manufacturing and industrial companies worldwide. In the mid-1990's, he served as General Manager, IBM ThinkPad, in the IBM Personal Computer Company. He first joined IBM in Tucson, Arizona as an engineer in the Storage Products Division. He held various management positions in manufacturing, production control and project development for disk drive, tape and optical storage projects and software development, and was also an assistant to the IBM chairman at company headquarters in Armonk, New York. Mr. Ward is also a co-founder of E2open and C3-IOT. He serves on the Boards of two technology start-up firms, C3-IOT and QDVision, where he is also chairperson. He holds a B.S. degree in mechanical engineering from California Polytechnic State University at San Luis Obispo.

Qualifications

- Chief Executive Officer
- Information Technology
- Innovation
- International Markets Experience

Mr. Ward's qualifications include, among other things, his broad executive experience and focus on innovation, which enable him to share with the Board valuable perspectives on a variety of issues relating to management, strategic planning, tactical capital investments, and international growth.



Chairman, QD Vision; Prior President and Chief Executive Officer, Lenovo Corporation

AGE
61

DIRECTOR SINCE
2001

COMMITTEES

- Corporate Governance (Chair)
- Compensation
- Science and Technology

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 1

- KLX Inc.

Term to Expire 2016 – Mr. Stephans is retiring from the Board upon completion of his term at the 2016 Annual Meeting of Stockholders since he has attained the mandatory retirement age.

Peter N. Stephans

Mr. Stephans is Chairman and Chief Executive Officer of Trigon Holding, Inc., parent company for its subsidiary that manufactures forged and machined components for aerospace and medical applications, and its subsidiary that designs, develops and markets orthopedic implants. Prior to Trigon, Mr. Stephans served as President and Chief Operating Officer of Dynamet Incorporated, a privately-held titanium processor that Carpenter purchased in 1997. At Dynamet, he was appointed Vice President and Technical Director in October 1977 and continued to advance to the position of Executive Vice President in October 1982. He began his career at IBM Corporation. Mr. Stephans holds a bachelor's and master's degree in electrical engineering from the South Dakota School of Mines and Technology. He serves as a Director of Iagnosis, Inc., located in Pittsburgh, Pennsylvania.

Qualifications

- Chief Executive Officer
- Key Industry Experience
- Manufacturing Experience

Mr. Stephans' qualifications include, among other things, his leadership and extensive operational and international management experience. As a former President of Dynamet Incorporated (a subsidiary of Carpenter), Mr. Stephans has valuable institutional knowledge of Carpenter's titanium operations. He also has deep experience in the medical and aerospace components markets, primary markets of focus for Carpenter, as the Chairman and Chief Executive Officer of Trigon.



Chairman and Chief Executive Officer, Trigon Holding; Prior President and Chief Operating Officer, Dynamet Incorporated

AGE
73

DIRECTOR SINCE
2003

COMMITTEES

- Audit/Finance
- Strategy

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 13

Proposal 1: Election of Directors

Terms to Expire 2018

Carl G. Anderson, Jr.

Mr. Anderson is the former Chairman of the Board, President and Chief Executive Officer of Arrow International, Inc., a leading manufacturer of medical devices where he was employed from 2002 to 2007. He previously served as Vice-Chairman of the Board of Directors and General Manager of Arrow's Critical Care Business. From 1997 to 2002, he was President and Chief Executive Officer of ABC School Supply Inc., a manufacturer and marketer of educational products.

Prior to joining ABC School Supply in May 1997, Mr. Anderson served as Vice President – General Manager of the Retail Consumer Products Division of James River Corporation from 1994 to 1997 and as Vice President of Marketing from May 1992 to August 1994. He was Vice President and General Manager at Nestle Foods Corporation from 1984 to 1992 and a marketing executive at Procter & Gamble from 1972 to 1984. He is a general partner of Cannondale Partners, LLC, a private equity firm located in Reading, Pennsylvania. Mr. Anderson is also a trustee of Lafayette College and former trustee of Alvernia College.

Qualifications

- Chief Executive Officer
- Key Market and Operational Experience

Mr. Anderson's qualifications include, among other things, his experience as a former Chief Executive Officer of two companies including a company within the medical device industry, a primary market focus for Carpenter. In addition, Mr. Anderson's insights reflect his significant international business expertise, and extensive experience in the financial and manufacturing operations areas of business.



Retired Chairman and Chief Executive Officer, Arrow International, Inc.

AGE	DIRECTOR SINCE
71	2003

COMMITTEES
- Audit/Finance
- Science and Technology

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

FORMER DIRECTORSHIPS
- Arrow International, Inc.
- IWT Tesoro

Dr. Philip M. Anderson

Dr. Anderson is a Professor of Engineering Physics at Ramapo College of New Jersey, where he has taught since 1990. He holds more than 100 foreign and 37 U.S. patents, and was named Inventor of the Year by the New Jersey Inventor's Hall of Fame in 2001. He also is a respected consultant on technical and intellectual property on new technology and product development for Fortune 100 companies, with particular emphasis on security systems, medical devices, sensors, magnetics, and materials.

Prior to teaching, he was founder, President and Chief Executive Officer of Identitech Corp., from 1986 to 1988; and new venture manager and senior research physicist at Allied Corp. (now Honeywell Corp.) from 1979 to 1986. Dr. Anderson received his B.S. in physics in 1970 from Widener University, M.S. degrees in both physics and electrical engineering from Drexel University in June 1977, and a Ph.D. in physics from Drexel in 1979.

Qualifications

- Product Development and Innovation
- Intellectual Property
- Key Industry Experience

Dr. Anderson's qualifications include, among other things, new product development and his strong background in the intellectual property area of the metals industry as an inventor, teacher and entrepreneur. In addition, Dr. Anderson's experience as a Chief Executive Officer contributes to his valued perspective on our Board.



Professor of Engineering Physics, Ramapo College

AGE	DIRECTOR SINCE
68	2007

COMMITTEES
- Compensation
- Corporate Governance
- Science and Technology

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

14 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 1: Election of Directors

Dr. Jeffrey Wadsworth

Dr. Wadsworth has been President and Chief Executive Officer of Battelle, a research and development enterprise headquartered in Columbus, Ohio since January 2009. He formerly was Executive Vice President, Global Laboratory Operations at Battelle, Director of Oak Ridge National Laboratory, Chief Executive Officer and President of UT-Battelle LLC and Senior Vice President for U.S. Department of Energy Science Programs at Battelle. Previously, he was Director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office for the newly formed U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory in Livermore, California, where from 1995 he was Deputy Director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division. He is currently a trustee of The Ohio State University.

He was elected to the U.S. National Academy of Engineering in 2005, has been elected Fellow of three technical societies, and holds numerous awards and honors. Dr. Wadsworth holds a bachelor's degree in metallurgy, Ph.D., D.Met, and D.Eng. degrees from Sheffield University, England.

Qualifications

- Chief Executive Officer
- Research and Development
- Key Industry Experience

Dr. Wadsworth's qualifications include, among other things, his strong background in the company's precise area of focus – metallurgy. Additionally, Dr. Wadsworth's significant leadership experience in the research and development arena enriches his contributions to the Board, particularly with respect to innovation and strategy matters.



President and Chief Executive Officer, Battelle

AGE 66

DIRECTOR SINCE 2006

COMMITTEES

- Science and Technology (Chair)
- Compensation
- Corporate Governance

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

Terms to Expire 2017

Steven E. Karol

Mr. Karol is Managing Partner and founder of Watermill Group, a private investment firm specializing in strategic and operational management. Additionally, Mr. Karol is Chairman of the Board and CEO of HMK Enterprises, Inc., a privately held investment company. From 2006 through February 2012, Mr. Karol served as a Director of Latrobe Specialty Metals, Inc., a manufacturer and distributor of high performance materials ("Latrobe"), which was partially owned by the Watermill Group during this time period and which was acquired by Carpenter in February 2012.

Mr. Karol is currently a member of the Board of Advisors of J. Walter Company. He has also served as Chairman of the Board at Mooney Aircraft Company, Director and Chairman of the Audit Committee at StockerYale, and as a Director for Jeepers! Inc., Intelligent Energy Limited, Inter-Tel Corp, Superior Tubes and Fine Tubes.

Mr. Karol is currently a member of Young President's Organization-Gold ("YPO-Gold") and has served as a member of the leadership team for this organization. While in YPO-Gold, Mr. Karol served on the International Board of Directors (1991 - 2001), Chairman of Strategic Planning (1993 - 1996), and as International President (1999 - 2001). He is currently a trustee of Tufts University and is Chairman of the Board of Advisors for the School of Engineering. He is a recipient of the 2009 Tufts Distinguished Service Award. He is also past Chairman of the Board of Trustees of Vermont Academy, and a Director Emeritus at the Brain Tumor Society. In addition, he is a co-founder and President of the Herbert M. Karol Cancer Foundation. He formerly served as a member of the Board of Overseers of the Boston Symphony Orchestra and as a trustee and member of the Executive Committee of the Boston Ballet.

Qualifications

- Chief Executive Officer
- Deep Industry Knowledge
- Strategic Experience

Mr. Karol's qualifications include, among other things, his extensive business experience and experience as a CEO and Chairman of the Board, which enable him to contribute to the Board's operational and growth initiatives. In addition, Mr. Karol's experience as a Director of Latrobe (which is now a wholly-owned subsidiary of Carpenter), enhances his contributions to the Board, particularly with respect to his industry knowledge and expertise.



Managing Partner, Watermill Group; Chairman and Chief Executive Officer, HMK Enterprises, Inc.

AGE 62

DIRECTOR SINCE 2012

COMMITTEES

- Strategy (Chair)

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 15

Proposal 1: Election of Directors

Robert R. McMaster

Mr. McMaster held various positions at KPMG, LLP, an international audit, advisory and tax services firm, from May 1970 to June 1997, including Ohio Valley Area Managing Partner. He served from 1992 to 1997 as a member of KPMG's Management Committee. From June 1997 to February 2005, Mr. McMaster was Chairman and Chief Executive Officer of Westward Communications and President and Chief Executive Officer of its successor company, ASP Westward Holdings, publishers of community newspapers in Texas, Arkansas, and Colorado.

He is also a Director of Sally Beauty Holdings Inc., a public company listed on the NYSE, where he serves as Chairman of the Board and Audit Committee Chairman. Additionally, from September 2008 through May 2013, Mr. McMaster served as Senior Financial Advisor to the Chairman of Worthington Industries, a diversified metal processing company. He also is a former Board member of American Eagle Outfitters, Inc. and Dominion Homes Inc.

He has been active in a wide variety of community affairs organizations in the Columbus, Ohio region. He received his B.S. magna cum laude in accounting from Miami University, Oxford, Ohio in 1970, and is the recipient of the Haskins & Sells Foundation Award for excellence in accounting.

Qualifications

- Chief Executive Officer
- Accounting and Finance

Mr. McMaster's qualifications include, among other things, his extensive accounting and financial expertise and background as managing partner at a large international firm providing audit, tax and advisory services.



Retired Chairman and Chief Executive Officer, Westward Communications; Prior Area Managing Partner, KPMG, LLP

AGE	DIRECTOR SINCE
68	2007

COMMITTEES

- Audit/Finance
- Strategy

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 1

- Sally Beauty Holdings Inc.

FORMER DIRECTORSHIPS

- American Eagle Outfitters, Inc.
- Dominion Homes Inc.

Gregory A. Pratt

Mr. Pratt is the Chairman of the Board of Directors and served as interim President and Chief Executive Officer of Carpenter in fiscal year 2010 and fiscal year 2015. Mr. Pratt is former Vice Chairman and director of OAO Technology Solutions, Inc. ("OAOT"), an information technology and professional services company. He joined OAOT in 1998 as President and Chief Executive Officer after OAOT acquired Enterprise Technology Group, Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and Chief Operations Officer of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder, and served variously as Chief Financial Officer and President of Atari (US) Corporation from 1984 through 1991.

Since February 2014, Mr. Pratt serves as a Director of Tredegar Corporation, a public company listed on the NYSE where he serves as the Chairman of the Governance Committee and a member of the Nomination and Audit Committee. He served as a Director and Audit Committee Chairman of AmeriGas Propane, Inc., a public company listed on the NYSE until April 2013.

Mr. Pratt is also a National Association of Corporate Directors ("NACD") Board Leadership Fellow.

He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors, which is a rigorous suite of courses spanning leading practices for boards and committees. He also was appointed to serve a three-year term on the Standing Advisory Group of the Public Company Accounting Oversight Board commencing January 2014. He supplements his skill sets through ongoing engagement with the director community and access to leading practices.

Qualifications

- Finance
- Information Technology
- Operations
- International

Mr. Pratt's qualifications include, among other things, his extensive financial expertise, his leadership skills and significant operational and international management experience as a President of a large public company, all of which contribute to Mr. Pratt's valuable perspective that he brings to our Board of Directors.



Chairman, Carpenter Technology Corporation; Prior Vice Chair, OAO Technology Solutions, Inc.

AGE	DIRECTOR SINCE
67	2002

- Former Interim President & CEO of Carpenter - Fiscal Years 2015 and 2010.

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 1

- Tredegar Corporation

FORMER DIRECTORSHIPS

- AmeriGas Propane, Inc.
- OAO Technology Solutions
- Intelligent Electronics
- Atari Corporation

FELLOWSHIP

- National Association of Corporate Directors Board Leadership Fellow.

16 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 1: Election of Directors

Tony R. Thene

Mr. Thene joined Carpenter in January 2013 and served as Senior Vice President and Chief Financial Officer until his appointment as President and Chief Executive Officer in July 2015. Prior to joining Carpenter, Mr. Thene served as the Chief Financial Officer of the Engineered Products and Solutions Business Group at Alcoa, Inc. from 2010 until 2013 and also served as Alcoa's Chief Accounting Officer. Previously, he served as Vice President and Controller of Alcoa where he was responsible for the company's worldwide accounting systems and records, corporate fiduciary financial processes, and the preparation and filing of Alcoa's financial statements and reports as well as the Global Financial Services and Information Systems areas. He also held the positions of Director, Investor Relations; Chief Financial Officer for the Flat Rolled Products Group; Chief Financial Officer for Alcoa World Alumina and Chemicals; and manufacturing manager for the Alumina Chemicals business among other roles during his 23 years with Alcoa.

Mr. Thene earned his undergraduate degree in Accounting from Indiana State University and his MBA from Case Western Reserve University, Cleveland, Ohio. He is also a Certified Public Accountant.



President and Chief Executive Officer, Carpenter Technology Corporation

AGE 55

DIRECTOR SINCE 2015

COMMITTEES

- Strategy

CURRENT NON-CARPENTER PUBLIC DIRECTORSHIPS 0

Qualifications

- Finance
- Information Technology
- Operations

Mr. Thene's qualifications include his extensive accounting and financial knowledge, operational and manufacturing experience, and his leadership skills.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 17

Corporate Governance Carpenter’s business, property and affairs are managed under the direction of its Board of Directors in accordance with the General Corporation Law of the State of Delaware and Carpenter’s Certificate of Incorporation and By-Laws. While Carpenter’s non-employee directors are not involved in day-to-day operating details, they are kept informed of Carpenter’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by Carpenter’s officers during meetings of the Board of Directors and its committees. Corporate Governance Highlights Succession Planning In addition to our strategic and financial business developments in fiscal year 2016, we experienced meaningful changes in our senior management team, giving us a new perspective to focus on our growth objectives and create long-term stockholder value. Majority Voting Standard for Election of Directors In 2015, the Board of Directors amended the By-Laws to provide that directors will be elected by a majority of the votes cast except in the event of a contested election of directors, which is defined as a situation in which the number of candidates for election exceeds the number of directors to be elected. In a contested election, directors will be elected by a plurality of the votes cast. Stockholder Engagement: Appointment of Chief Governance Officer The Board appointed James D. Dee as Carpenter’s Chief Governance Officer, to assist the Board in staying in touch with stockholders’ priorities and views on an on-going basis. Board Information Board Independence In determining independence, each year the Board determines whether directors have a “material relationship” with Carpenter. When assessing the “materiality” of a director’s relationship with Carpenter, the Board considers all relevant facts and circumstances, including a consideration of the persons or organizations with which the director has an affiliation. Where an affiliation involves the delivery of services to or by Carpenter, the Board considers the frequency or regularity of the provision of services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to Carpenter as those prevailing at the time from unrelated parties for comparable transactions. For Audit/Finance Committee members, the Board must also determine that these directors, in addition to the general independence requirements described above, satisfy certain financial education requirements and do not accept any consulting, advisory, or other compensatory fee from Carpenter. Each member of the Audit/Finance Committee is financially literate as required by NYSE standards, and each of Messrs. C. Anderson, Jr., Inglis and McMaster qualifies as an “audit committee financial expert” under applicable SEC standards. The Board has determined that the following directors are independent directors: Carl G. Anderson, Jr., Philip M. Anderson, I. Martin Inglis, Steven E. Karol, Robert R. McMaster, Gregory A. Pratt, Peter N. Stephans, Kathryn C. Turner, Jeffrey Wadsworth, and Stephen M. Ward, Jr. The Board considered Gregory A. Pratt, Steven E. Karol and Peter N. Stephans as independent for all purposes except participation on the Compensation Committee due to application of Section 162(m) of the Internal Revenue Code (the “Code”). 18 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Corporate Governance • Board Information Mr. Thene was appointed Carpenter’s President and CEO and a member of Carpenter’s Board of Directors, effective July 1, 2015. With the exception of Mr. Thene, all other members of the Board of Directors qualify as independent directors under the applicable requirements of the SEC and NYSE. Board committees also reflect applicable requirements for certain of their members to qualify as independent directors. Board Leadership Structure At Carpenter, the roles of Chairman and Chief Executive Officer are split into two separate positions. The Board believes that this split is the most appropriate leadership structure for Carpenter in order to clearly distinguish the roles of the Board and management. The separation of the Chairman and Chief Executive Officer positions allows our Chief Executive Officer to direct his or her energy towards operational and strategic issues while the Chairman focuses on governance and Board leadership. Meetings of the Board, Committees and Independent Directors Carpenter’s policy is to require attendance and active participation by directors at Board and committee meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served during fiscal year 2016. Under Carpenter’s Corporate Governance Guidelines, the independent directors of the Board meet in an executive session at least twice per year to review the performance of the Chief Executive Officer, and address any other matters affecting Carpenter that may concern such directors. Gregory A. Pratt, Chairman of the Board, presided over these executive sessions. Board/Committee # Meetings Held Full Board Total: 8 Audit/Finance 11 Corporate Governance 5 Compensation 7 Science and Technology 4 Strategy 3 Total Committee Meetings Total: 30 Executive Sessions (Independent directors meet without management present) 5 Annual Meetings of Stockholders 1 Average Director Attendance 99% All directors attended last year’s Annual Meeting and are expected to attend in 2016 Board Committees The Board of Directors has three standing committees: the Audit/Finance Committee, Corporate Governance Committee, and the Compensation Committee; and two additional committees: the Science and Technology Committee and Strategy Committee. Summary information about each committee is shown in the following table below. The Board has periodically established ad hoc committees, on an interim basis, to assist the Board with its consideration of specific matters, and it expects to continue to do so as it may determine to be prudent and advisable in the future. 19 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Corporate Governance • Board Information

Significant Functions of the Committee

Audit/Finance Committee

- Assists the Board in its oversight of the integrity of Carpenter's financial statements:
  - qualifications, independence and performance of Carpenter's independent registered public accounting firm;
  - performance of the company's internal audit personnel; and
  - Carpenter's overall compliance with accounting, legal, regulatory, ethical and business conduct requirements.
- Selects the company's independent registered public accounting firm and provides recommendation to the Board with respect to the inclusion of the company's audited financial statements in Carpenter's Annual Report on Form 10-K.
- Reviews and provides recommendations to the Board relating to major financial matters affecting the company.

COMMITTEE AND MEMBERS

I. Martin Inglis, Chair
Carl G. Anderson, Jr.
Robert R. McMaster
Peter N. Stephans

- All members are independent
- All members are financially literate under NYSE standards

Corporate Governance Committee

- Assists the Board in identifying qualified individuals to become members of the Board (and otherwise functioning as a nominating committee with respect to directors), and determining the overall composition of the Board and its committees.
- Assists the Board in developing, implementing and monitoring a set of corporate governance principles for the company, and overseeing processes to assess the performance and effectiveness of the Board, its committees and Carpenter's management.
- Ensures orderly succession at the Board and management levels.

COMMITTEE AND MEMBERS

Stephen M.Ward, Jr., Chair
Philip M. Anderson
Kathryn C. Turner
Jeffrey Wadsworth

- All members are independent

Compensation Committee

- Establishes the philosophy for executive compensation.
- Designs and oversees administration of the company's equity and incentive compensation plans.
- Reviews and approves compensation of Carpenter's executive officers.
- Reviews and approves annually the corporate goals and objectives relevant to compensation of the CEO and evaluates the CEO's performance in light of those goals and objectives.
- Reviews succession plans for Carpenter's CEO and executive officers.
- Assists the Board with other human resource matters, including overseeing management's work to promote organizational effectiveness, leadership development, and the design and administration of employee benefits programs.

COMMITTEE AND MEMBERS

Kathryn C.Turner, Chair
Philip M. Anderson
Jeffrey Wadsworth
Stephen M. Ward, Jr.

- All members are independent

20 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Corporate Governance • Board of Directors' Role in Risk Oversight

Significant Functions of the Committee

Science and Technology Committee

- Reviews and monitors major scientific or technological developments that could affect Carpenter's current business or operations or implicate significant strategic planning or considerations for the future.
- Makes periodic recommendations to the Board concerning major developments or potential business opportunities for Carpenter with respect to scientific or technological matters that involve significant strategic planning or company prospects.

COMMITTEE AND MEMBERS

Jeffrey Wadsworth, Chair

Carl G. Anderson, Jr.

Philip M. Anderson

Kathryn C. Turner

Stephen M. Ward, Jr.

- All members are independent

Strategy Committee

- Ensures that Carpenter has developed a relevant operative strategy for the company's industry and markets.
- Reviews and monitors implementation and maintenance of the corporate strategy.
- Reviews implementation of the corporate strategy through capital investments and corporate developments, including acquisitions, divestitures, joint ventures, strategic alliances and facility utilization.

COMMITTEE AND MEMBERS

Steven E. Karol, Chair

I. Martin Inglis

Robert R. McMaster

Peter N. Stephans

Tony R. Thene

- All members are independent except Mr. Thene who serves as Carpenter's President and Chief Executive Officer

Board of Directors' Role in Risk Oversight

As a part of its oversight function, the Board monitors management's processes for operating Carpenter's business, including risk management. The Board's oversight of risk includes oversight of management's work to identify risks (including enterprise, financial, operational, business and reputation risks), the setting of appropriate risk parameters and managing the business within those parameters.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that understands and is committed to risk management and also incorporates business integrity into Carpenter's overall corporate strategy and day-to-day business operations.

Oversight of Carpenter's risk management processes is an important part of Board and committee work throughout the year.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 21

Corporate Governance • Stockholder Engagement and Communication with the Board Risk Oversight Role and Responsibilities Stockholder Engagement and Communication with the Board Carpenter has long provided a robust investor relations program to communicate regularly with investors about economic, financial, operational and strategic matters. As a result of investors’ changing practices, the Board worked with management to establish further engagement with the governance contacts at investors to discuss leadership, compensation, social responsibility and governance matters. The Board appointed James D. Dee as Chief Governance Officer, to assist the Board in staying in touch with stockholders’ priorities and views on an on-going basis. Mr. Dee’s role is to communicate with stockholders throughout the year about governance, compensation and social responsibility developments; to invite feedback from stockholders and disseminate that information to the Board and management; to keep the Board and others in management apprised of stockholder views and priorities; and to arrange appropriate direct interactions for stockholders with the CEO and directors. The Board also requested that the Corporate Governance Committee regularly interact with the Chief Governance Officer and the Audit/Finance Committee regularly interact with the Chief Financial Officer (“CFO“), who has responsibility for Investor Relations, to help the Board stay well informed of stockholder views. 22 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT Full Board The full Board oversees management’s processes for managing significant strategic and business risks, such as those relating to our products, markets, capital investments, and cybersecurity. Audit/Finance Committee Oversees management’s processes for managing business and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw materials Corporate Governance Committee Oversees management’s processes for managing the risks associated with governance issues, such as the independence of the Board and key executive succession Compensation Committee Sets incentive metrics and the mix of incentive pay for executive compensation plans and policies; careful consideration is taken to avoid an inadvertent incentive to take risks beyond the established risk parameters, while still driving high performance Strategy Committee Oversees management’s processes for the continual development, implementation and maintenance of the corporate strategy of the company and ensures that the annual business plan is aligned with and supports the implementation of the corporate strategy Science and Technology Committee Oversees management’s processes for managing the risks associated with major scientific or technological developments that could affect business, operations or strategic planning Management Carpenter’s risk management processes include continual work to assess and analyze the most likely areas of future risk and to address them in its long-term planning process in addition to daily risk management activities.

Corporate Governance • Corporate Responsibility Finally, if a stockholder requests interaction with the Board directly, the request should be directed to our Chief Governance Officer, who will work with the Corporate Governance Committee to arrange appropriate interactions. Stockholders can contact Mr. Dee at jdee@cartech.com or 610-208-3423. Also, stockholders can contact Carpenter’s CFO, Damon J. Audia, at daudia@cartech.com or 610-208-2712, regarding Investor Relations matters. How to Communicate with our Board of Directors Stockholders can communicate with the Board of Directors by sending a letter addressed to “Carpenter Technology Board of Directors, c/o Corporate Secretary, P.O. Box 14662, Reading, PA 19612-4662”. Carpenter’s Corporate Secretary will review the correspondence and forward it to the Chairman of the Board of Directors or to the Chair of the appropriate Board committee or to any individual director or directors to whom the communication may be specifically directed. If the communication is unduly hostile, threatening or illegal, does not reasonably relate to Carpenter or its business, or is similarly inappropriate, the Corporate Secretary will not forward the communication, and will notify the sender if and as appropriate. Stockholders and other interested parties may also communicate with the non-employee directors, non-executive Chairman, or the Audit/Finance Committee by sending an email to boardauditcommittee@cartech.com. Corporate Responsibility Carpenter Technology is committed to good corporate citizenship that benefits the communities in which we live, work and play. Community Relations We encourage employee volunteerism at all our locations through organized activities and by contributing to local charitable organizations and educational efforts. Carpenter employees volunteer their time in many corporate organized activities to help local charities. From working at the food pantry, to taking children fishing, or participating in Relay for Life, our employees are passionate about our communities and enjoy working together for the greater good. Carpenter supports our local communities by: f Promoting science and math curriculum design in public schools and providing scholarship funding to educational efforts such as summer materials camps, science & engineering fairs, and STEM programs. f Supporting the United Way and locally based non-profit organizations through monetary gifts and employee volunteerism. Carpenter Safety Vision Above all else, the safety of all employees is Carpenter’s top priority. It is the shared responsibility of every employee to actively participate in all aspects of the safety program and seek to achieve zero injuries through: f Dedicated leadership, accountability, and employee empowerment; f Continual improvement plans (Plan-Do-Check-Act); f Tools, resources, and education to improve total workplace safety and health; and f A skilled, technology-driven workforce that proactively assesses risks, strives to eliminate hazards, and integrates learning from incidents and near-misses to prevent further occurrences. Governance Policies and Practices Corporate Governance Guidelines and Charters Carpenter’s Corporate Governance Guidelines, as well as the charters for all the Board committees and our Code of Business Conduct and Ethics are available on Carpenter’s website at www.cartech.com. Copies will also be mailed to stockholders upon written request to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662. 23 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Corporate Governance • Transactions with Related Persons Code of Ethics The Board of Directors has adopted a Code of Ethics for the CEO and senior financial officers of Carpenter. There were no waivers of the Code of Ethics for fiscal year 2016 or through the date of this Proxy Statement. Annual Board Performance Self-Evaluation The Board conducts an annual self-evaluation to determine whether the Board and its committees are functioning effectively. The Corporate Governance Committee oversees the self-evaluation process of the Board's performance. Results of the self-evaluation process are discussed with the Board as soon as practicable upon completion of the process. The Corporate Governance Committee also evaluates individual directors as each is considered for re-election to the Board. Director Training and Education To orient new directors, we have an orientation process with Senior Management and provide tours of the manufacturing facilities. Directors are encouraged to attend outside educational seminars presented by accredited third party organizations as well as internal programs organized by Carpenter for the ongoing education of directors. Succession Planning The Corporate Governance Committee is responsible for determining the process for evaluating our CEO succession planning. Carpenter’s CEO presents an annual report to the Board on succession planning for the CEO position. There is also available, on a continuing basis, the CEO’s recommendation as to a suitable successor should they be unexpectedly disabled or otherwise unavailable to perform their duties. The Compensation Committee is responsible for monitoring succession planning and management development for positions other than that of the CEO. Transactions with Related Persons Any proposed transactions with executive officers, directors, substantial stockholders or their respective family members or affiliates require approval by the Audit/Finance Committee and will be disclosed as required by the SEC. Carpenter’s Code of Business Conduct and Ethics requires that Carpenter’s officers and directors avoid conflicts of interest, as well as the appearance of conflicts of interest, and disclose to Carpenter’s General Counsel any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest between private interests and the interests of the company. Carpenter checks for any potential related party transactions, primarily through the annual circulation of a Directors and Officers Questionnaire to each member of the Board of Directors and each NEO of the company. Fiscal Year 2016 Related Person Transactions On February 29, 2012, Carpenter completed the acquisition of Latrobe in exchange for 8.1 million shares of Carpenter common stock (the “Merger”) pursuant to an agreement and plan of merger by and among Carpenter, Latrobe, a wholly-owned subsidiary of Carpenter, Watermill-Toolrock Partners, L.P. (“Watermill”), solely as the representative of the Watermill equity holders of Latrobe, and HHEP-Latrobe, L.P. (“Hicks”), solely as the representative of the Hicks equity 24 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT A “related party transaction” is a transaction with the company in an amount exceeding $120,000 in which a related person has a direct or indirect material interest. A related person includes the executive officers, directors, and five percent stockholders of Carpenter, and any immediate family member of such a person. If Carpenter management identifies a related party transaction, the transaction is brought to the attention of the Audit/Finance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances. Ethics Hotline: Carpenter has established an independent website-based ethics hotline for employees to voice any concerns they may have in a confidential manner. A Board appointed corporate staff member will review the report and, if necessary, involve the appropriate legal, asset protection, human resources or other departments.

Corporate Governance • Compensation Committee Interlocks and Insider Participation holders of Latrobe executed June 20, 2011 (as amended, the “Merger Agreement”). The value of the exchange was approximately $53.46/share, which was an average calculated at the time of the exchange in accordance with the Merger Agreement. In connection with the closing of the Merger, Carpenter executed a stockholders’ agreement with Hicks, Watermill, Watermill-Toolrock Partners II, L.P. (“Watermill II”) and Watermill-Toolrock Enterprises, LLC (“Watermill Enterprises” and, collectively with Watermill and Watermill II, the “Watermill Group” and, collectively with Hicks, Watermill and Watermill II, the “Investors”), dated February 29, 2012 (the “Stockholders Agreement”). The Stockholders Agreement provides for each of Hicks and the Watermill Group to appoint a member of the Board of Directors to serve from the consummation of the Merger until Carpenter’s 2014 Annual Meeting of Stockholders. Hicks designated Mr. Hicks and the Watermill Group designated Mr. Karol to serve on the Board of Directors. Mr. Hicks’ term on Carpenter’s Board of Directors expired effective October 14, 2014, the date of Carpenter’s 2014 Annual Meeting of Stockholders. The Stockholders Agreement includes a voting agreement, which provides that on or before Carpenter’s 2014 Annual Meeting or an earlier date in the event the Investors’ designees on the Board of Directors resign from the Board of Directors, they will vote the shares of Carpenter’s common stock in favor of Carpenter’s nominees for directors and not contrary to the recommendations of the Board of Directors on other matters. The Investors have also agreed pursuant to the Stockholders Agreement that for a period of five years following the consummation of the Merger they will not acquire any additional shares of Carpenter’s common stock or, with limited exceptions, sell their shares of Carpenter’s common stock where the result of such sale would be for a third party to own more than 5% of Carpenter’s outstanding common stock. Each of the Investors is an affiliate of Toolrock Investment, LLC, the former majority stockholder of Latrobe (“Toolrock”). Toolrock received 7,666,028 shares of Carpenter common stock upon completion of the Merger, of which 2,835,554 shares of Carpenter common stock were distributed to the members of the Watermill Group. The 1,313,827 shares of Carpenter common stock received by Toolrock upon completion of the Merger that were not distributed to Hicks or members of the Watermill Group were distributed to other affiliates of Toolrock that are not otherwise affiliated with Mr. Hicks, Mr. Karol, Hicks or the Watermill Group. Mr. Karol is an affiliate of the Watermill Group. Except as provided above, during fiscal year 2016 there were no related party transactions. Compensation Committee Interlocks and Insider Participation The members of the Compensation Committee in fiscal year 2016 are identified on p. 20 in the table under Board Committees Section. No member of the Compensation Committee was a current or former officer or an employee of Carpenter or any of its subsidiaries during fiscal year 2016, or had any relationship requiring disclosure by Carpenter under the SEC’s proxy rules. Section 16(a) Beneficial Ownership Reporting Compliance Section 16(a) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) requires Carpenter’s directors and executive officers, and persons who own more than 10% of Carpenter common stock, to file with the SEC and the NYSE reports of ownership and changes in ownership of common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to give Carpenter copies of all Section 16(a) forms they file. Based solely on the review of the reports furnished to Carpenter and other company records or information otherwise provided, Carpenter believes that all applicable Section 16(a) reports were timely filed by its directors, executive officers, and more than 10% stockholders during fiscal year 2016. 25 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Security Ownership of Principal Beneficial Owners

Principal Beneficial Owners

Listed below are the only individuals and entities known by Carpenter (through their Section 13 filings) to own more than 5% of the outstanding common stock of the company as of the record date of August 12, 2016. Except as noted below, these investment advisors and their investment vehicles have sole voting and investment power over these shares of Carpenter stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
EdgePoint Investment Group, Inc. 150 Bloor Street W Suite 500 Toronto A6 M5S 2X9 Canada	4,762,766[2]	10.22%
Fidelity Management & Research Company 245 Summer Street Boston, MA 02210	4,701,416[3]	10.09%
BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105	4,383,088[4]	9.40%
The Vanguard Group, Inc. P.O. Box 2600 V26 Valley Forge, PA 19482	3,366,972[5]	7.22%
Dimensional Fund Advisors, L.P. (U.S.) 6300 Bee Cave Road Building One Austin, TX 78746	3,156,496[6]	6.77%
Huber Capital Management, LLC 2321 Rosecrans Ave., Suite 3245 El Segundo, CA 90245	3,150,990[7]	6.76%

(1) The percentages are calculated on the basis of shares of common stock outstanding as of August 12, 2016.

(2) This information was based upon the EdgePoint Investment Group, Inc. ("EdgePoint") Section 13 filing reflecting shares owned as of December 31, 2015. EdgePoint is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. The investment companies and investment vehicles own all these shares of Carpenter stock. EdgePoint disclaims beneficial ownership of these shares.

(3) This information was based upon the Fidelity Management & Research Company ("Fidelity") Section 13 filing reflecting shares owned as of February 29, 2016. Fidelity is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. Fidelity reports sole voting power with respect to 32,700 shares of Carpenter stock and no voting power with respect to 4,668,716 shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Fidelity disclaims beneficial ownership of these shares.

(4) This information was based upon the BlackRock Fund Advisors ("BlackRock") Section 13 filing reflecting shares owned as of December 31, 2015. BlackRock is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. BlackRock reports sole voting power with respect to 4,268,749 shares of Carpenter stock and no voting power with respect to 114,339 shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. BlackRock disclaims beneficial ownership of these shares.

(5) This information was based upon The Vanguard Group, Inc. ("Vanguard") Section 13 filing reflecting shares owned as of December 31, 2015. Vanguard is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. Vanguard reports sole voting power with respect to 63,970 shares of Carpenter stock, shared voting power with respect to 3,000 shares of Carpenter stock and no voting power with respect to 3,300,002 shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Vanguard disclaims beneficial ownership of these shares.

26 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Security Ownership of Principal Beneficial Owners • Principal Beneficial Owners (6) This information was based upon Dimensional Fund Advisors, L.P. (US) (“Dimensional”) Section 13 filing reflecting shares owned as of June 30, 2016. Dimensional is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. Dimensional reports sole voting power with respect to 3,094,033 shares of Carpenter stock and no voting power with respect to 62,463 shares of Carpenter Stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Dimensional disclaims beneficial ownership of these shares. (7) This information was based upon the Huber Capital Management, LLC (“Huber”) Section 13 filing reflecting shares owned as of December 31, 2015. Huber is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. Huber reports sole voting power with respect to 1,603,851 shares of Carpenter stock, shared voting power with respect to 148,920 shares of Carpenter stock and no voting power with respect to 1,398,219 shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Huber disclaims beneficial ownership of these shares. 27 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Directors, Nominees and Management Stock Ownership

The following table shows the ownership of Carpenter common stock as of August 12, 2016, by each director or nominee, by any person acting as Carpenter's CEO during fiscal year 2016, any person acting as Carpenter's CFO during fiscal year 2016, the other executive officers during fiscal year 2016 who are considered to be named executive officers under applicable SEC regulations (collectively, such officers are referred to as the "Named Executive Officers" or "NEOs"), and Carpenter's directors and executive officers as a group. Except as noted below, the directors and executive officers have sole voting and investment power over their respective shares of common stock.

Name	Number of Shares Beneficially Owned[1]	Employee Restricted Stock Units[2]	Director Stock Units[3]	Shares and Units Beneficially Owned[1]	Percentage of Outstanding Shares[4][5]
Anderson, Jr., C. G.	65,900[6]	0	48,736	114,636[6]	0.1%
Anderson, P. M.	24,915	0	22,388	47,303	0.1%
Inglis, I. M.	31,552[6]	0	32,654	64,206[6]	0.1%
Karol, S. E.	635,485[6][7]	0	11,337	646,822[6][7]	1.4%
McMaster, R. R.	26,015	0	24,026	50,041	0.1%
Pratt, G. A.	590,922	2,206	51,211	644,339	1.3%
Stephans, P. N.	124,568[6][8]	0	29,892	154,460[6][8]	0.3%
Turner, K. C.	30,110	0	46,536	76,646	0.1%
Wadsworth, J.	25,015	0	24,040	49,055	0.1%
Ward, Jr., S. M.	35,985[6]	0	41,918	77,903[6]	0.1%
Thene, T. R.	39,477	73,866	0	113,343	0.1%
Audia, D. J.	0	19,195	0	19,195	0.0%
Haniford, J. E.	4,420	18,962	0	23,382	0.0%
Lain, T.	8,935	7,416	0	16,351	0.0%
Strobel, D. L.	50,922[9]	2,209	0	53,131[9]	0.1%
Ziolkowski, A. T.	22,329	0	0	22,329	0.0%
All directors and executive officers as a group (16 persons)	1,716,550[6][7][8][9]	123,854	332,738	2,173,142[6][7][8][9]	3.6%

(1) The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 12, 2016:

Anderson, Jr., C. G.	24,815	Pratt, G. A.	586,309	Thene, T. R.	34,941
Anderson, P. M.	24,815	Stephans, P. N.	14,457	Audia, D. J.	0
Inglis, I. M.	27,952	Turner, K. C.	24,815	Haniford, J. E.	4,420
Karol, S. E.	9,069	Wadsworth, J.	24,815	Lain, T.	6,410
McMaster, R. R.	24,815	Ward, Jr., S. M.	24,815	Strobel, D. L.	30,546
				Ziolkowski, A. T.	22,329

All Directors and executive officers as a group (16 persons): 885,323

28 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Directors, Nominees and Management Stock Ownership (2) These stock units convert to an equivalent number of shares of common stock when they become vested as per the terms of the relative agreement(s) and the plan. The stock unit values are equivalent to Carpenter’s common stock values, but the units have no voting rights. (3) These stock units convert to an equivalent number of shares of common stock upon the director’s termination of service as allowed under the plan. The stock unit values are equivalent to Carpenter’s common stock values, but the units have no voting rights. (4) Ownership is rounded to the nearest 0.1% and is 0% when less than 0.1%. (5) The percentages are calculated on the basis of the number of shares of common stock outstanding plus the number of shares of common stock that would be outstanding if the individual’s options were exercised, but does not include any shares issuable upon the conversion of stock units. (6) Voting and investment power is shared with respect to the following shares of common stock: Anderson, Jr., C. G. 41,085 Inglis, I. M. 400 Karol, S. E. 35,323 Stephans, P. N. 90,101 Ward, Jr., S. M. 11,170 (7) The amount includes shares held by the following institutions, of which Mr. Karol is an affiliate: SEK Limited 285,530 HMK Enterprises Inc. 75,145 Watermill Group 25,323 (8) The amount includes the following shares held in trusts in the name of family members and for which Mr. Stephans disclaims beneficial ownership: Joan R. Stephans Revocable Trust 25,675 Elizabeth L. Stephans 1989 Trust 10,005 Katherine R. Stephans 1989 Trust 10,005 (9) The amounts include the following shares of common stock held in the Savings Plans: Strobel, D. L. 11 Lain, T. 1,855 All executive officers as a group: 1,866 29 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Director Compensation The Board regularly reviews director compensation elements with the assistance of its outside advisor to ensure that they are appropriate and competitive in light of market circumstances and prevailing “best practices” for corporate governance. They reflect the Board’s view of the appropriate balance between cash and equity, and its determination that all compensation to the non-employee directors should be in the form of cash and equity awards. Our director compensation approach provides for quarterly vesting of equity awards and allows elective deferral of the delivery of earned shares and cash. Elements of Annual Director Compensation Pay Element 2016 Compensation Annual Retainer (50% Cash/50% Stock Units) At least 50% of the annual retainer is paid in stock units, which aligns the directors’ personal interests with those of our stockholders. Board Members: Board Chair*: $ 90,000 Cash/Stock Units $180,000 Cash/Stock Units *At Carpenter, the roles of Chairman and CEO are separate, and the Chairman attends all Board and committee meetings. Committee Chair Retainers (Cash) Audit/Finance Committee – Compensation Committee – Corporate Governance, Strategy and Science and Technology Committees – $22,500 $15,000 $10,000 Stock Options (Equity) Directors may receive an annual stock option award subject to the conditions stated below. Non-Retainer Stock Units (Equity) Directors may receive additional awards of stock units subject to the conditions stated below. Stock Options and Stock Units Initial Grant: Directors may receive up to 4,000 stock options upon joining the Board. Annual Stock Option Grant: In addition to the initial grant of stock options, a director may be granted a number of stock options annually, on or about the date of Carpenter’s Annual Meeting of Stockholders, or another date as the Board may determine, having a fair value on the grant date, alone or in combination with the annual non-retainer stock units described below, of up to $90,000 (or such different number as the Board may determine by resolution and in compliance with securities laws and NYSE listing standards). Annual Non-Retainer Stock Units Grant: In addition to the grant of options, or an award of retainer stock units, each director may be granted an additional award of stock units annually having a fair value on the grant date, alone or in combination with the annual stock option grant described above, of up to $90,000 (or such different number as the Board may determine by resolution and in compliance with securities laws and NYSE listing standards). Grant Date: On or about the date of the Annual Meeting of Stockholders, or such other date as the Board may determine, for the year in which Board service is to be provided. The number of units and options is based on the trading price of Carpenter’s common stock on the date of grant. Vesting: Subject generally to the director’s continued service, one-quarter of the stock options or stock units vests for every three months of service following the grant date (and are fully vested on the first anniversary of the grant date). All stock options have a ten-year term. 30 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Director Compensation • Director Stock Ownership Policy Deferral Policy: Directors may elect to have all or a portion of their stock units deferred until the later of their separation from service or a specific date/event. Carpenter distributes a participating director’s deferred units, at the director’s election, in a lump sum or in 10 or 15 annual installments, beginning on the later of their separation from service or the date/event elected. Dividend Equivalents: Each director’s account is credited with stock units with respect to dividend equivalents paid on outstanding common stock during the fiscal year. Dividend equivalents are reinvested in the form of additional stock units, with the number of units credited determined by dividing the dividend dollar amount by the close price on the NYSE on the dividend equivalent payment date. Director Stock Ownership Policy It is our policy that non-employee directors maintain a reasonable equity interest in the company in order to provide them with a proprietary interest in the growth and performance of the company, to generate an increased incentive to contribute to the company’s future success and prosperity by their personal efforts and generally to enhance the community of interest between directors and stockholders of the company. The current policy requires each director to hold equity in Carpenter with an aggregate fair market value equal to at least six times his or her annual cash retainer. There is a five-year phase-in period for satisfying the minimum equity holding requirements, and a director is expected to retain the equity for as long as he or she remains a member of the Board. All current non-employee directors satisfy the minimum equity holding requirements. Deferred Compensation Plan for Non-Employee Directors At the director’s election, 50% of the annual retainer and 100% of committee chair fees can be paid in cash currently, or all or a portion can be deferred until a future date/event and paid in cash under Carpenter’s Deferred Compensation Plan for Non-Management Directors (“Director Cash Deferral Plan”) or deferred until the later of their separation from service or a specific date/event and paid in common stock under the Director Stock Plan. Under the Director Cash Deferral Plan, interest is credited semi-annually at the company’s Five-Year Medium Term Note Borrowing Rate, as provided by one of the company’s investment bankers during the Plan Year prior to the Plan Year to which the rate relates. Carpenter distributes a participating director’s deferred cash, at the director’s election, in a lump sum or in 10 or 15 annual installments beginning on a future date/event elected. 31 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT Upon a Change in Control: All stock units vest immediately and are payable in shares of common stock and stock options become immediately exercisable. Once vested, a director may exercise exercisable options at any time during the original term. In the event of removal for cause, all existing stock options and unvested stock units shall be forfeited. Upon Death or Disability: In the event of separation from service due to death or Disability, all stock units and stock options shall immediately vest.

Director Compensation • Director Compensation Table

Fiscal Year 2016 Director Compensation Table

This table shows the compensation paid or awarded to each non-employee director during fiscal year 2016. Our CEO is an employee of Carpenter and is not compensated for his Board service.

Name	Fees Earned or Paid in Cash *(excludes Chair Retainer)*	Committee Chair Retainer	Stock Awards[1]	Option Awards[2]	All Other Compensation[3]	Total
Anderson, Jr., Carl G.	$45,000	$ 2,500[4]	$142,628[5]	$30,004	$32,798	$252,930
Anderson, Philip M.	$45,000	$ 0	$ 90,028	$30,004	$15,435	$180,467
Inglis, I. Martin	$45,000	$22,500	$142,628[5]	$30,004	$22,011	$262,144
Karol, Steven E.	$45,000	$ 7,500[6]	$142,628[5]	$30,004	$14,374	$239,506
McMaster, Robert R.	$45,000	$ 0	$ 90,028	$30,004	$16,592	$181,624
Pratt, Gregory A.	$59,674[7]	$ 0	$190,026	$60,003	$35,380	$345,083
Stephans, Peter N.	$45,000	$ 0	$ 90,028	$30,004	$20,763	$185,796
Turner, Kathryn C.	$45,000	$15,000	$142,628[5]	$30,004	$31,869	$264,501
Wadsworth, Jeffrey	$45,000	$10,000	$ 90,028	$30,004	$16,608	$191,640
Ward, Jr., Stephen M.	$45,000	$10,000	$142,628[5]	$30,004	$28,589	$256,222

(1) The grant date fair value of stock units granted to our directors in fiscal year 2016 was computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 14 to the financial statements contained in Carpenter's 2016 Annual Report on Form 10-K. Stock units were credited to each director's account on October 13, 2015, but are subject to partial forfeiture if the director separates from Board service prior to the first anniversary of grant date for any reason other than death or Disability.

Each director, with the exception of Mr. Pratt, was credited with 2,590 stock units for fiscal year 2016 on October 13, 2015, representing a grant date value of $90,028. One-half of the stock units credited to each director represents $45,014 of his or her annual retainer paid in stock units. The remaining stock units credited represent an annual award of additional stock units as described above with a grant date fair value of $45,014.

Mr. Pratt, who serves as Chairman, was credited with 5,508 stock units for fiscal year 2016 on November 2, 2015, representing a grant date value of $190,026. 2,609 stock units represent $90,011 of his annual retainer paid in stock units. The remaining stock units credited represent an annual award of additional stock units with a grant date fair value of $100,015.

The total number of stock units credited to each director under Carpenter's Stock-Based Compensation Plan for Non-Employee Directors ("Director Stock Plan") as of June 30, 2016, including stock units that were credited with respect to prior fiscal years and reinvested dividend equivalents, was: C. Anderson, Jr. – 48,736; P. Anderson – 22,388; I. M. Inglis – 32,654; S. Karol – 11,337; R. McMaster – 24,026; G. Pratt – 51,211; P. Stephans – 29,892; K. Turner – 46,536; J. Wadsworth – 24,040; and S. Ward, Jr. – 41,918.

(2) The grant date fair value of option awards granted to our directors in fiscal year 2016 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 14 to the financial statements contained in Carpenter's 2016 Annual Report on Form 10-K.

Each director, with the exception of Mr. Pratt, received an annual award of 3,433 stock options for fiscal year 2016 on October 13, 2015, representing a grant date fair value of $30,004. Mr. Pratt received an annual award of 6,664 stock options for fiscal year 2016 on November 2, 2015, representing a grant date fair value of $60,003.

The total number of shares subject to stock options credited to each director as of June 30, 2016, including stock options that were granted in prior fiscal years, was: C. Anderson, Jr. – 28,248; P. Anderson – 28,248; I. M. Inglis – 31,385; S. Karol – 12,502; R. McMaster – 28,248; G. Pratt – 27,962; P. Stephans – 17,890; K. Turner – 28,248; J. Wadsworth – 28,248; and S. Ward, Jr. – 28,248.

(3) Includes the aggregate dollar amount of dividend equivalents paid in fiscal year 2016 on the stock unit balance credited to each director's account with respect to dividends paid on outstanding common stock during fiscal year 2016. Dividend equivalents are reinvested in the form of additional stock units, with the number of units credited being determined by dividing the dividend dollar amount by the close price on the NYSE on the dividend equivalent payment date.

(4) Reflects a prorated Chair fee for Mr. Anderson's service as Chair of the Operations Committee for three months of the fiscal year.

(5) Includes a special grant of 2,000 stock units on January 26, 2016, representing a grant date value of $52,600, in recognition of additional services provided to the Board by each such director during fiscal year 2015 as members of the CEO Search Committee.

(6) Reflects a prorated Chair fee for Mr. Karol's service as Chair of the Strategy Committee for nine months of the fiscal year.

(7) Reflects compensation earned for fiscal year 2016 for service as a non-employee director. Mr. Pratt served in a temporary employee capacity for the first quarter of fiscal year 2016.

32 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 2: Approval of Appointment of Independent Registered Public Accounting Firm The Audit/Finance Committee has selected PricewaterhouseCoopers LLP (“PwC”), subject to approval by the stockholders at the Annual Meeting, to be appointed to serve as its independent registered public accounting firm for fiscal year 2017. PwC would be engaged to audit and report upon Carpenter’s financial statements and internal controls over financial reporting for fiscal year 2017. PwC, or one of its predecessor firms, has served as the independent registered public accounting firm of Carpenter since 1918. The Audit/Finance Committee and the Board of Directors believe PwC is well qualified to act in this capacity. A representative of PwC is expected to be present at the Annual Meeting of Stockholders. The representative will have an opportunity to make a statement and be available to respond to appropriate questions. Vote Required for Approval The affirmative vote of a majority of the votes cast is required to approve the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm. Audit Fees The aggregate fees billed by PwC for professional services rendered for the annual audit of Carpenter’s consolidated financial statements and internal controls over financial reporting for fiscal year 2016, the reviews of the financial statements included in Carpenter’s Quarterly Reports on Form 10-Q, audit and attestation services related to statutory or regulatory filings required by certain foreign locations, issuance of comfort letters and review of registration statements, were $1,642,250 compared to $1,522,450 for fiscal year 2015. Audit-Related Fees PwC billed $30,000 in audit-related fees in fiscal year 2016 compared to $10,000 in fiscal year 2015. In fiscal year 2016, these fees principally related to agreed upon procedures and engagements related to company compliance with certain federal and state environmental agencies reporting requirements. Tax Fees The aggregate fees billed by PwC for tax services were $326,000 for fiscal year 2016 compared to $499,000 in fiscal year 2015. Fees in fiscal year 2016 were primarily for domestic and international tax compliance services, and other tax projects. All Other Fees The aggregate fees billed by PwC for all other services were $3,300 in fiscal year 2016 and $2,600 in fiscal year 2015. These services are for subscriptions to certain PwC reference tools. Pre-Approval Policies and Procedures for Audit and Non-Audit Services Policy Statement The Audit/Finance Committee is required to pre-approve the audit and non-audit services performed by the company’s independent auditor to assure that such services do not impair the auditor’s independence. Specific pre-approval by the Audit/Finance Committee is required before the service is provided. Carpenter’s Chief Financial Officer submits all requests or applications to provide services that require approval to the Audit/Finance Committee. Delegation The Audit/Finance Committee delegates authority to the Chairman of the Committee to pre-approve requests for services that were not approved at a scheduled meeting of the Audit/Finance Committee. The Chairman reports any pre-approval decisions to the Audit/Finance Committee at its next scheduled meeting. All services, regardless of fee amounts, are subject to restrictions such that the services will not impair the independence of the auditor. In addition, all fees are subject to ongoing monitoring by the Audit/Finance Committee. 33 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 2: Approval of Appointment of Independent Registered Public Accounting Firm Audit Services The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit/Finance Committee. The Committee must approve any changes in terms, conditions and fees resulting from changes in audit scope. In addition to the annual audit services engagement approved by the Audit/Finance Committee, the Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. Audit-Related Services Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of Carpenter’s financial statements as traditionally performed by its independent auditor. The Audit/Finance Committee believes that the performance of audit-related services does not impair the independence of the auditor. Tax Services The Committee believes that the independent auditor can provide tax services to the company, such as domestic and international tax consulting and compliance services, without impairing the auditor’s independence. All Other Services The Audit/Finance Committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the auditor. Ql FOR PricewaterhouseCoopers LLP as the company’s independent registered public accounting 34 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT The Board of Directors recommends that you vote FOR the appointment of firm for fiscal year 2017.

Audit/Finance Committee Report The Audit/Finance Committee is comprised of four members, each of whom has been determined by the Board to be an independent director under applicable rules or other requirements of the NYSE and the SEC with respect to qualification of members of an audit committee. Each member is financially literate as required by NYSE standards, and each of Messrs. C. Anderson, Jr., Inglis and McMaster qualifies as an “audit committee financial expert” under applicable SEC standards. The Audit/Finance Committee functions pursuant to a written charter that was adopted, and is reviewed annually by the Board. A copy of the charter is posted on Carpenter’s website at www.cartech.com. The Audit/Finance Committee reviewed and discussed with management and Carpenter’s independent registered public accounting firm, PricewaterhouseCoopers LLP, Carpenter’s audited financial statements and schedules for fiscal year 2016 and the report of PricewaterhouseCoopers LLP. The Committee also discussed other matters with PricewaterhouseCoopers LLP such as the quality (in addition to acceptability), clarity, consistency and completeness of Carpenter’s financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees. The Audit/Finance Committee met with management periodically during fiscal year 2016 to consider the adequacy of Carpenter’s internal controls, and discussed these matters and the overall scope and plans for the audit with PricewaterhouseCoopers LLP. The Audit/Finance Committee also discussed with senior management and PricewaterhouseCoopers LLP Carpenter’s disclosure controls and procedures and the certifications by Carpenter’s CEO and CFO. In particular, the Audit/Finance Committee was kept apprised by senior management of the progress of the evaluation of Carpenter’s system of internal control over financial reporting and provided oversight and advice to management during the process. In connection with this oversight, the Audit/Finance Committee received periodic updates provided by senior management and PricewaterhouseCoopers LLP at several meetings during the fiscal year. At the conclusion of the process, senior management provided the Audit/Finance Committee with, and the Audit/ Finance Committee reviewed, a report on the effectiveness of Carpenter’s internal control over financial reporting. The Audit/Finance Committee also reviewed the report of PricewaterhouseCoopers LLP on Carpenter’s internal control over financial reporting. The Audit/Finance Committee has considered the compatibility of the provision of non-audit services with the independent registered public accounting firm’s maintenance of independence and has received from PricewaterhouseCoopers LLP written disclosures and a letter concerning the firm’s independence from Carpenter, as 35 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT The Audit/Finance Committee’s primary responsibilities include appointing the independent registered public accounting firm to be retained to audit Carpenter’s consolidated financial statements and recommending to the Board the inclusion of these financial statements in the Annual Report on Form 10-K and quarterly reports on Forms 10-Q. The Audit/Finance Committee is also responsible for approving any non-audit services to be provided by the independent registered public accounting firm. Additionally, the Committee reviews the adequacy of Carpenter’s financial reporting and internal controls over financial reporting, the integrity of their financial statements, and the independence and performance of Carpenter’s independent registered public accounting firm. Management is primarily responsible for the preparation, presentation and integrity of Carpenter’s financial statements; establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures; establishing, maintaining and evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Carpenter’s financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of Carpenter’s internal control over financial reporting.

Audit/Finance Committee Report required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Audit/Finance Committee and discussed with PricewaterhouseCoopers LLP. Based on the reviews and discussions described in this report, the Audit/Finance Committee has recommended to the Board that Carpenter’s audited consolidated financial statements be included in Carpenter’s 2016 Annual Report on Form 10-K for filing with the SEC. Submitted by the Audit/Finance Committee of the Board of Directors, CHAIR: I. Martin Inglis Members: Carl G. Anderson, Jr Robert R. McMaster Peter N. Stephans 36 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 3: Advisory Vote to Approve the Compensation oPf rOouxryNSaummemdaEryxecutive Officers Each year since 2012 we ask our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement, including the Compensation Discussion & Analysis (“CD&A”), the Compensation Tables and any related material as required pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of the stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We believe that the policies and procedures articulated in the “CD&A” and “Executive Compensation” sections of this Proxy Statement are effective in achieving Carpenter’s goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal year 2016 results. Before voting, we encourage our stockholders to read the “Compensation Discussion and Analysis” and “Executive Compensation" sections of this Proxy Statement for additional details about our executive compensation programs and NEO compensation in fiscal year 2016. The Compensation Committee continually reviews the compensation programs for our NEOs to ensure that they achieve the desired goal of offering total compensation consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. We are asking stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. The Board of Directors recommends that you vote FOR Proposal 3 to approve the 37 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT [2] FOR compensation of the NEOs as disclosed in this Proxy Statement on an advisory basis. Our Pay for Performance Compensation Our executive compensation programs are designed to provide compensation levels benchmarked to attract, motivate and retain exceptional managerial talent for the present and future, to reward them for achieving financial and strategic company goals, and to align their interests with the interests of stockholders. We believe that the compensation of our NEOs is reasonable, competitive and strongly focused on pay for performance principles. We emphasize compensation opportunities that appropriately reward executives for delivering financial results that meet or exceed pre-established goals, and executive compensation varies depending upon the achievement of those goals. Through stock ownership requirements and equity incentives, we believe that we have aligned the interests of our NEOs with those of our stockholders and the long-term interests of the company.

Proposal 4:
Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees

We are asking stockholders to approve the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees (the "Omnibus Plan"). An affirmative vote approving the amended and restated Omnibus Plan constitutes a vote approving the performance criteria listed therein. Carpenter's Board of Directors adopted the amended and restated Omnibus Plan on August 9, 2016, subject to stockholder approval. The amended and restated Omnibus Plan also increases the number of shares of Carpenter Common Stock reserved for issuance by 3,500,000 shares. As of August 12, 2016, approximately 74,385 shares remain available for issuance under the Omnibus Plan.

Purpose of the Omnibus Plan – Why our Board recommends you vote to approve this proposal

The purpose of the Omnibus Plan is to attract and retain valued employees by offering them a greater stake in Carpenter's success and a closer identity with it, and to encourage ownership of the company's stock. Our Omnibus Plan is designed to motivate our key employees to achieve superior performance as measured by financial and operating metrics as well as stock price appreciation.

We believe that equity granted under the Omnibus Plan is a critical component of our compensation program and pay for performance culture. Equity compensation contributes to long-term sustainable growth and aligns management's interests with the interests of our stockholders.

The Board believes your vote to approve this proposal will help us to achieve superior performance in the future.

Compensation Governance Highlights of the 2016 Omnibus Plan

- Awards are subject to potential reduction, cancellation or forfeiture in certain circumstances
- No tax gross-ups
- No discounted options may be granted
- No repricing of stock options without stockholder approval

Key Elements of the Omnibus Plan

Administration	Compensation Committee, which is made up entirely of independent directors.
Effective Date	Effective upon approval by Carpenter's stockholders.
Eligible Participants	Awards may be granted to any officer, management director or other key employee of the company or a subsidiary, who is selected by Carpenter to participate in the Omnibus Plan.
Total Shares Available for Awards Under Plan	3,500,000 shares, plus approximately 74,385 shares still remaining available for issuance.
Unavailable for Issuance	The following will not again become available for issuance under the Plan: ▸ Any shares tendered or withheld to pay the exercise price of stock options; ▸ Any shares withheld in respect of taxes; and ▸ Any shares repurchased by the company from optionee with proceeds from exercise of stock options.
Award Types	Stock Options, Restricted Stock and Restricted Stock Units; only nonqualified Options may be granted under the Omnibus Plan.

38 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees Key Elements of the Omnibus Plan Performance Metrics Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Awards intended to meet the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation (“Qualified Performance-Based Awards”) are limited to one or more of the Performance Goals (listed on p. 41). Nontransferability of Awards In general, during a Participant’s lifetime, Awards are exercisable only by the Participant and are not transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards to certain family members, trusts for the benefit of family members, or partnerships in which such family members are the only partners. In addition, the Committee may provide in any Award Agreement terms and conditions under which the Participant must sell or offer to sell any Awards, whether or not vested, and any common stock acquired pursuant to an Award to the company. Amendments and Termination Stockholder approval is required for any amendment which: f increases the number of shares available for Awards under the Omnibus Plan (other than to reflect a change in the company’s capital structure); f decreases the price at which Awards may be granted; or f as otherwise required by applicable law, regulation, or rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted. Unless earlier terminated by the Committee/Board, the Omnibus Plan will terminate and expire on the date which is ten years after the most recent stockholder approval of the Plan or upon the date on which all outstanding Awards have expired, terminated, been paid or otherwise provided for, and no Awards under the Omnibus Plan shall thereafter be granted. Section 162(m) Limitations Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is a Qualified Performance-Based Award. If Awards are intended to qualify as Qualified Performance-Based Awards, the Omnibus Plan limits the maximum number of shares of Common Stock that may be granted to the recipient during any calendar year to 500,000 shares. Summary of the Omnibus Plan The following general description of certain features of the Omnibus Plan is qualified in its entirety by reference to the Omnibus Plan which is attached as Exhibit A. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Omnibus Plan. General. The Omnibus Plan authorizes the grant of Options, Restricted Stock, and Restricted Stock Units (collectively, “Awards”). Only nonqualified Options may be granted under the Omnibus Plan. Number of Shares Reserved. Carpenter’s Board of Directors has reserved 3,500,000 shares of common stock, plus approximately 74,385 shares still remaining available, for issuance pursuant to Awards granted under the amended and restated Omnibus Plan. The maximum number of shares that may be granted to any Employee as Awards under the Omnibus Plan during any calendar year shall not exceed 500,000 shares. To the extent any shares subject to an Award are forfeited or to the extent an Award otherwise terminates or is settled for any reason without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Omnibus Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Omnibus Plan. However, the following will not again become available for issuance under the Omnibus Plan: any shares withheld in respect of taxes; any shares tendered or withheld to pay exercise price of stock options; and any shares repurchased by the company from optionee with proceeds from exercise of stock options. 39 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees In the event that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Omnibus Plan, then the Committee (as defined below) will, in such manner as it may deem equitable, adjust any or all of the following: f the number and kind of shares of common stock which may thereafter be issued in connection with Awards; f the number and kind of shares of common stock issuable in respect of outstanding Awards; f the aggregate number and kind of shares of common stock available under the Omnibus Plan; and f the exercise or Award-date price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. However, in each case, no adjustment will be made that would adversely affect the status of any Award that is intended to be a Qualified Performance-Based Award. Administration. The Compensation Committee (the “Committee”) administers the Omnibus Plan. With respect to “Qualified Performance-Based Awards” (discussed below), the Committee or a designated subcommittee is to be comprised exclusively of two or more members of the Board who are Non-Employee Directors and “outside directors” within the meaning of Section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3). Subject to the other provisions of the Omnibus Plan, the Committee has the authority to: f Select the Employees who will receive Awards pursuant to the Omnibus Plan; f Determine the type(s) of Awards to be granted to each Participant; f Determine the number of shares of common stock to which an Award will relate, the terms and conditions of any Award granted under the Omnibus Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; f Determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; f Determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; f Correct any defect or supply any omission or reconcile any inconsistency in the Omnibus Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Omnibus Plan; and f Make all other determinations as it may deem necessary or advisable for the administration of the Omnibus Plan. The Committee may delegate to Carpenter’s CEO its authority under the first four items above, to grant Awards covering a pre-determined aggregate number of shares of common stock. Such delegation is limited to the authority to grant and amend Awards to Participants who are not subject to the requirements of Rule 16b-3 of the Exchange Act. Any Awards granted or amended by the CEO are to be subject to the terms of the Omnibus Plan. The CEO shall report to the Committee, in a form and manner to be determined by the Committee, at least annually on the disposition of shares subject to Awards granted or amended by the CEO. Any reference to the Committee hereafter includes the CEO to the extent the Committee has delegated the authority to grant or amend Awards. Eligibility. Awards may be granted to any officer or other key employee of the company or a subsidiary including a director who is such an employee, who is selected by the company to participate in the Omnibus Plan. The maximum number of shares that may be awarded to any Participant as Qualified Performance-Based Awards (described below) in any calendar year may not exceed 500,000. 40 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees Each Award granted under the Omnibus Plan will be evidenced by a written agreement between the Participant and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below. Performance Goals. The Award Agreements may provide for vesting or earning the Award based on achievement of Performance Goals during a specified period. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Awards intended to meet the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation (“Qualified Performance-Based Awards”) are limited to one or more of the following Performance Goals: f the price of common stock f market share f sales f revenue f earnings or diluted earnings per share of common stock, with or without net pension credit/expense f return on stockholder equity f return on common book equity f costs f cash flow f return on total assets (“ROA”) f return on invested capital f return on net assets (“RONA”) f income, including but not limited to operating income and net income, with or without net pension credit/ expense f operating margin f capital costs f changes in working capital or inventory levels f earnings before interest and income taxes (“EBIT”), or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) f economic profit f total stockholder return f economic value added f expenses or operating expenses f cost reduction goals f market penetration f geographic expansion f diversity representation f total case incidence rate f customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes or f any combination of the above The performance goals may be applied to the company, any affiliate or any business unit, either individually, alternatively or in combination. Adjustments. The Committee may modify the performance goals previously established with respect to a particular grant of an Award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganization and restructuring programs; discontinued operations; and extraordinary or nonrecurring or infrequent events. In the case of Qualified Performance-Based Awards, these adjustments must be made in a manner consistent with Section 162(m) and its regulations. 41 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees Types of Awards. The following table provides details about each type of Award under the Omnibus Plan. Award Type Information Detail Options An Option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each Award Agreement will specify the exercise price, the type of Option, the term of the Option, and the date or dates when the Option will become exercisable. Each grant of Options is to specify the length of service that must be achieved before it becomes exercisable. Options may only be granted to employees, shall only be transferable by will or under the laws of descent and distribution, and, during the Participant’s lifetime, may only be exercised by the Participant. Only Non-Qualified Options may be granted under the Omnibus Plan. Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price of a Non-Qualified Option will not be less than 100% of the Fair Market Value of common stock on the date the Option is granted. For purposes of the Plan, Fair Market Value is defined as the closing price of a share of common stock on the New York Stock Exchange, or, in the absence of a closing price on such date, the closing price on the last trading day preceding such date. However, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Common Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the common stock; provided, however, that for purposes of granting Options or Restricted Stock Units, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A. Other than in connection with a change in capitalization, the exercise price of an Option may not be reduced without stockholder approval. Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Award Agreement and generally may be made by the Participant in cash, by the surrender at Fair Market Value of common stock, by any combination of cash and shares of common stock, the means or methods of payment, including “cashless exercise” arrangements such as through a broker or by net exercise, to the extent permitted by applicable law, and the methods by which, or the time or times at which, common stock will be delivered or deemed to be delivered to the Participant upon the exercise of such Option. The Committee may not permit payment through any method that would constitute a prohibited extension of credit to those officers of the company who are subject to the provisions of the Sarbanes-Oxley Act of 2002. Term of the Option. The term of an Option granted under the Omnibus Plan will be no longer than ten years from the date of grant. Reload Grants. Options shall not be granted in consideration for and shall not be conditioned upon the delivery of shares of common stock to the company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant. Restricted Stock An Award of Restricted Stock is a grant to the recipient of a specified number of shares of common stock that are subject to forfeiture upon specified events during the Restriction Period. Each grant of Restricted Stock is to specify the duration of the Restriction Period and any other conditions under which the Restricted Stock would be forfeitable to the company, including any applicable Performance Goals, and will include restrictions on transfer to third parties during the Restriction Period. The Restriction Period for such Awards, unless otherwise determined by the Committee, must be at least: f three years for Awards that vest solely on the passage of time; and f one year for Awards that are earned in whole or in part upon the attainment of Performance Goals. During the Restriction Period, the Committee may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on Carpenter’s common stock to any Participant awarded Restricted Stock. Payment may be made in cash currently or deemed reinvested in Restricted Stock as determined by the Committee in its sole discretion. During the Restriction Period, the Participant will have the right to vote the shares of Restricted Stock. 42 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees Award Type Information Detail Restricted Stock Units A Restricted Stock Unit is a book-entry unit with a value equal to one share of Common Stock. Awards of Restricted Stock Units may be made under the Omnibus Plan. A grant of Restricted Stock Units will vest and become payable to the Participant upon other future events, including the achievement during a specified performance cycle of Performance Goals established by the Committee or the passage of time. Each grant of Restricted Stock Units will specify the conditions, including the passage of time and Performance Goals, if applicable, that must be satisfied in order for payment to be made. Payment of Restricted Stock Units may be made in cash, shares of common stock, or a combination of both, equal to the Fair Market Value of the shares of common stock to which the Award relates. The Committee may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on Carpenter’s common stock to any Participant awarded Restricted Stock Units, provided that any such payment, if authorized, shall be paid within thirty (30) days following the date the dividend was paid to holders of the company’s common stock. It will be in the form of: f cash, or f additional Restricted Stock Units that are subject to the provisions of the Award Agreement governing the Restricted Stock Units upon which the dividend is paid; provided, however, that a dividend equivalent will be forfeited if the Participant terminates employment with the company for any reason prior to the payment date of the dividend equivalent. A Participant will not have voting rights with respect to Restricted Stock Units prior to payment of common stock in satisfaction of such Restricted Stock Units. General Provisions Vesting. Any Award may provide for full vesting, early exercise rights or termination of a restriction in the event of a Change in Control or similar event. Nontransferability of Awards. In general, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards to certain family members, trusts for the benefit of family members, or partnerships in which such family members are the only partners. In addition, the Committee may provide in any Award Agreement terms and conditions under which the Participant must sell or offer to sell any Awards, whether or not vested, and any common stock acquired pursuant to an Award to the company. Termination of Employment. Each Award Agreement will provide rules for the exercise or vesting of such Award following termination of employment for any reason, which may include, but not be limited to, death, Disability, termination for Cause or Retirement. The Committee may take actions and provide in Award Agreements for such post-termination rights that it believes to be equitable under the circumstances or in the best interests of the company with respect to Awards that are not fully earned, vested or exercisable. However, in the absence of specific Committee resolution to the contrary, the following terms will apply to Awards following a Participant’s termination: In the event of the Participant’s death on or after the one-year anniversary of the grant of an Option, the Participant’s beneficiary may exercise the Option at any time before the expiration of the term of the Option. In the event of the Participant’s termination due to Disability or Retirement on or after the one-year anniversary of the grant of an Option, the Option will be exercisable for the remainder of the term. A Participant will have three months following termination for any reason other than death, Disability or Retirement to exercise any Option, to the extent exercisable at the time of such termination. In the event of the Participant’s death, Disability or Retirement prior to the payment of an Award of Restricted Stock or Restricted Stock Units, the Award will vest immediately, except in the case of an Award based upon the company’s achievement of Performance Goals. In that case, the Award will vest based upon the company’s achievement of Performance Goals at the time the Award would have otherwise vested had the Participant’s employment continued. If the Participant’s death, Disability or Retirement occurred prior to the completion of the Performance Period, the Award 43 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees may be pro-rated. The Committee may determine that accelerated vesting of Awards is not appropriate for certain Retirements. Notwithstanding the foregoing, the Committee retains the right to revoke or revise the terms of any unearned, unvested, or unexercised Award in the event of a Participant’s termination for Cause. Change in Control. Unless otherwise determined in the applicable Award Agreement, on the occurrence of a Change in Control: f each Option then outstanding shall become immediately exercisable to the full extent of any shares of common stock subject thereto; f any remaining restrictions on shares of Restricted Stock shall immediately lapse; and f the Performance Goals and/or time period or periods applicable to any Restricted Stock Units shall be deemed satisfied and payment shall be made. For purposes of the Omnibus Plan, “Change in Control” is defined in Section 2.5 of the Omnibus Plan document presented as Exhibit A. Effective Date, Amendments, and Termination of the Omnibus Plan. The Omnibus Plan will be effective upon its approval by Carpenter stockholders. The Board of Directors or Committee has the authority to amend or terminate the Omnibus Plan at any time. However, stockholder approval is required for any amendment which: f increases the number of shares available for Awards under the Omnibus Plan (other than to reflect a change in the company’s capital structure); f decreases the price at which Awards may be granted; or f as otherwise required by applicable law, regulation, or rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted. Unless earlier terminated by the Board or Committee, the Omnibus Plan will terminate and expire on the date which is ten years after the most recent stockholder approval of the Plan, or upon the date on which all outstanding Awards have expired, terminated, been paid or otherwise provided for, and no Awards under the Omnibus Plan shall thereafter be granted. Certain Federal Income Tax Considerations The following discussion is a summary of certain federal income tax considerations that may be relevant to Participants in the Omnibus Plan. The discussion is for general informational purposes only and is not intended to address specific federal income tax considerations that may apply to a Participant based on his or her particular circumstances, nor does it address state or local income tax, or other tax considerations that may be relevant to a Participant. Participants are urged to consult their own tax advisors with respect to the particular federal income tax consequences to them of participating in the Omnibus Plan, as well as with respect to any applicable state or local income tax or other tax considerations. Non-Qualified Options A Participant realizes no taxable income and the company is not entitled to a deduction when a Non-Qualified Option is granted. Upon exercise of a Non-Qualified Option, a Participant will realize ordinary income equal to the excess of the Fair Market Value of the shares received over the exercise price of the Non-Qualified Option, and, subject to Section 162(m) of the Code, the company will be entitled to a corresponding deduction. A Participant’s tax basis in the shares of common stock received upon exercise of a Non-Qualified Option will be equal to the Fair Market Value of such shares on the exercise date, and the Participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a Non-Qualified Option, the Participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the Participant’s tax basis in such shares. 44 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees Under the Omnibus Plan, Non-Qualified Options may, with the consent of the Committee, be exercised in whole or in part with shares of common stock held by the Participant. Payment in common stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The Fair Market Value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their Fair Market Value on the date of the exercise of the Non-Qualified Option. Restricted Stock Restricted Stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a Participant who receives such Restricted Stock does not make the election described below, the Participant realizes no taxable income upon the receipt of Restricted Stock and the company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Stock lapse, the Participant will realize ordinary income equal to the Fair Market Value of the shares at that time, and, subject to Section 162(m) of the Code, the company will be entitled to a corresponding deduction. A Participant’s tax basis in Restricted Stock will be equal to the Fair Market Value when the forfeiture restrictions lapse, and the Participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the Participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the Participant’s hands. Generally, during the restriction period, dividend equivalents and distributions paid with respect to Restricted Stock will be treated as compensation income (not dividend income) received by the Participant. Dividend payments received with respect to shares of Restricted Stock for which a Section 83(b) election has been made will be treated as dividend income, assuming the company has adequate current or accumulated earnings and profits. Restricted Stock Units A Participant realizes no taxable income and the company is not entitled to a deduction when Restricted Stock Units payable in the future and subject to conditions such as the passage of time or achievement of Performance Goals are granted. When Restricted Stock Units vest and become payable as a result of the satisfaction of the terms and conditions on such Award, including, if applicable, achievement of Performance Goals, the Participant will realize ordinary income equal to the amount of cash received or the Fair Market Value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, the company will be entitled to a corresponding deduction. 45 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT Section 83(b) Elections: Participants receiving Restricted Stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the Participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of compensation income will be equal to the Fair Market Value of the shares when the Participant receives them (valued without taking the restrictions into account), and the company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the Participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The Participant’s tax basis in the shares will be equal to their Fair Market Value when received by the Participant, and the Participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the company, the Participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the Participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a Participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of Restricted Stock are granted, and the Participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are granted.

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees A Participant’s tax basis in shares of common stock received upon payment will be equal to the Fair Market Value of such shares when the Participant receives them. Upon sale of the shares, the Participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the Participant’s hands. The Committee may, but need not, permit a Participant to defer receipt of payment in satisfaction of Restricted Stock Units, provided that any such deferral shall be administered in compliance with Section 409A of the Code and the guidance thereunder. The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in Section 409A(a)(1)(B) of the Code to any Award deferred hereunder. Section 162(m) Limitations Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is a Qualified Performance-Based Award. If Awards to such persons are intended to qualify as Qualified Performance-Based Awards, the Omnibus Plan limits the maximum number of shares of common stock that may be granted to the recipient during any calendar year to 500,000 shares. Withholding The company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the Participant to pay such withholding taxes to the company as a condition of receiving payment of the Award. The Committee may allow a Participant to satisfy his or her withholding obligations by directing the company to retain the number of shares necessary based on the maximum individual federal and state statutory tax rates in the applicable jurisdiction to satisfy the withholding obligation, or by delivering shares held by the Participant to the company in an amount necessary to satisfy the withholding obligation. Securities Authorized for Issuance Under Equity Compensation Plans The following table provides information as of June 30, 2016, regarding the number of shares of common stock that may be issued under the company’s equity compensation plans: Equity Compensation Plan Information Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) Weighted-average exercise price of outstanding options, warrants and rights (b) Plan category Equity compensation plans approved by security holders 1,701,502 $43.35 1,784,483(1) Equity compensation plans not approved by security holders — — — Total 1,701,502 $43.35 1,784,483(1) (1) Includes 1,180,272 shares available for issuance under the Stock-Based Incentive Compensation Plan for Officers and Key Employees (which provides for the issuance of stock options, restricted stock, and restricted stock units) and 604,211 shares available under the Stock-Based Compensation Plan for Non-Employee Directors (which provides for issuance of stock options, stock and units). Because our Compensation Committee has discretion to grant future equity awards of a type and amount determined in its discretion, it is not possible at present to determine the persons to whom awards will be granted under the Omnibus 46 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 4: Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees

Plan for the fiscal year ending June 30, 2017, or the amounts and types of any such individual grants. Alternatively, because the Omnibus Plan, if approved, would be substantially similar to the current version of our equity plan, the new plan benefits table instead sets forth the grants made in the fiscal year ended June 30, 2016, as follows:

New Plan Benefits

Stock-Based Incentive Compensation Plan for Officers and Key Employees

Name and Position	Number of Time-Based Restricted Stock Units	Number of Performance-Based Restricted Stock Units[1]	Number of Stock Options
Thene, Tony R. President and Chief Executive Officer	14,938	59,752	58,338
Audia, Damon J. Senior Vice President and Chief Financial Officer	2,796	11,184	11,263
Haniford, Joseph E. Chief Operating Officer	5,889	13,580	13,259
Lain, Timothy Vice President, Controller and Chief Accounting Officer	1,698	6,792	6,630
Strobel, David L. Former Senior Vice President and Chief Technology Officer	3,395	13,580	13,259
Ziolkowski, Andrew T. Former Senior Vice President – Special Projects	0	0	0
Executive Group (NEOs)	28,716	104,888	102,749
Non-Executive Director Group	0	0	0
Non-Executive Officer Employee Group	102,025	146,888	137,459

(1) Represents the maximum (200% of Target) number of units the NEO could receive based upon attainment of Performance Goals.

Vote Required for Approval

The affirmative vote of a majority of the votes cast is required to approve the proposed amendment to the Omnibus Plan. If not approved, the Omnibus Plan will continue in its pre-amended form.

FOR The Board of Directors recommends that you vote **FOR** Proposal 4 to approve the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 47

Proposal 5: Approval of the Amended and Restated Executive Bonus Compensation Plan We are asking our stockholders to approve the amended and restated Executive Bonus Compensation Plan (the “Compensation Plan”), which was restated effective as of July 1, 2014, and has been amended once since such date. Carpenter’s Board of Directors adopted the amended and restated Compensation Plan on August 9, 2016, subject to stockholder approval. Stockholder approval of the Compensation Plan is necessary so that awards under the Compensation Plan will continue to constitute “qualified performance-based compensation” under Section 162(m) of the Code and will be tax deductible by Carpenter. An affirmative vote approving the amended and restated Compensation Plan constitutes a vote approving the performance goals listed therein. Purpose of the Compensation Plan The Compensation Plan is intended to further the Board’s policy of linking executive compensation to the company’s performance and stockholders’ interests as a whole. The Compensation Plan enables the Board to achieve the following: f Motivate and reward our executives and key employees to: • achieve or exceed Carpenter’s financial and operating performance objectives; and • propel Carpenter’s business forward through focus on operational excellence and execution of our business strategy; f Link executives and key employees’ compensation with specific performance goals to achieve business objectives; f Reinforce the importance of accountability and team cooperation by tying executive and key employee compensation to company performance; and f Motivate, attract and retain talented leaders who can drive the implementation of our growth and operational excellence strategies. Summary of the Compensation Plan The following general description of certain features of the Compensation Plan is qualified in its entirety by reference to the Compensation Plan which is attached as Exhibit B. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Compensation Plan. Eligible Participants. Any Senior Executive employee of Carpenter and any other key employee designated by the Compensation Committee may participate in the Compensation Plan. Administration. The Compensation Committee of the Board of Directors administers the Compensation Plan. With respect to “qualified performance-based compensation” under Section 162(m) of the Code, the Committee is to be comprised exclusively of two or more members of the Board who are non-employee “outside directors” within the meaning of Section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or a subcommittee that is so comprised. The Committee (or subcommittee, if applicable) will have the authority, subject to the Plan provisions, 48 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million per year the federal income tax deduction for compensation paid by a public company to certain key individuals. This $1 million per year limit does not apply to compensation that qualifies as “qualified performance-based compensation” under regulations adopted under the Code (“Regulations”). One condition for payments under the Compensation Plan to be qualified as performance-based compensation is that a majority of Carpenter stockholders approve the material terms of the Compensation Plan. The Board of Directors is seeking stockholder approval of the Compensation Plan at this meeting so that compensation payable under the Compensation Plan will be deductible qualified performance-based compensation under Section 162(m) of the Code.

Proposal 5: Approval of the Amended and Restated Executive Bonus Compensation Plan f To select employees to participate in the Compensation Plan; f To establish and administer the Performance Goals and the Executive Bonus Compensation opportunities applicable to each Participant and certify whether the Performance Goals have been attained; f To construe and interpret the Compensation Plan and any agreement or instrument entered into, under or in connection with the Compensation Plan; f To establish, amend, and waive rules and regulations for the Compensation Plan’s administration; and f To make all other determinations that may be necessary or advisable for the administration of the Compensation Plan. Any determination by the Committee pursuant to the Compensation Plan will be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them. Types of Awards. Carpenter may pay Participants cash in an amount equal to a specified percentage of their base salary, not to exceed in any calendar year four times the maximum deduction limit imposed by Section 162(m) of the Code, when and if certain pre-set Performance Goals are attained. Performance Goals and Awards. No later than 90 days after the first day of the Performance Period and while the Performance Goal is substantially uncertain, but in no case later than the date upon which 25% of the Performance Period has elapsed, the Committee is to establish in writing, the following: f The method for computing the amount of bonus compensation or percentage of Base Pay that may be payable under the Compensation Plan to each Participant in the Compensation Plan for such Performance Period if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part; and f The Performance Goals for such Performance Period. The Performance Goals established by the Committee may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Performance Goals may be based upon: f the price of common stock f market share f sales f revenue f earnings or diluted earnings per share, with or without net pension credit/expense f return on stockholder equity f return on common book equity f costs f cash flow f return on total assets (“ROA”) f return on invested capital f return on net assets (“RONA”) f income, including but not limited to operating income and net income, with or without net pension credit/ expense f operating margin f capital costs f changes in working capital or inventory levels f earnings before interest and income taxes (“EBIT”), or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) f economic profit f total stockholder return f economic value added f expenses or operating expenses f cost reduction goals f market penetration f geographic expansion f diversity representation f total case incidence rate f customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes or f any combination of the foregoing The Performance Goals may be applied to the company, any affiliate or any business unit, either individually, alternatively or in combination. 49 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Proposal 5: Approval of the Amended and Restated Executive Bonus Compensation Plan Adjustments. The Committee may modify the performance goals previously established with respect to a particular grant of an Award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganization and restructuring programs; discontinued operations; and extraordinary or nonrecurring or infrequent events. In the case of Qualified Performance-Based Awards, these adjustments must be made in a manner consistent with Section 162(m) and the regulations thereunder. Payment. Benefits or amounts that will be received by or allocated to Participants in the Compensation Plan are not determinable until the completion of the Performance Period. Amendment. The Committee may amend, modify or terminate this Compensation Plan at any time. The Compensation Plan will remain in effect until terminated by the Board or Committee. Because our Compensation Committee has discretion to grant future cash awards in an amount, and with such performance criteria, determined in its discretion, it is not possible at present to determine the persons to whom awards will be granted under the Compensation Plan for the fiscal year ending June 30, 2017, or the amounts and performance criteria of any such individual grants. Alternatively, because the Compensation Plan, if approved, would be substantially similar to the current version of our Compensation Plan, the new plan benefits table instead sets forth the Awards made in the fiscal year ended June 30, 2016, as follows: New Plan Benefits Executive Bonus Compensation Plan Name and Position Dollar Value(1) Thene, Tony R. President and Chief Executive Officer $140,630 Audia, Damon J. Senior Vice President and Chief Financial Officer $ 45,884 Haniford, Joseph E. Chief Operating Officer $ 60,259 Lain, Timothy Vice President, Controller and Chief Accounting Officer $ 28,952 Strobel, David L. Former Senior Vice President and Chief Technology Officer $ 65,859 Ziolkowski, Andrew T. Former Senior Vice President – Special Projects $ 17,740 Executive Group (NEOs) $359,324 Non-Executive Director Group $ 0 Non-Executive Officer Employee Group $155,575 (1) Reflects the actual amount received based on 20.4% attainment of target performance goals. Vote Required for Approval The affirmative vote of a majority of the votes cast is required to approve the proposed amendments to the Executive Bonus Compensation Plan. Unless and until such stockholder approval is obtained, no qualified performance-based compensation will be paid pursuant to this Compensation Plan. The Board of Directors recommends that you vote FOR Proposal 5 to approve the 50 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT [2] FOR Amended and Restated Executive Bonus Compensation Plan.

Compensation Committee Report The Compensation Committee of the Board of Directors (which meets the NYSE and SEC requirements for compensation committees) has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management, legal counsel, and its independent compensation consultant. The Committee also considered the results of the 2015 say-on-pay vote and input from stockholder engagement during the last year when reviewing the CD&A. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into our 2016 Annual Report on Form 10-K. Submitted by the members of the Compensation Committee, Chair: Kathryn C. Turner Members: Philip M. Anderson Jeffrey Wadsworth Stephen M. Ward, Jr. 51 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") contains information about our compensation philosophy and key criteria considered by the Compensation Committee ("Committee") to set compensation levels, determine actual compensation and establish future compensation opportunities for our executives. In making those decisions, and in guiding management to include a transparent discussion of the decisions in this CD&A, the Committee considered input from last year's say-on-pay vote, stockholder engagement during the fiscal year, our independent compensation consultant and the Board's independent governance consultant.

Our Named Executive Officers

Our Named Executive Officers ("NEOs") for fiscal year 2016 are:

Tony R. Thene,
President and Chief Executive Officer

Damon J. Audia,
Senior Vice President and Chief Financial Officer

Joseph E. Haniford,
Chief Operating Officer *(formerly Senior Vice President – Specialty Alloys Operations)*

David L. Strobel,
Former Senior Vice President and Chief Technology Officer
(retired effective August 5, 2016)

Timothy Lain,
Vice President, Controller and Chief Accounting Officer
(served as Acting Chief Financial Officer from July 1 – October 18, 2015)

Andrew T. Ziolkowski,
Former Senior Vice President – Special Projects
(retired effective September 1, 2015)

Table of Contents

Executive Summary 53
Our Fiscal Year 2016 Business Performance 53
Pay for Performance Alignment 54
Executive Compensation Highlights 55
Stockholder Engagement on Compensation and Advisory Vote on Executive Compensation ("Say-on-Pay") 56
Our Compensation Philosophy 57
Our Compensation Policies and Practices 58
Compensation Program Risk Assessment 60
Our Compensation Process 61
Elements of Our Fiscal Year 2016 Compensation Program 64
Our Fiscal Year 2016 Target Compensation Strategy and Pay Mix 65
Annual Compensation 66
Long-Term Equity Incentive Compensation 68
Other Compensation 71
Retirement and Post-Employment Benefits 71

52 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Summary

Our Fiscal Year 2016 Business Performance

As a result of actions taken during fiscal year 2016, Carpenter closed the fiscal year as a leaner and more focused organization, better positioned to handle market cyclicality and serve its customers. Carpenter generated profitable results in fiscal year 2016 and returned $159 million to stockholders through share repurchases and dividends. The actions taken during fiscal year 2016 were aimed at maximizing our performance during a challenging operating environment for select end markets, while setting the stage for growth and enhanced profitability as market volumes improve. These efforts, which we believe will strengthen our competitive position and drive long-term growth and stockholder value, included:

- Implementing the Carpenter Operating Model, which has supported enhanced margins, working capital efficiencies and better manufacturing processes.
- Realigning our sales and marketing team to focus on fully leveraging the Carpenter portfolio to deliver advanced solutions to our customers.
- Continuing to invest in and roll out next-generation technologies and solutions that build on Carpenter's expertise and strengthen our longer-term growth outlook.
- Maintaining a healthy liquidity position with improved working capital management and reduced capital expenditures.

Financial Metrics

$ in millions

Operating Income*

Cost reductions largely offset impact of volume decline


$155
$133
2015
2016

Free Cash Flow

Nearly doubled year-over-year


$74
$139
2015
2016

Adjusted EBITDA

Cost reductions largely offset impact of volume decline

$278 million

for 2016

Safety (TCIR)

Total Case Incidents Reported dropped more than 50% since 2009


4.8
2.1
2.2
2009
2015
2016

"We enter fiscal year 2017 with a stronger foundation for both growth and improved operating efficiency. With a strong liquidity position, we are well positioned to continue to invest in next-generation technologies that build on our leadership as a preferred solutions provider." **Tony R. Thene,** President and Chief Executive Officer

*excludes pension earnings, interest and deferrals (pension EID) and special items

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 53

Compensation Discussion & Analysis • Executive Summary

Stockholder Value Creation

Capital Returned to Stockholders in 2016

$124 million in share repurchases

+35 million in dividends

$159 million

Total Stockholder Return


Carpenter
% Rank
21st
25th
Median
75th
2015
TSR
-3.6%
6.9%
19.9%
51.3%
Carpenter
% Rank
10th
25th
Median
75th
2016
TSR
-25.6%
-7%
20.2%
62.3%

Pay for Performance Alignment

Our executive compensation program includes strong ties to pay for performance, driving team performance and attracting/retaining executives who can drive our performance. Each NEO's total compensation is targeted to the market median. Carpenter's performance-driven compensation program has maintained a strong alignment between company performance, as measured by stockholder value creation and key financial metrics, and total direct compensation ("TDC").

Individual and Company Pay for Performance Criteria

We balance long-term and short-term incentive awards to structure compensation that pays for performance using both individual and company performance criteria.

INDIVIDUAL PERFORMANCE CRITERIA

- Successful execution of key strategic goals
- Leadership capability
- Individual contribution to both short- and long-term business results
- Ethical conduct, regulatory compliance

COMPANY PERFORMANCE METRICS CRITERIA

- Operating Income
- Free Cash Flow
- Adjusted EBITDA
- Safety Metric (measured by Total Case Incident Rate (TCIR))
- Total Shareholder Return

Carpenter's fiscal year 2016 compensation structure was aligned with our operational performance as well as our total stockholder return performance.

54 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Executive Summary

Pay Mix

A substantial portion of the target total compensation is delivered through variable performance-based incentives that are at risk.

Target Direct Compensation Mix – CEO


Stock Options
15%
Base Salary
19%
Long-term/Equity
61%
Short-term/Cash
39%
Target Bonus
19%
Performance RSUs
46%
Performance Contingent
81%

Target Direct Compensation Mix – NEO*


Stock Options
9%
Base Salary
36%
Performance RSUs
28%
Long-term/Equity
38%
Short-term/Cash
62%
Target Bonus
27%
Performance Contingent
64%

* Represents target pay mix for Messrs. Audia, Haniford, Lain and Strobel.

2016 Compensation Decisions

Pay Element	Fiscal Year 2016 Compensation Decisions
Annual Incentives	Executive Bonus Compensation Plan ("Compensation Plan") resulted in attainment at 20.4% of target incentive.
Long-Term Incentives (LTI)	LTI with performance cycles concluding at the end of fiscal year 2016 resulted in attainment at 68.3% of target for Adjusted EBITDA-based RSUs and 0% of target for TSR-based RSUs.

Executive Compensation Highlights

Key Executive Compensation Practices

- Median Compensation Targets
- Robust and Diversified Performance Metrics
- Substantial Share Ownership Guidelines
- Use of Double Triggers
- Annual Review of Compensation Consultant Independence
- Annual Review of Compensation Peer Group
- No Hedging
- No Pledging
- No Repricing
- Market-competitive Retirement Programs
- Limited Perquisites
- Stockholder Outreach on Executive Compensation

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 55

Compensation Discussion & Analysis • Executive Summary

Fiscal Year 2016 Compensation Highlights

We redesigned the Long-term Incentive Plan beginning with fiscal year 2016 grants. These new changes include:

- Replaced EPS goal with Adjusted EBITDA; and
- Added time-based RSUs to LTI components.

New Changes to Performance Metrics

	Incentive Program	Financial Metric	Weighting
Annual Incentives	Executive Bonus Compensation Plan	Operating Income	60%
		Free Cash Flow	30%
		Safety Metric*	10%
Long-term Incentives	Adjusted EBITDA-Based RSUs	Adjusted EBITDA vs. target over a one-year period	25%
	Time-based RSUs	A three-year time-based restriction period	25%
	TSR-based RSUs	Total stockholder return vs. Russell Materials & Processing Growth Index over a three-year period	25%
	Stock Options	Performance-based as they only deliver value if Carpenter stock price increases	25%

NEW METRIC

New Peer Group for 2017

Our Compensation Committee and outside compensation consultants assessed our peer comparator group and established a new Peer Group to more accurately reflect Carpenter's specialty business. The Committee also solicited feedback from investors through our stockholders outreach program. To review the selection criteria and the new list of peer group companies, please see p. 62 under *"How We Benchmark Compensation."*

Stockholder Engagement on Compensation and Advisory Vote on Executive Compensation ("Say-on-Pay")

Since 2012, we have provided stockholders an annual say-on-pay advisory vote on compensation of our NEOs. In 2012 and 2013, stockholders showed strong support, with an approval by over 98% of votes cast in each year. In 2014, support dropped to 85% of the votes cast, but we quickly engaged stockholders to understand the voting results and reacted accordingly. As a result, our support in 2015 was again at 98%.

The Board and the Compensation Committee have continued to engage with and regularly discuss governance and compensation matters with stockholders to complement the work of the investor relations team to engage with stockholders on economic and strategic matters.

*measured by Total Case Incident Rate (TCIR)

56 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Our Compensation Philosophy Our Compensation Philosophy Our Guiding Principles The overarching principle of our compensation philosophy is driving long-term high performance and stockholder value through our pay programs and corporate culture. As a result, there are strong ties to performance in many aspects of the compensation program, including pay levels, incentive payouts and pay opportunities. The Compensation Committee structures the executive compensation program to reward our senior leaders modestly when they meet annual financial and operational goals and create long-term value for our stockholders and more substantially when the goals are exceeded. A significant component of this incentive structure is weighted towards overall leadership team performance against targeted goals so that if we meet or exceed our goals, the team earns target or better awards. Conversely, if the team fails to meet the minimum thresholds, that component of performance-based compensation may not be awarded. In general, the Compensation Committee targets total NEO compensation at the median of an individual’s market reference point. The Committee considers an executive to be within the range of market median if his/her total compensation is +/-15% of the market data reference point. Goals We design our compensation program to achieve the following: 57 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 7 Keep the compensation packages competitive with those offered by our peers and other companies with which we compete for talent. 6 Reward individual performance and accomplishments, while also emphasizing teamwork and overall success; and 5 Motivate, attract and retain talented leaders who can drive and implement our growth and operational excellence strategies; 4 Reinforce the importance of accountability and team cooperation by tying a significant portion of executive compensation to overall company performance; 3 Link executives’ compensation with the interests of our stockholders, by tying a significant portion of personal income opportunity to the value of our stock; 2 Link executives’ compensation with specific business objectives (including those set by the Compensation Committee and more generally with our long-range strategic planning process); 1 Motivate and reward our executives to achieve or exceed Carpenter’s financial and operating performance objectives and propel our business forward through a focus on operational excellence and execution of our business strategy;

Compensation Discussion & Analysis • Our Compensation Policies and Practices Our Compensation Policies and Practices Our executive compensation program reflects the Board’s strong commitment to good governance. During fiscal year 2016, we continued with the following best practices: Compensation Best Practices Balanced Portfolio The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics (financial and operational goals, in addition to Adjusted EBITDA and TSR). The compensation program does not include Section 280G or any other change in control tax gross-ups to our executives. No Excise Tax Gross-Ups A change in control of the company alone does not trigger any severance obligations to our NEOs under the Change in Control Severance Plan. Use of Double Triggers Committee Discretion to Reduce Annual Cash Incentive The Compensation Committee retains discretion to reduce, but not increase, annual cash incentive payouts in appropriate circumstances. No Dividend Payments on Unearned Awards We do not pay or accrue dividends on unearned restricted stock units. Limited Perquisites We provide a minimal level of perquisites to our NEOs, consisting primarily of financial and tax counseling, tax preparation, medical examinations and relocation expenses. Equity Ownership Guidelines We maintain equity ownership guidelines that require that Corporate Vice Presidents and above achieve an equity ownership level, over a five-year period, equal to a certain multiple of base salary. For the CEO, the level is 5x base salary; for Senior VPs, 3x base salary; and for Corporate VPs, 2x base salary. No Hedging/Pledging of Company Stock Our policy prohibits hedging or pledging of Carpenter stock by NEOs and non-employee directors. No Option Repricing Our long-term incentive plan does not permit repricing of stock options without stockholder approval. Additionally, the plan does not permit the company to offer a cash buyout of underwater options. Independent Compensation Consultants We engage independent compensation consultants to provide information for the Committee’s work, including a peer group analysis, market compensation data, and analysis of various compensation instruments and metrics. Risk Assessment The Compensation Committee reviews an annual assessment by the independent compensation consultant of the compensation program to check that metrics and goals are appropriate to drive high performance without encouraging risk-taking beyond established risk parameters. The Compensation Committee, with the input of outside consultants, reviews these requirements regularly and continues to believe these levels are competitive with the market. Annual Assessment of Compensation Consultant Independence and Conflict of Interest The Compensation Committee believes that there was no conflict of interest between Carpenter and either Pearl Meyer & Partners (“PM”) or Compensation Advisory Partners LLC (“CAP”) during fiscal year 2016. In reaching this conclusion, the Compensation Committee considered the factors set forth by the SEC and NYSE regarding compensation advisor independence. Specifically, the Compensation Committee has analyzed whether the work of PM or CAP as compensation consultants raised any conflict of interest, taking into consideration the following factors: f the provision of other services to Carpenter by the consultant; f the amount of fees Carpenter paid to the consultant as a percentage of the consultant’s total revenue; f the policies and procedures of the consultant that are designed to prevent conflicts of interest; 58 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Our Compensation Policies and Practices f any business or personal relationship of the consultant or the individual compensation advisors employed by the consultant with an executive officer of the company; f any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and f any Carpenter stock owned by the consultant or the individual compensation advisors employed by the consultant. Equity Ownership Guidelines Equity awards earned through Carpenter’s long-term incentive program help NEOs and other executives meet their equity ownership guideline requirements. These guidelines require that Corporate Vice Presidents and above hold specific values of equity expressed as a multiple of the executive’s base salary. Holdings may consist of either earned restricted or unrestricted stock or stock units, including shares held in retirement accounts, and there is a five-year phase-in period after the NEO is elected for satisfying the minimum equity holding requirements. Messrs. Thene, Audia, Haniford and Lain are in their respective phase-in periods. The Compensation Committee, with the input of outside consultants, reviews these requirements regularly and continues to believe these levels are competitive with the market. Robust Stock Ownership Requirements Executive Level Multiple of Base Salary Chief Executive Officer 5x Senior Vice Presidents 3x Corporate Vice Presidents 2x Hedging/Pledging Policy Executive officers (including NEOs) and directors are prohibited from hedging their ownership of Carpenter stock, including short sales (a sale of securities that are not then owned) of Carpenter securities, “a sale against the box” (a sale with delayed delivery of the Carpenter securities) and the purchase of financial instruments (i.e. prepaid variable forward contracts, collars, equity swaps and exchange funds) that are designed to hedge or offset any decrease in the market value of the company’s stock. In addition, no NEO or director may trade in “puts” or “calls” (publicly-traded options to sell or buy stock) in Carpenter securities or pledge company stock for a loan using the company stock as the collateral for such a loan. Tax Policies TAX DEDUCTIBILITY OF COMPENSATION To the extent that the aggregate compensation subject to Section 162(m) of the Code paid to any NEO (other than our principal financial officer) exceeds $1 million, it is not deductible by the company for federal income tax purposes unless it is “performance-based” as defined in the Code. Cash incentives and RSU grants are performance-based only if they are earned based on achieving objective goals under stockholder approved plans. Cash incentives granted under the Compensation Plan and stock options and performance-based RSUs granted under the Executive Stock Plan are intended to qualify as performance-based compensation under the Code, provided that our stockholders have approved each Plan. The tax laws do not require that all incentive compensation be deductible, and other components of compensation may not be deductible under the Code. The Compensation Committee generally intends to comply with regulations to make as much compensation deductible as can be achieved under the Code and related regulations. However, if the Compensation Committee determines that it is advisable to grant a non-deductible component of pay to advance the overall interests of the business, then it reserves the right to do so. All incentive pay was deductible for fiscal year 2016. 59 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Compensation Program Risk Assessment Compensation Program Risk Assessment The Board’s Compensation Committee reviews an annual assessment of our compensation programs by an independent compensation consultant, in this fiscal year CAP provided such assessment, to check that metrics and goals are appropriate to drive high performance without encouraging risk-taking beyond established risk parameters. In each review of Carpenter’s compensation program, the consultant concluded that it was not reasonably likely that the company’s compensation policies and practices would have a materially adverse effect on the company. Consultant Analysis of Risk Concepts in Carpenter Compensation Design Compensation Element Balanced Approach Balance Achieved Experience appropriate. performance recognizes external executive’s (group’s) impact Short-term (1 year) Intermediate (2 to 4 years) Long-term (>5 years) Less emphasis on short-term goal attainment. Varying time horizons help mitigate risk. Time Horizon Sustainable Performance Additionally, the Committee considers these elements to be important in discouraging excessive risk: Code of Business Conduct and Ethics We are a performance-based company and hold each other accountable to high standards of excellence in all that we do. Our Code of Business Conduct and Ethics reflects our corporate culture. The Compensation Committee believes that Carpenter’s values-oriented culture is a key factor in reducing risky behavior. Performance Goals and Variable Pay Mix We set our performance goals at levels that are high enough to encourage strong performance, but are within reasonably attainable levels to discourage risky business strategies or actions. The majority of our performance incentives are long-term, which encourages our executives to engage in business strategies or actions that promote long-term growth over actions that may produce risky short-term outcomes. Stock Ownership Guidelines Our NEOs are required to hold substantial amounts of equity. We believe that stock ownership encourages appropriate decision-making that aligns with the long-term interests of our stockholders. 60 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT Performance Metrics Growth Profitability Compensation program does not inappropriately emphasize performance along one metric. Returns Stockholders’ Target Setting Internal Perspective External Perspective Objectives are meaningful and Pay outcomes make sense. Measurement Approach Absolute Performance Relative Performance Enables executive team to unite behind shared absolute goals and conditions impacting industry. Vehicle Selection Cash Equity Individual pay mix balances an on company results, link to stockholders’ experience and risk/ reward profile. Annual Long-Term

Compensation Discussion & Analysis • Our Compensation Process Peer Group Compensation Benchmarking Annual benchmarking of compensation program target levels ensures consistency with our peer group. Our Compensation Process We have a rigorous review process for determining executive compensation using both internal and external resources. The various roles in our compensation process are detailed below. what will drive long-term high performance or 61 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT Roles of Compensation Consultants For fiscal year 2016 determinations, the Compensation Committee engaged Pearl Meyer & Partners (“PM”), an outside compensation consulting firm, to conduct a competitive assessment of our executive compensation program for the NEOs and to make recommendations for the Committee’s review and approval. PM was also retained to update and review peer group member companies, and to provide advice as needed to the Compensation Committee on an ongoing basis, including but not limited to guidance on our CEO compensation package. PM also regularly attends Compensation Committee meetings to provide advice and guidance on Carpenter’s executive compensation program. Separately, the Compensation Committee engaged Compensation Advisory Partners LLC (“CAP”), an outside compensation consulting firm, to conduct a TSR analysis and an annual risk assessment of Carpenter’s compensation programs. CAP also regularly attends Compensation Committee meetings to provide advice and information on compensation trends and regulatory developments in the market. Role of Management The approval of Carpenter’s overall compensation philosophy and executive compensation plans and determinations are solely the responsibility of the Compensation Committee. As part of its decision making process, however, the Committee invites and considers the input of certain officers (but not with respect to such officer’s own compensation), including the CEO, General Counsel, and Vice President of Human Resources, particularly about how specific metrics and goals might drive high performance without encouraging undue risk taking or in negotiating compensation packages (within parameters set in advance by the Compensation Committee) with prospective executives other than the CEO. The Committee also considers input from the CEO as to the performance of other executives, and other executives’ contributions to overall performance, in making decisions about particular compensation actions. At times, the Committee may request that senior management obtain information on its behalf in order to assist with decision-making relating to the compensation program. Role of the Full Board While the Compensation Committee has the ultimate authority to make all decisions concerning executive compensation, it does consider input from the full Board when making decisions. Particularly, the Committee considers input from directors: f with expertise in the industry when determining what might encourage too much risk taking; and f with more interaction with a particular executive when considering his/her performance, such as from Audit/Finance Committee members when considering the CFO’s performance. Role of Compensation Committee The Compensation Committee sets all executive officer pay and reviews all executive compensation. The Committee oversaw the design and development of our fiscal year 2016 NEO compensation program. The Compensation Committee also reviews and approves NEO performance-based cash and equity awards for facilitating compliance with certain exemptions from the deduction limitations of Section 162(m) of the Code.

Compensation Discussion & Analysis • Our Compensation Process How We Benchmark Compensation In developing competitive compensation recommendations with respect to the NEOs, the consultants establish a benchmark match for each position based on a broad perspective of the relevant market and detailed competitive survey data and proxy disclosures of peer companies, for each of the following elements of compensation: f base salary; f target annual cash incentive; f target total cash compensation; f expected value of long-term incentives; and f target total direct compensation. The Compensation Committee accepted the consultants’ recommendation to use a comparator group for competitive compensation analysis that consists of nine public companies that manufacture and sell specialty metals and related products and that draw upon similar executive talent (the “Comparator Group”). The Comparator Group used by the Compensation Committee for fiscal year 2016 consisted of the below public companies operating in various parts of the world with median revenue of $2.2 billion. PEER GROUP These companies were selected for inclusion in the Comparator Group based on industry, size, US-based headquarters, with a particular focus on companies with which Carpenter competes for executive talent, customers and/or investor capital. $ in millions Company Name 2015 Revenue Market CAP as of 6/30/16 Precision Castparts Corp.* (“PCC”) $10,005 n/a Allegheny Technologies Inc. 3,720 $ 1,388 $ Cabot Corporation 2,871 $ 2,849 $ Kennametal Inc. 2,647 $ 1,762 $ Hexcel Corp. 1,861 $ 3,869 $ Kaiser Aluminum Corporation 1,392 $ 1,626 $ Barnes Group Inc. 1,194 $ 1,778 $ RTI International Metals, Inc.** (“RTI”) 818 n/a $ Haynes International, Inc. 488 401 $ $ Carpenter Technology Corp. 2,227 $ 1,534 $ *PCC was acquired by Berkshire Hathaway in January 2016 **RTI was acquired by Alcoa in July 2015 INDIVIDUAL PERFORMANCE CRITERIA While the Compensation Committee uses benchmark data as a reference point, it is not the sole determining factor in making our executive compensation decisions. In addition to the market reference point, the Compensation Committee also considers an individual’s performance and their criticality to the organization. Our individual performance criteria includes: f Successful execution of key strategic goals f Leadership capability f Individual contribution to both short-and long-term business results f Ethical conduct, regulatory compliance 62 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Our Compensation Process

The market data is used primarily to ensure that, in totality, our executive compensation program is competitive when the company achieves targeted performance levels.

New Peer Comparator Group for 2017

The Compensation Committee and its outside compensation consultants, PM, assessed our peer comparator group and decided to create a new peer group that would more accurately reflect Carpenter's specialty business. The Committee also solicited feedback from our Chairman and other Committee Chairs, our CEO, CFO, General Counsel, Chief Governance Officer and Investor Relations team, as well as feedback from investors through our stockholders outreach program.

The following factors influenced their decision:

The loss of 2 companies from our 2016 peer group, PCC & RTI
Since both PCC and RTI were acquired, our peer group was reduced to seven companies, a size that the Board considered too small for compensation benchmarking.

Peer group size
A group of 10-20 companies provides a broad perspective of industry pay levels and plan practices

Peer group criteria
- Revenue size: 0.5x to 2x revenue with limited exceptions
- Companies that Carpenter competes with for investor capital and executive talent
- Specialty manufacturing companies and companies that serve similar markets
- Solutions-rather than commodity-based companies, to the extent practical
- Market capitalization in excess of $300M, and
- U.S. based companies due to varying levels of disclosure of compensation practices for non-U.S. companies.

We will be using the following peer group for fiscal year 2017 compensation benchmarking:

2017 Peer Group Companies


Construction Engineering & Chemicals
Cabot
Valmont Industries
Industrial Machinery
Barnes Group
Kennametal
The Timken Company
Aerospace, Aircraft & Defense
Hexcel
KLX
Wesco Aircraft Holdings
Steel
AK Steel Holding
AlleghenyTechnologies
Cliffs Natural Resources
Haynes International
Suncoke Energy
Aluminum
Century Aluminum
Kaiser Aluminum

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 63

Compensation Discussion & Analysis • Elements of our Fiscal Year 2016 Compensation Program

Elements of our Fiscal Year 2016 Compensation Program

Our compensation program is designed to be competitive and align the interests of our executive officers and other senior leaders with company performance and stockholder returns. For our NEOs, this is accomplished through a mix of base salary and time- and performance-based rewards, including time- and performance-based cash incentives and equity awards. We also provide minimal perquisites, retirement plans and post-employment benefits that are not intended to be the focus of the program. Performance-based compensation (annual and long-term) continues to constitute the largest portion of total compensation. A brief overview of each element of compensation is provided in the chart below, with further details provided later in this CD&A.

Overview of Key Compensation Elements

	Compensation Element	Description	Rationale
SHORT-TERM	**Base Salary**	▸ Fixed component of pay targeted at the median of the market.	▸ Provides compensation for executive to perform his/her job functions.
SHORT-TERM	**Annual Cash Incentive**	▸ Delivered in cash annually; ▸ Tied to achievement of financial and operational goals (operating income, free cash flow and safety metrics); and ▸ Executives can earn 0-200% of their target award based on achievement of pre-established targets.	▸ Rewards for achievement of key drivers of long-term value; and ▸ Provides strong line-of-sight and reinforces key priorities of the organization.
LONG-TERM	**Stock Options** (25% of LTI) 	▸ Granted with an exercise price equal to the fair market value of Carpenter stock at the date of grant; and ▸ Vests ratably over three years.	▸ Provides strong tie to stockholder value as executives only realize value if the stock price increases; and ▸ Vesting period assists with retention.
LONG-TERM	**TSR-Based Restricted Stock Units*** (25% of LTI) 	▸ Executives can earn 0-200% of their target award based upon our TSR compared to a growth index over a three-year period; and ▸ Immediately vests at the end of the three-year period, if earned.	▸ Provides strong tie to stockholders as it only delivers maximum value if our stock performance far exceeds that of the growth index; and ▸ Performance period assists with retention.
LONG-TERM	**Adjusted EBITDA-Based Restricted Stock Units*** (25% of LTI) 	▸ Executives can earn 0-200% of their target award based upon actual Adjusted EBITDA achieved compared to our annual Adjusted EBITDA goal; ▸ If an award is earned at the end of the first year, the award will vest 50% over each of the next two years; and ▸ May elect to receive payment in cash or stock.	▸ Focuses executives on achievement of our Adjusted EBITDA goal, which is strongly tied to stockholder value creation; ▸ Provides line-of-sight as senior leaders have the greatest ability to drive Adjusted EBITDA; and ▸ Vesting period assists with retention.
LONG-TERM	**Time-Based Restricted Stock Units** (25% of LTI) 	▸ 100% vest three years from grant date, subject to continued employment on the vest date.	▸ Vesting period assists with retention.

* Dividends are not paid or accrued on these RSUs until the RSUs are earned.

64 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Our Fiscal Year 2016 Target Compensation Strategy and Pay Mix

Our Fiscal Year 2016 Target Compensation Strategy and Pay Mix

The Compensation Committee developed fiscal year 2016 compensation levels by taking into account our general philosophy and objectives. The Compensation Committee benchmarked against the Comparator Group and survey data, and took into account the differing fiscal years of members of the Comparator Group, which complicates financial and compensation comparisons when there is a significant shift in customer demand or commodity costs.

NEO pay is generally targeted to be within the competitive range (+/- 15%) of market median. In isolated circumstances, we will deviate from the target pay positioning based on several factors, including:

- Attraction and retention needs;
- Individual performance; and
- Internal equity issues.

The Compensation Committee established fiscal year 2016 compensation components for the NEOs relative to the Comparator Group and survey data as follows:

- Base salary approximating the 50th percentile, reflecting our desire to provide competitive fixed compensation to motivate, attract and retain talent;
- Target total cash compensation (consisting of base salary plus target annual cash incentive) approximating the 50th percentile; and
- Target total direct compensation (consisting of target total cash compensation plus the target value of long-term equity incentives) approximating the 50th percentile.

Target Total Direct Compensation

A compensation program (as illustrated below) which targets market median positioning, but delivers the majority of that compensation through performance-based compensation elements ensures proper alignment with our stockholders and ties the ultimate value delivered (above/below target) to NEOs to company performance.

Compensation Positioning Relative to Median for each of our NEOs:


Executive
Base Salary
Target Total Cash Compensation (Salary + Target Annual Cash Incentive)
Target Total Direct Compensation (Target Total Cash Compensation + Grant Date Value of Target Long-term Incentive)
Tony R. Thene
-23%
-25%
-18%
Damon J. Audia
-8%
-2%
-7%
Joseph E. Haniford
-6%
-14%
-14%
David L. Strobel
1%
18%
19%
Median
Median
Median

Mr. Lain's compensation package for his role as acting CFO is not shown above since his interim compensation was specific to the nature of his interim role and was not benchmarked.

Mr. Ziolkowski's compensation package is not shown above since his position was not benchmarked due to his retirement.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 65

Compensation Discussion & Analysis • Annual Compensation Individual compensation levels for each NEO may vary based on performance. The Compensation Committee may further differentiate the performance of NEOs through multiple mechanisms, including: f Committee Discretion to Reduce Annual Cash Incentive: The Compensation Committee retains discretion to reduce, but not increase, annual cash incentive payouts in appropriate circumstances; f Committee Discretion to Reduce LTI: The Compensation Committee retains discretion to reduce, but not increase, performance-based equity payouts in appropriate circumstances; and f The ability to grant equity awards, upon the CEO’s recommendation, including RSUs and stock options, to top performers. Annual Compensation Base Salaries The Compensation Committee reviews base salaries annually and may also do so in connection with a promotion or other major change in responsibilities. In performing such a review, the Compensation Committee usually considers, among other factors, the person’s job duties, critical skills, performance and achievements; the level of pay relative to comparable persons at relevant companies reviewed by the Compensation Committee, including the Comparator Group discussed above; and retention concerns. The Compensation Committee considered these factors in setting salaries for fiscal year 2016. Fiscal Year 2016 Base Salary Compensation Decisions Meaningful changes were made to our senior management team in fiscal year 2016 and, as a result, changes to NEO base salary compensation included the following: f Mr. Thene’s base salary increased by 49% due to his promotion to the position of President and CEO. f Mr. Lain’s base salary increased by 5% due to increased financial responsibilities as VP, Controller and Chief Accounting Officer. In addition, Mr. Lain received a temporary base salary increase of $6,923 per pay period from 7/1/15 to 10/18/15, the period during which he was acting CFO. f Mr. Strobel’s base salary increased by 3%, consistent with the merit wage increases generally implemented for Carpenter’s salaried employees. f Messrs. Audia and Haniford both joined Carpenter during the fiscal year. Each NEO’s base salary was set after consideration of recommendations based on an established benchmark match for each position. Mr. Ziolkowski did not receive a salary increase due to his retirement. Annual Cash Incentive – Executive Bonus Compensation Plan (“EBCP”) Carpenter maintains an Executive Bonus Compensation Plan because we believe that a significant portion of our NEOs potential compensation should be contingent on company business results and their successful leadership of our business. This is what will ultimately drive long-term value for our stockholders. The Compensation Committee oversees the plan and establishes the metrics that will be used each year, with input from management and outside compensation consultants. For fiscal year 2016, the metrics, the respective weightings, and the rationale for the selection of each metric for the NEOs are detailed below. 66 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Annual Compensation

Fiscal Year 2016 Annual Cash Incentive Metrics Summary

Metric	Definition	Rationale
Operating Income Weighting: 60% 	▸ Net Sales minus Operating Expenses includes (1) cost of sales, and (2) selling, general and administrative expenses; and excludes (1) restructuring and asset impairment charges, and (2) pension earnings, interest and deferrals.	▸ Focuses management on driving top line growth and managing expenses; ▸ Drives line-of-sight and focuses on factors most in the organization's control; and ▸ When considered in conjunction with Adjusted EBITDA used in long-term incentive, focuses management on the overall profitability of the organization.
Free Cash Flow Weighting: 30% 	▸ Cash flows provided from operating activities *less*: (1) cash paid for purchases of property, equipment and software, and (2) dividends paid, *plus*: (1) cash received from the disposal of property and equipment, and (2) cash received from the sale of equity method investments.	▸ Focuses management on achievement of positive free cash flow through increased earnings and aggressive management of working capital levels and capital expenditures.
Safety Metrics Weighting: 10% 	▸ Measured using TCIR and reported in terms of percent improvement over prior fiscal year. ▸ TCIR is defined as the average number of work-related injuries incurred by 100 workers during a one-year period.	▸ Emphasizes that our employees' safety is an integral part of our culture.

Annual Incentive Opportunity as % of Base Salary

The Compensation Committee sets performance goals for each metric. Overall achievement of all goals results in payment of the following annual cash incentive for the fiscal year:

NEO	At Threshold ▶	At Target	◀ At Maximum
Tony R. Thene	50%	100%	200%
Damon J. Audia*	40%	80%	160%
Joseph E. Haniford**	40%	80%	160%
David L. Strobel	40%	80%	160%
Timothy Lain	25%	50%	100%
Andrew T. Ziolkowski***	40%	80%	160%

* Incentive opportunity commenced upon hire on October 19, 2015, and is based on a prorated portion of his base salary.
**Incentive opportunity commenced upon hire on July 13, 2015, and is based on a prorated portion of his base salary.
***Incentive opportunity partially forfeited upon cessation of employment on August 31, 2015.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 67

Compensation Discussion & Analysis • Long-Term Equity Incentive Compensation

If performance on a particular metric does not reach the minimum level in the "EBCP Metrics and Attainment" table, no incentive payout is earned under the EBCP for that metric in the normal course. The overall attainment is based on the total weighted attainment of all of the individual metrics.

As part of our data verification process for approving EBCP awards, the Audit/Finance Committee reviews the performance data relative to Carpenter's operating results for financial reporting purposes. The Compensation Committee then makes its award determinations.

For fiscal year 2016, the achievement targets for the Operating Income, Free Cash Flow, and Safety metrics, and actual year-end attainment adjusted as described below, were as follows:

Executive Bonus Compensation ("EBCP") Metrics and Attainment

EBCP Metrics and Attainment

		Attainment %				
($ in Millions)	Weight	50%	100%	200%	Result	Attainment
Operating Income	60%	$130	$195	$244	**$124**	0%
Free Cash Flow	30%	$117	$176	$220	**$139**	68%
Safety	10%	<2.1	1.9	1.7	**2.2**	0%
Overall Attainment	**100%**					**20.4%**

The primary financial objectives for setting the fiscal year 2016 annual incentive metrics were to encourage earnings performance. The Compensation Committee selected these specific targets after reviewing our operating plan and the environment within which Carpenter operates, and used its judgment to define appropriate targets to align the relationship between pay and performance. Targets are based on Carpenter's fiscal year 2016 operating plan, which considers many factors, including:

- Broad macro-economic factors that affect our business;
- Industry factors that affect us directly or the industries we serve; and
- Strategic initiatives underway or planned for the upcoming year.

Fiscal Year 2016 Compensation Decisions

The threshold and maximum operating income targets were set at -33% and +25% of the operating plan, respectively. For fiscal year 2016, the Compensation Committee determined that the year-end results of each metric resulted in 20.4% of overall target incentive attainment.

Long-Term Equity Incentive Compensation

Long-Term Equity Incentives

We use a Stock-Based Incentive Compensation Plan for Officers and Key Employees (the "Executive Stock Plan") to provide equity compensation to NEOs and other key personnel. Our long-term incentive program is designed to attract and retain executives who can drive our performance and to create alignment between our executives and our stockholders. In our view, our long-term incentive program accomplishes this through a combination of both time-based and performance-based equity vehicles. The Compensation Committee believes such awards focus executives on Carpenter's longer-term interests and strategic business decisions and encourage retention.

To determine the mix of equity-based compensation for the long-term incentive program, the Compensation Committee considered current industry trends, practice among our Comparator Group, and the behaviors the awards are intended to drive. We balance time-based and performance-based RSU awards and stock options, which focus primarily on operating and stock performance, with the time-based vesting elements of time- and performance-based RSUs and options, which focus primarily on retention.

68 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Long-Term Equity Incentive Compensation

Applying this analysis for fiscal year 2016, the Compensation Committee granted a mix of stock options and time- and performance-based RSUs. Overall, the mix of incentives for the long-term program is as follows:

Summary of Long-term Equity Incentive Programs

Vehicle	Weighting	Description
Stock Options	25%	▸ Vest 1/3 per year on the first three anniversary dates of the grant. ▸ When stock options are granted, the exercise price is the closing share price on the NYSE on the date of the grant. ▸ Options provide a strong tie to stockholders and are inherently performance-based as they only deliver value if the stock price increases.
Performance-based RSUs (TSR)*	25%	▸ Provide executives the opportunity to earn 0-200% of the target award of shares based on our TSR vs. growth index over a three-year period. ▸ Earned/scored shares are immediately vested at the end of the three-year performance period.
Performance-based RSUs (Adjusted EBITDA)*	25%	▸ Provide executives the opportunity to earn 0-200% of the target award of shares based on our Adjusted EBITDA vs. target over a one-year period. ▸ If any shares are earned/scored at the end of the one-year performance period, they vest 50% per year over the subsequent two years. ▸ May make an election to receive payment in cash or stock.
Time-based RSUs	25%	▸ Vest in full on the third anniversary of grant date, subject to continued employment on that date.

*Dividends are not accrued or paid on these RSUs until the RSUs are earned.

Fiscal Year 2016 NEO Target LTI Opportunities

For fiscal year 2016, the Compensation Committee relied on benchmarking and each executive's contributions towards corporate goals to determine the following target values of incentives for each NEO under the long-term incentive program:

NEO	Total LTI Opportunity (thousands)	Time-Based RSU 25% of LTI	1-Year Performance-Based RSU 25% of LTI	3-Year Performance Based RSU 25% of LTI	Stock Options 25% of LTI
Tony R. Thene	$2,200	$550,000	$550,000	$550,000	$550,000
Damon J. Audia	$ 350	$ 87,500	$ 87,500	$ 87,500	$ 87,500
Joseph E. Haniford	$ 500	$125,000	$125,000	$125,000	$125,000
Timothy Lain	$ 250	$ 62,500	$ 62,500	$ 62,500	$ 62,500
David L. Strobel	$ 500	$125,000	$125,000	$125,000	$125,000

*Mr. Ziolkowski did not receive a LTI award in fiscal year 2016 due to his retirement.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 69

Compensation Discussion & Analysis • Long-Term Equity Incentive Compensation

GOALS FOR PERFORMANCE-BASED RSUs

Our performance-based RSUs are comprised of two components: those tied to three-year relative TSR vs. the Russell Materials & Processing Growth Index, and those tied to achievement of annual Adjusted EBITDA goals. The goals for the fiscal year 2016 Adjusted EBITDA awards are detailed below, with the results noted for the cycle concluded for each component at the end of fiscal year 2016.

	Threshold	Actual	Target	Maximum
Performance Targets for Adjusted EBITDA-based RSUs	$235	**$278**	$352	$441
Payout as % of Target	**50%**	**68.3%**	100%	200%

	Actual*	Threshold	Target	Maximum
Performance Targets for TSR-based RSUs (Percentile) *TSR vs. Peers*	**10th**	25th	50th	75th
Payout as % of Target	**0%**	50%	100%	200%

* Reflects achievement of fiscal year 2013 three-year performance targets; the achievement for fiscal year 2016 three-year performance targets will be determined in fiscal year 2019. *See the Long-Term Equity Incentive Plan illustration.*

TSR-BASED RSU BENCHMARKING

For the fiscal year 2016 grant of TSR-based RSUs, performance is assessed against the Russell Materials & Processing Growth Index.

Long-Term Equity Incentive Plan Illustration

Award	Year 1	Year 2	Year 3
Stock Options (25% of LTI)	34% vest	33% vest	33% vest
Performance-Based RSU 3-Year TSR (25% of LTI)	→	→	0-200% earned and vested based on performance
Performance-Based RSU 1-Year Adjusted EBITDA (25% of LTI)	0-200% scored based on performance	50% of scored vest	50% of scored vest
Time-Based RSU (25% of LTI)	→	→	100% vest

70 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Other Compensation Other Compensation Special Inducement, Recognition or Retention Awards At times, the Compensation Committee identifies circumstances giving rise to the need to issue an incentive award, other than during the ordinary cycle, to fulfill particular retention or incentive objectives or to recognize special achievements or contributions to the company. No special inducement or recognition awards were part of the executive compensation program in fiscal year 2016. Retirement and Post-Employment Benefits We believe retirement plans and other post-employment benefits serve to attract and retain talented personnel generally, but they are not a significant part of the overall compensation program and are largely legacy programs closed to new participants. The General Retirement Plan for Employees of Carpenter Technology Corporation (“GRP”). This is a tax-qualified plan that generally provides retirement benefits to employees, including NEOs, at age 65 (with five years of service), from age 55 (with ten years of service), or at any age with 30 years of service. For most employees, including the NEOs, these benefits are based on either: (a) a fixed monthly rate for each year of service; or (b) the sum of • the employee’s highest average annual earnings multiplied by 1.3% for each of the first 20 years of service, and • the employee’s highest average annual earnings multiplied by 1.4% for each year of service over 20. This average is calculated from the highest five annual periods (within the last 20 years) ending on the date of retirement. Earnings generally include all salaries, bonuses and other cash compensation. The GRP includes Qualified Supplemental Retirement Benefits (“QSERP”) under the GRP provision, which serve to reduce the company’s obligations under its non-qualified defined benefit plans (described below) by providing the maximum available benefit under the GRP permitted by applicable nondiscrimination rules under the Internal Revenue Code of 1986, as amended. The GRP and QSERP were closed to new hires and rehires effective January 1, 2012, and therefore do not apply to Messrs. Haniford, Audia, and Thene, all of whom began employment with Carpenter after this cessation date. Benefits under the QSERP were frozen effective January 1, 2014. Carpenter has two restoration plans for those participants whose benefits under the GRP are reduced by limitations under the Code. f The Earnings Adjustment Plan of Carpenter Technology Corporation (“EAP”) restores any benefits lost under the GRP due to Code limitations on compensation that may be considered in the calculation of benefits under the GRP. f The Benefit Equalization Plan of Carpenter Technology Corporation (“BEP”) restores any benefits lost under the GRP as a result of Code limitations on the maximum annual benefit that may be payable under the GRP. In general, benefits under these plans are subject to the same administrative rules as the GRP. Messrs. Strobel, Lain, and Ziolkowski are the only NEOs eligible for benefits under the EAP and the BEP. Officers and Key Employees Supplemental Retirement Plan of Carpenter Technology Corporation (“OSRP”). This plan provides supplemental pension benefits to participants, including NEOs, whose benefits will be reduced under the GRP because of income that they elected to defer under the company’s deferred compensation plan. This plan aids our ability to retain talent by ensuring that a participant’s post-retirement income reflects all of his or her actual earnings during active employment. The OSRP restores reductions that occur under the GRP because of income deferrals, without regard to any limitations under the Code. These benefits are subject to the same administrative rules as the GRP. Messrs. Strobel, Lain and Ziolkowski are the only NEOs eligible for benefits under the OSRP. 71 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Retirement and Post-Employment Benefits On April 19, 2016, the Board approved the consolidation of the three plans described above (EAP, BEP, and OSRP) into The Benefits Restoration Plan of Carpenter Technology Corporation. No substantive changes were made to the Benefits Restoration Plan of Carpenter by consolidating the three prior plans. Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (“SRP”). The Board has designated Messrs. Strobel and Ziolkowski as participants under this plan. The SRP was designed to provide a minimum level of post-retirement income to certain people in recognition of their service and dedication to Carpenter at the management level. This supplemental benefit is payable for a fixed term of fifteen years, generally beginning in the seventh month following eligibility for GRP monthly payments. The Compensation Committee determined in fiscal year 2010 that the company’s goals underlying the SRP could be better achieved using alternative means. The Board therefore, effective June 30, 2010, closed entry into the SRP and enacted a freeze on SRP benefits to be earned by current active participants in the plan. Under the freeze, future accruals (5% of a participant’s highest annual earnings per year of service for up to ten years of participation) ceased effective December 31, 2012, and therefore do not apply to Messrs. Haniford, Audia and Thene, all of whom began employment with Carpenter after the cessation date. The Health Protection Account (“HPA”) provides retiree medical benefits for certain employees, including NEOs, who are eligible to receive an immediate retirement benefit from the GRP upon termination of employment. The benefits are equal to monthly credits that participants can use to pay for qualified medical expenses, including the ability to buy into the Carpenter-sponsored retiree medical plans. The monthly credits are determined at retirement by multiplying a participant’s earned percentage by the applicable premiums for the Carpenter-sponsored retiree medical plan in the year of retirement and vary before and after the age at which a participant and/or dependents are eligible for Medicare. Monthly credits are capped at $528 per month pre-Medicare and $338 per month post-Medicare for single coverage and at $922 per month pre-Medicare and $593 per month post-Medicare for family coverage. The earned percentage is equal to 3% per year of continuous service but not less than 50% nor more than 90%. The HPA was closed to new hires effective January 1, 2012, and therefore does not apply to Messrs. Audia, Haniford, and Thene, all of whom commenced employment after that date. Carpenter also provides retiree life insurance benefits for some employees, including NEOs, who are eligible to receive an immediate retirement benefit from the GRP upon termination of employment. The face amount of the retiree life insurance benefit is equal to $5,000. Benefits for NEOs under the above plans are discussed in detail in the “Executive Compensation” section of this Proxy Statement. Savings Plans and Deferred Compensation Plan Our Savings Plans are tax-qualified profit sharing plans. Carpenter has a savings plan available to Carpenter employees and certain affiliates who were hired prior to January 1, 2012, a savings plan available to Carpenter employees and certain affiliates who were hired on and after January 1, 2012, a savings plan for employees of Amega West Services LLC, and a savings plan for collectively bargained employees of Latrobe Steel Company (together referred to as the “Savings Plans”). As further described in the “Tax-Qualified Defined Contribution Pension Plans” section on page 85, NEOs participate in one of the first two Savings Plans listed above. If the company’s contribution to a Savings Plan for any executive is limited under the Code, the executive will receive any lost contributions under the company’s deferred compensation plan discussed immediately below. Carpenter sponsors a non-qualified, deferred compensation plan for executives, including NEOs, to supplement its tax-qualified Savings Plans. Executives may annually defer up to 100% of their base pay and entire cash incentive payout. Each executive, including NEOs, is fully vested in all amounts deferred under this plan, including any company contributions. These sums are deliverable to the executive later, either on a date selected by the person or upon the occurrence of a specified event. 72 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Compensation Discussion & Analysis • Retirement and Post-Employment Benefits Health Benefits and Disability Insurance Carpenter currently provides its executive officers with the same health and disability insurance plans afforded to all employees. In addition, as mentioned in the Minimal Perquisites section below, Carpenter encourages each executive officer to have a periodic physical examination, reimbursing the executive for certain additional out-of-pocket health costs associated with it that are not covered by Carpenter’s plans. This reimbursement is tax deductible to the company. Minimal Perquisites Perquisites are not a significant part of our executive compensation program. We provide a limited number of perquisites and other personal benefits to NEOs, which we believe are reasonable and consistent with market practices. Carpenter believes each perquisite offered also provides a benefit to the company as noted: annual tax preparation fees up to $1,500 and annual financial planning and tax planning expenses up to $8,500 to encourage keeping up to date and in compliance with complex regulations; annual medical examination up to $7,500 for NEOs age 60 and above and biennial medical examination up to $7,500 for NEOs under age 60 to encourage proactive health management; and employment relocation expenses to reduce the administrative burden of relocation in order to encourage new executives to focus on their job with us as soon as possible. Carpenter believes these items are advantageous to our company and our stockholders, and they keep executives focused on the legitimate interests of the business. Severance and Employment Arrangements Carpenter maintains an executive severance plan to address certain terminations in the absence of a change in control. In addition, the company also maintains a change in control severance plan, which provides certain payments and benefits in the event of a change in control. These plans are discussed in more detail in the Potential Payments Upon Termination of Employment section of the Executive Compensation Section of the Proxy Statement. 73 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation Table of Contents Summary Compensation Table ............................................................................................................................................75 All Other Compensation Table ............................................................................................................................................. 76 Fiscal Year 2016 Grants of Plan-Based Awards Table............................................................................................................77 Outstanding Equity Awards at End of Fiscal Year 2016 Table ...............................................................................................78 Fiscal Year 2016 Option Exercises and Stock Vested Table...................................................................................................80 Pension Benefits Generally..................................................................................................................................................80 Pension Benefits Table .........................................................................................................................................................81 Tax-Qualified Defined Benefit Pension Plan .........................................................................................................................82 Non-Qualified Defined Benefit Pension Plans .....................................................................................................................83 Non-Qualified Defined Contribution Plan for Officers and Key Employees..........................................................................84 Fiscal Year 2016 Non-Qualified Deferred Compensation Table .............................................................................................85 Tax-Qualified Defined Contribution Pension Plans ...............................................................................................................85 Potential Payments Upon Termination of Employment........................................................................................................86 Fiscal Year 2016 Potential Payments Upon Termination or Change In Control Table.............................. ……………………..87 74 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Summary Compensation Table

Summary Compensation Table

The following table contains information concerning the compensation accrued or paid by Carpenter for services rendered during the fiscal years ended June 30, 2016, 2015, and 2014, by Carpenter's CEO, CFOs and each of the other NEOs.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards[1] (e)	Option Awards[2] (f)	Non-Equity Incentive Plan Compensation (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] (h)	All Other Compensation[4] (i)	Total (j)
Thene, Tony R.	**2016**	**$705,385**	**$ 0**	**$1,777,622**	**$550,127**	**$140,630**	**$ 0**	**$ 63,155**	**$3,236,919**
President	2015	$462,614	$ 0	$3,591,148	$174,971	$ 74,018	$ 0	$ 54,954	$4,357,704
and Chief Executive Officer	2014	$449,515	$ 0	$ 651,032	$352,322	$246,360	$ 0	$ 69,648	$1,768,877
Audia, Damon J. Senior Vice President and Chief Financial Officer	**2016**	**$304,308**	**$ 0**	**$ 282,844**	**$ 87,514**	**$ 45,884**	**$ 0**	**$ 51,467**	**$ 772,017**
Haniford, Joseph E. Chief Operating Officer	**2016**	**$390,769**	**$100,000[5]**	**$ 504,039**	**$125,032**	**$ 60,259**	**$ 0**	**$ 45,639**	**$1,225,738**
Lain, Timothy	**2016**	**$286,131[6]**	**$ 0**	**$ 202,061**	**$ 62,521**	**$ 28,952**	**$ 71,934**	**$ 14,189**	**$ 665,788**
Vice President, Controller	2015	$207,154	$ 0	$ 126,762	$ 37,501	$ 20,462	$ 34,090	$ 8,173	$ 434,141
and Chief Accounting Officer	2014	$178,359	$ 0	$ 93,066	$ 26,240	$ 35,847	$ 32,194	$ 6,720	$ 372,425
Strobel, David L.	**2016**	**$407,217**	**$ 0**	**$ 404,005**	**$125,032**	**$ 65,859**	**$ 547,697**	**$ 36,780**	**$1,586,590**
Former Senior Vice President	2015	$390,024	$ 0	$ 637,790	$ 99,988	$ 62,404	$ 846,543	$ 25,736	$2,062,485
and Chief Technology Officer	2014	$381,878	$ 0	$ 372,037	$404,911	$209,367	$ 719,372	$ 32,683	$2,120,248
Ziolkowski, Andrew T.	**2016**	**$ 72,885**	**$ 0**	**$ 0**	**$ 0**	**$ 17,740**	**$1,269,028**	**$322,133**	**$1,681,786**
Former Senior Vice President –	2015	$388,136	$ 0	$ 337,773	$ 99,988	$ 62,102	$ 696,750	$ 16,937	$1,601,686
Special Projects	2014	$380,644	$ 0	$ 372,037	$404,911	$208,768	$ 613,192	$ 26,156	$2,005,708

(1) The grant date fair value of stock awards granted to our NEOs in fiscal year 2016 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation.

The values shown include time-based restricted stock unit awards and both one- and three-year performance share award opportunities. For the performance share awards, the values in column (e) represent the probable award value on the grant date, which has been determined to be achievement of the relevant performance goals at target. The maximum values of the performance share awards (200% of target) on the grant date were:

Name	Fiscal Year 2016 1 Year Maximum	Fiscal Year 2016 3 Year Maximum
Tony R. Thene	$1,100,034	$1,355,175
Damon J. Audia	$ 175,030	$ 215,628
Joseph E. Haniford	$ 250,008	$ 307,994
Timothy Lain	$ 125,041	$ 154,043
David L. Strobel	$ 250,008	$ 307,994
Andrew T. Ziolkowski	$ 0	$ 0

Mr. Ziolkowski did not receive performance share award opportunities described in this section due to his retirement.

The amount shown for Mr. Haniford includes the grant date fair value of a one-time RSU award granted upon hire, effective July 13, 2015.

Actual attainment for one-year performance share awards for all NEOs was 68.3% in fiscal year 2016.

(2) The grant date fair value of option awards granted to our NEOs in fiscal year 2016 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 75

Executive Compensation • All Other Compensation Table

(3) Shows the aggregate change in the actuarial present value of accumulated benefits under all defined benefit plans (including non-qualified plans) from July 1 to June 30 of fiscal years 2016, 2015 and 2014. The amounts were computed using the same assumptions used for financial statement reporting purposes described in Note 9 to the financial statements contained in Carpenter's 2016 Annual Report on Form 10-K. Amounts paid under the plans use assumptions contained in the plans and may be different than those used for financial reporting purposes.

(4) The amounts shown in this column for fiscal years 2016, 2015 and 2014 are broken down in detail in the "All Other Compensation Table" below.

(5) Value represents a sign-on bonus received as part of Mr. Haniford's employment offer.

(6) Includes additional compensation received by Mr. Lain during his interim role as acting CFO.

All Other Compensation Table

(Detail of Summary Compensation Table Column (i))

Name	Year	Perquisites and Other Personal Benefits	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Dividend Equivalents on Restricted Stock Units	Consideration for Extended Non-Compete Obligation	Total
Thene, Tony R. President and Chief Executive Officer	2016	$14,840(1)	$1,548	$33,604	$13,163	$ 0	$ 63,155
Audia, Damon J. Senior Vice President and Chief Financial Officer	2016	$27,328(2)	$ 798	$21,831	$ 1,510	$ 0	$ 51,467
Haniford, Joseph E. Chief Operating Officer	2016	$ 8,927	$1,087	$31,385	$ 4,240	$ 0	$ 45,639
Lain, Timothy Vice President, Controller and Chief Accounting Officer	2016	$ 3,845	$ 606	$ 8,515	$ 1,223	$ 0	$ 14,189
Strobel, David L. Former Senior Vice President and Chief Technology Officer	2016	$15,935(3)	$1,182	$12,106	$ 7,557	$ 0	$ 36,780
Ziolkowski, Andrew T. Former Senior Vice President - Special Projects	2016	$ 0	$ 220	$ 2,265	$ 0	$319,648(4)	$322,133

(1) This amount represents $10,000 for financial planning/tax services and $4,840 for an executive physical per company policy.

(2) This amount represents $4,500 for financial planning/tax services, $14,785 for relocation expenses, and $8,043 for relocation related gross-ups.

(3) This amount represents $10,000 for financial planning/tax services and $5,935 for an executive physical per company policy.

(4) This amount represents consideration for Mr. Ziolkowski's agreement to extend his non-competition obligation upon retirement, as described in the "Severance and Employment Arrangements" section of the CD&A.

76 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Fiscal Year 2016 Grants of Plan-Based Awards Table

Fiscal Year 2016 Grants of Plan-Based Awards Table

The following table shows information about fiscal year 2016 Plan-based awards to NEOs under the company's equity or non-equity incentive plans, which are the Executive Bonus Compensation Plan ("EBCP") and Stock-Based Incentive Compensation Plan for Officers and Key Employees (the "Executive Stock Plan") described under the CD&A section of this Proxy Statement.

Name (a)	Grant Date (b)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards ($ / Sh) (k)	Grant Date Fair Value of Stock and Option Awards[2] (l)
			Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)				
Thene, Tony R.	08/03/15	07/31/15	$344,682	$689,364	$1,378,728	7,469	14,938	29,876[3]				$550,017
President	08/03/15	07/31/15				7,469	14,938	29,876[4]				$677,588
and Chief Executive Officer	08/03/15	07/31/15							14,938			$550,017
	08/03/15	07/31/15								58,338[5]	$36.82	$550,127
Audia, Damon J.	10/19/15	10/12/15	$112,462	$224,923	$449,846	1,398	2,796	5,592[3]				$87,515
Senior Vice President	10/19/15	10/12/15				1,398	2,796	5,592[4]				$107,814
and Chief Financial Officer	10/19/15	10/12/15							2,796			$87,515
	10/19/15	10/12/15								11,263[5]	$31.30	$87,514
Haniford, Joseph E.	08/03/15	07/31/15	$147,692	$295,385	$590,770	1,698	3,395	6,790[3]				$125,004
Chief Operating Officer	08/03/15	07/31/15				1,698	3,395	6,790[4]				$153,997
	07/13/15	06/10/15							2,494[6]			$100,034
	08/03/15	07/31/15							3,395			$125,004
	08/03/15	07/31/15								13,259[5]	$36.82	$125,032
Lain, Timothy	08/03/15	07/31/15	$70,962	$141,923	$283,846	849	1,698	3,396[3]				$62,520
Vice President, Controller	08/03/15	07/31/15				849	1,698	3,396[4]				$77,021
and Chief Accounting Officer	08/03/15	07/31/15							1,698			$62,520
	08/03/15	07/31/15								6,630[5]	$36.82	$62,521
Strobel, David L.	08/03/15	07/31/15	$161,418	$322,836	$645,672	1,698	3,395	6,790[3]				$125,004
Former Senior Vice President	08/03/15	07/31/15				1,698	3,395	6,790[4]				$153,997
and Chief Technology Officer	08/03/15	07/31/15							3,395			$125,004
	08/03/15	07/31/15								13,259[5]	$36.82	$125,032
Ziolkowski, Andrew T.		07/31/15	$43,481	$86,962	$173,923							
Former Senior Vice President –												
Special Projects												

(1) Represents target bonus opportunity established by the Board under the EBCP for a one-year performance period beginning July 1, 2015 and ending June 30, 2016. The threshold is equal to 50% of target and the maximum is equal to 200% of target. For details of actual attainment, please reference the Summary Compensation Table.

(2) The grant date fair value of stock awards granted to our NEOs in fiscal year 2016 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation.

(3) Represents target equity opportunity established by the Board for a one-year performance period beginning July 1, 2015 and ending June 30, 2016. The threshold is equal to 50% of target and the maximum is equal to 200% of target. For details of actual attainment, please reference the CD&A section of this Proxy Statement.

(4) Represents target equity opportunity established by the Board for a three-year performance period beginning July 1, 2015 and ending June 30, 2018. The threshold is equal to 50% of target and the maximum is equal to 200% of target.

(5) Represents stock options granted under the Executive Stock Plan during fiscal year 2016. The options have a ten-year term, become exercisable ratably over a three-year period following the grant date and will expire 90 days following termination of employment, except in the case of death, Disability or Retirement. In the event of death or Disability, all options that were granted more than 12 months prior to the event become fully vested and exercisable by the participant or his or her estate for the remainder of the original term. In the event of Retirement, all unexercisable options granted more than 12 months before such retirement date shall become vested prorata based on the number of days in service during the restriction period, and exercisable by the participant or his or her estate for the remainder of the original term unless the Compensation Committee decides otherwise. Upon a Change in Control, all outstanding options become fully vested and immediately exercisable for the remainder of the original term.

(6) Represents a one-time restricted stock unit award under the Executive Stock Plan during fiscal year 2016, as part of his employment offer.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 77

Executive Compensation • Outstanding Equity Awards at end of Fiscal Year 2016 Table

Outstanding Equity Awards at end of Fiscal Year 2016 Table

The following table shows information about outstanding equity awards held by the NEOs at the end of fiscal year 2016.

	Option Awards					Stock Awards			
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[1]	Market Value of Shares or Units of Stock That Have Not Vested[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2]
Name	Exercisable	Unexercisable							
Thene, Tony R.	5,653	2,826[4]	0	$52.41	07/30/23	25,141	$ 827,893	10,064	$331,408
President	0	8,463[5]	0	$59.15	03/01/21				
and Chief Executive Officer	3,508	7,016[6]	0	$53.95	08/01/24				
	0	58,338[7]	0	$36.82	08/03/25				
Audia, Damon J.	0	11,263[8]	0	$ 31.30	10/19/25	4,706	$154,969	1,398	$ 46,036
Senior Vice President and Chief Financial Officer									
Haniford, Joseph E.	0	13,259[7]	0	$36.82	08/03/25	8,208	$270,289	1,698	$ 55,915
Chief Operating Officer									
Lain, Timothy	300	0[9]	0	$43.65	06/30/18	2,858	$ 94,114	1,406	$ 46,283
Vice President, Controller	300	0[10]	0	$ 17.29	07/29/19				
and Chief Accounting Officer	407	0[11]	0	$33.85	08/17/20				
	225	0[12]	0	$56.52	07/28/21				
	252	0[13]	0	$48.85	08/27/22				
	808	404[4]	0	$52.41	07/30/23				
	752	1,503[6]	0	$53.95	08/01/24				
	0	6,630[7]	0	$36.82	08/03/25				
Strobel, David L.	3,575	0[9]	0	$43.65	06/30/18	5,714	$188,162	3,181	$104,750
Former Senior Vice President	2,956	0[14]	0	$34.95	07/30/20				
and Chief Technology Officer	3,139	0[15]	0	$32.91	09/07/20				
	1,344	0[16]	0	$ 51.26	05/01/21				
	4,491	0[12]	0	$56.52	07/28/21				
	5,137	0[17]	0	$ 47.86	07/31/22				
	3,230	1,615[4]	0	$52.41	07/30/23				
	0	15,046[5]	0	$59.15	03/01/21				
	2,005	4,009[6]	0	$53.95	08/01/24				
	0	13,259[7]	0	$36.82	08/03/25				
Ziolkowski, Andrew T.	3,088	0[12]	0	$56.52	07/28/21	0	$ 0	579	$ 19,050
Former Senior Vice President –	3,532	0[17]	0	$ 47.86	07/31/22				
Special Projects	4,355	0[18]	0	$52.41	07/30/23				
	7,537	0[19]	0	$59.15	03/01/21				
	3,817	0[20]	0	$53.95	08/01/24				

78 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Outstanding Equity Awards at end of Fiscal Year 2016 Table (1) The table in this footnote provides specific information about the respective grant and vesting dates for outstanding shares reflected in the above table: # of Shares Named Executive Granted Grant Date Vest Date Thene, Tony R. 14,938 10,203 08/03/15 08/03/15 08/03/18 – 100% 06/30/17 – 50% 06/30/18 – 50% Audia, Damon J. 2,796 1,910 10/19/15 10/19/15 10/19/18 – 100% 06/30/17 – 50% 06/30/18 – 50% Haniford, Joseph E. 2,494 3,395 2,319 07/13/15 08/03/15 08/03/15 07/13/16 – 100% 08/03/18 – 100% 06/30/17 – 50% 06/30/18 – 50% Lain, Timothy 1,698 1,160 08/03/15 08/03/15 08/03/18 – 100% 06/30/17 – 50% 06/30/18 – 50% Strobel, David L. 3,395 2,319 08/03/15 08/03/15 08/03/18 – 100% 06/30/17 – 50% 06/30/18 – 50% (2) (3) Market value is based on the June 30, 2016 closing price of the company’s common stock ($32.93). Represents the threshold opportunities established by the Board for three-year performance awards granted during fiscal years 2015 and 2016, respectively, based on projected attainment percentages on the last day of fiscal year 2016. Actual number of shares earned, if any, will be determined at the end of the respective performance period. The threshold is 50% of target and the maximum is 200% of target. The table in this footnote provides details for the performance-based stock awards reflected in the above table: Fiscal Year Number of Unearned Shares Named Executive Vest Date Thene, Tony R. 2015 2016 2,595 7,469 06/30/17 – 100% 06/30/18 – 100% Audia, Damon J. 2016 1,398 06/30/18 – 100% Haniford, Joseph E. 2016 1,698 06/30/18 – 100% Lain, Timothy 2015 2016 557 849 06/30/17 – 100% 06/30/18 – 100% Strobel, David L. 2015 2016 1,483 1,698 06/30/17 – 100% 06/30/18 – 100% Ziolkowski, Andrew T. 2015 579 06/30/17 – 100% (4) (5) (6) (7) (8) (9) Stock options granted on July 30, 2013; one-third vested on each of July 30, 2014 and 2015; and one-third will vest on July 30, 2016. Stock options granted on March 1, 2014; 100% will vest on March 1, 2017. Stock options granted on August 1, 2014; one-third vested on August 1, 2015; and one-third will vest on each of August 1, 2016 and 2017. Stock options granted on August 3, 2015; one-third will vest on each of August 3, 2016, 2017 and 2018. Stock options granted on October 19, 2015; one-third will vest on each of October 19, 2016, 2017 and 2018. Stock options granted on June 30, 2008; one-third vested on each of June 30, 2009, 2010 and 2011. (10) Stock options granted on July 29, 2009; one-third vested on each of July 29, 2010, 2011 and 2012. 79 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Fiscal Year 2016 Option Exercises and Stock Vested Table

(11) Stock options granted on August 17, 2010; one-third vested on each of August 17, 2011, 2012 and 2013.
(12) Stock options granted on July 28, 2011; one-third vested on each of July 28, 2012, 2013 and 2014.
(13) Stock options granted on August 27, 2012; one-third vested on each of August 27, 2013, 2014 and 2015.
(14) Stock options granted on July 30, 2010; one-third vested on each of July 30, 2011, 2012 and 2013.
(15) Stock options granted on September 7, 2010; one-third vested on each of September 7, 2011, 2012 and 2013.
(16) Stock options granted on May 1, 2011; one-third vested on each of May 1, 2012, 2013 and 2014.
(17) Stock options granted on July 31, 2012; one-third vested on each of July 31, 2013, 2014 and 2015.
(18) Stock options granted on July 30, 2013; one-third vested on each of July 30, 2014 and 2015; and the remaining one-third was prorated and vesting accelerated upon his retirement on September 1, 2015.
(19) Stock options granted on March 1, 2014; the grant was prorated and vesting accelerated upon his retirement on September 1, 2015.
(20) Stock options granted on August 1, 2014; one-third vested on August 1, 2015; and the remaining one-third was prorated and vesting accelerated upon his retirement on September 1, 2015.

Fiscal Year 2016 Option Exercises and Stock Vested Table

The following table shows information about options exercised by, and stock vested for the benefit of, NEOs during fiscal year 2016.

	Option Awards		Stock Awards	
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thene, Tony R. President and Chief Executive Officer	0	$ 0	6,689	$185,687
Audia, Damon J. Senior Vice President and Chief Financial Officer	0	$ 0	0	$ 0
Haniford, Joseph E. Chief Operating Officer	0	$ 0	0	$ 0
Lain, Timothy Vice President, Controller and Chief Accounting Officer	0	$ 0	968	$ 37,829
Strobel, David L. Former Senior Vice President and Chief Technology Officer	0	$ 0	2,863 7,101	$109,223 $235,682
Ziolkowski, Andrew T. Former Senior Vice President – Special Projects	4,056	$8,340	0	$ 0

Pension Benefits Generally

The company maintains several pension and related benefit plans in which the NEOs and other executives are eligible to participate. These plans are described in the subsections that follow this subsection.

The following table shows information about the value of accumulated benefits and number of years of credited service under each of the company's defined benefit pension plans and supplemental executive retirement plans available to NEOs at the end of fiscal year 2016, based upon assumed retirement dates and the satisfaction of other applicable eligibility criteria under such plans.

80 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Pension Benefits Table

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thene, Tony R. President and Chief Executive Officer	General Retirement Plan (GRP)(2)	0.00	$ 0	$ 0
	Earnings Adjustment Plan (EAP)(3)	0.00	$ 0	$ 0
	Benefit Equalization Plan (BEP)(4)	0.00	$ 0	$ 0
	Officer and Key Employee Supplemental Retirement Plan (OSRP)(5)	0.00	$ 0	$ 0
	Supplemental Retirement Plan for Executives (SRP)(6)	0.00	$ 0	$ 0
Audia, Damon J. Senior Vice President and Chief Financial Officer	General Retirement Plan (GRP)(2)	0.00	$ 0	$ 0
	Earnings Adjustment Plan (EAP)(3)	0.00	$ 0	$ 0
	Benefit Equalization Plan (BEP)(4)	0.00	$ 0	$ 0
	Officer and Key Employee Supplemental Retirement Plan (OSRP)(5)	0.00	$ 0	$ 0
	Supplemental Retirement Plan for Executives (SRP)(6)	0.00	$ 0	$ 0
Haniford, Joseph E. Chief Operating Officer	General Retirement Plan (GRP)(2)	0.00	$ 0	$ 0
	Earnings Adjustment Plan (EAP)(3)	0.00	$ 0	$ 0
	Benefit Equalization Plan (BEP)(4)	0.00	$ 0	$ 0
	Officer and Key Employee Supplemental Retirement Plan (OSRP)(5)	0.00	$ 0	$ 0
	Supplemental Retirement Plan for Executives (SRP)(6)	0.00	$ 0	$ 0
Lain, Timothy Vice President, Controller and Chief Accounting Officer	General Retirement Plan (GRP)(2)	9.08	$ 185,919	$ 0
	Earnings Adjustment Plan (EAP)(3)	9.08	$ 7,610	$ 0
	Benefit Equalization Plan (BEP)(4)	9.08	$ 0	$ 0
	Officer and Key Employee Supplemental Retirement Plan (OSRP)(5)	9.08	$ 0	$ 0
	Supplemental Retirement Plan for Executives (SRP)(6)	9.08	$ 0	$ 0
Strobel, David L. Former Senior Vice President and Chief Technology Officer	General Retirement Plan (GRP)(2)	33.00	$2,094,615	$ 0
	Earnings Adjustment Plan (EAP)(3)	33.00	$2,606,038	$ 0
	Benefit Equalization Plan (BEP)(4)	33.00	$ 32,617	$ 0
	Officer and Key Employee Supplemental Retirement Plan (OSRP)(5)	33.00	$ 0	$ 0
	Supplemental Retirement Plan for Executives (SRP)(6)	33.00	$ 683,358	$ 0
Ziolkowski, Andrew T. Former Senior Vice President – Special Projects	General Retirement Plan (GRP)(2)	25.75	$1,746,935	$73,532
	Earnings Adjustment Plan (EAP)(3)	25.75	$1,606,687	$ 0
	Benefit Equalization Plan (BEP)(4)	25.75	$ 460,856	$ 0
	Officer and Key Employee Supplemental Retirement Plan (OSRP)(5)	25.75	$ 0	$ 0
	Supplemental Retirement Plan for Executives (SRP)(6)	25.75	$ 925,736	$ 0

(1) Present Value of Accumulated Benefit. The amounts in this column are actuarial present values of the applicable plan accumulated benefits using the same assumptions used for financial statement reporting purposes described in Note 9 to the financial statements contained in Carpenter's 2016 Annual Report on Form 10-K and further assuming that each NEO retires on his earliest possible retirement date. The projected age of each NEO's earliest retirement date is as follows: Mr. Lain – 55, Mr. Strobel – 52 and Mr. Ziolkowski – 55. Assumptions regarding the value of survivor benefits are that 85% of executives are married and wives are two years younger than husbands. Though all amounts in this column are presented as lump sum present values, only the benefit payable under the GRP is actually payable in the form of a lump sum and only when the executive is eligible for a monthly GRP annuity in the month following separation. The values reflected for Mr. Ziolkowski represent the value of benefits as of June 30, 2016, based on the actual benefits he elected as a retiree. Mr. Strobel is the only NEO eligible for a lump sum payment under the GRP.

Messrs. Thene, Audia and Haniford are not participants in the company's defined benefit pension plan or supplemental executive retirement plans identified in this table.

(2) The GRP is a tax-qualified defined benefit pension plan provided to a broad group of employees. It is described in greater detail elsewhere in the following subsection. The GRP was closed to new hires and rehires effective January 1, 2012.

(3) The EAP restores benefits not paid under the GRP because of limitations on the amount of compensation that may be considered under a tax qualified plan.

(4) The BEP restores benefits that would otherwise be payable under the GRP except for the limitation by the Internal Revenue Code of 1986, as amended, upon the annual benefit that may be paid under qualified plans.

(5) The OSRP provides for certain benefits which Participants would have been entitled to receive under the GRP but which may not be paid under the GRP as a result of the application of section 415 of the Code.

(6) Carpenter's SRP provides a benefit in excess of benefits payable under the GRP, Carpenter's other non-qualified pension plans and Social Security. The benefit under the SRP is calculated similarly to the GRP except that the SRP benefit (in conjunction with the benefit plans it supplements) is limited to 60% of average compensation plus ¼% for each year of service over 30.

The Board froze entry of new participants into the SRP effective June 30, 2010, and enacted a freeze on SRP benefits to be earned by current active participants. Please refer to the "Retirement and Post-Employment Benefits" section of the CD&A.

Benefits under the applicable plan or plans are generally paid in the form of an annuity.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 81

Executive Compensation • Tax-Qualified Defined Benefit Pension Plan

Tax-Qualified Defined Benefit Pension Plan

Participation

During fiscal year 2016, all of the NEOs with the exception of Messrs. Thene, Haniford and Audia, were eligible to participate in the tax-qualified General Retirement Plan (GRP). The GRP was closed to new hires and rehires effective January 1, 2012, and therefore does not apply to Messrs. Thene, Haniford and Audia, all of whom commenced employment with the company after January 1, 2012.

GRP Calculation

Retirement benefits pursuant to the GRP are calculated using a formula that takes into account a participant's years of credited service and average compensation during the five highest 12-month calculation periods that occur during the last 240 full calendar months of employment. Average compensation includes cash bonuses, but excludes income attributable to equity-based compensation. These retirement benefits are subject to certain limitations under the Internal Revenue Code relating to the maximum amount of compensation that may be taken into account under a tax-qualified plan and relating to the maximum annual benefit that may be paid to any participant by such a plan.

GRP Payment to Executive

All payments to a participant or any beneficiary pursuant to the GRP are conditioned upon the circumstances surrounding the participant's separation from employment, which dictate whether the participant is entitled to an annuity payable beginning in the month immediately following separation (an "immediate annuity") or an annuity payable beginning at a later date (a "deferred annuity"), and whether or not the immediate annuity, if applicable, will be reduced to account for the participant's age at the commencement of the annuity. An unreduced immediate annuity is referred to as a "full pension".

Full Pension: A participant is entitled to a full pension if:

- he or she separates from employment at or after age 65 having provided at least five years of service;
- he or she retires at any age with at least 30 years of service; or
- he or she retires at age 62 with at least 10 years of service.

A full pension is also available based upon permanent disability if the participant has provided at least 15 years of service to the company, or generally by reason of a permanent shutdown of a plant, department or subdivision or by reason of a layoff and where the participant's age plus service equals one of the following totals:

Employee's Age	Employee's Service	Age + Service =
Under 55	At least 20 years	65 but not 80
Under 55	At least 15 years	At least 80
55 but not 62	At least 15 years	At least 70

Early Pension (payable immediately with age discount): Early retirement is available at age 55 after at least 10 years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid prior to the participant reaching age 62) or at age 60 after at least five years of service (with the benefit amount otherwise payable at age 65 discounted for the time during which benefits are paid prior to the participant reaching age 65).

Deferred Vested Pension: A participant with a vested pension who separates from service without being eligible for an immediate annuity does not attain any of the foregoing and is entitled to receive a deferred vested pension that is generally payable without discount at age 65 (or at age 62 if the participant terminated employment after at least 15 years of service). A participant with a deferred vested pension who terminates employment prior to age 55 after at least 10 years of employment may elect to have a discounted benefit commence at age 55 in lieu of a benefit commencing at age 65. A participant with a deferred vested pension who terminates employment prior to age 55 with less than 10 years of employment may elect to have a discounted benefit commence at age 60 in lieu of a benefit commencing at age 65.

82 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Non-Qualified Defined Benefit Pension Plans Form of GRP Payments Benefits collected pursuant to the GRP are typically paid as a monthly annuity for either the life of the employee, or the joint lives of the employee and beneficiary. Additionally, a participant who is eligible to commence an annuity in the month following his or her separation may also elect an immediate or delayed lump sum payment. Non-Qualified Defined Benefit Pension Plans Participation During fiscal year 2016, Messrs. Strobel and Ziolkowski participated in the SRP and up to three other non-qualified retirement plans that restore various payments that are restricted under the GRP. Mr. Lain participated in the three other non-qualified retirement plans that restore various payments that are restricted under the GRP and is not eligible to participate in the SRP. Messrs. Thene, Haniford and Audia are not participants in the SRP or the three other non-qualified retirement plans. SRP Calculation The SRP pays a retirement benefit that normally supplements payments from the GRP, Social Security and all non-qualified defined benefit plans of the company. The retirement benefit under the SRP is calculated similarly to the retirement benefit under the GRP, with three exceptions: f “compensation” for purposes of the SRP includes certain items of remuneration that are not included in “compensation” for purposes of the GRP; f the SRP does not incorporate limitations on the amount of compensation taken into account under the GRP; and f the SRP benefit is limited so that the sum of the participant’s GRP benefit, Primary Social Security Benefit Amount, and non-contributory benefits from all non-qualified deferred compensation plans sponsored by the company, plus any SRP benefit amount, cannot exceed 60% of a participant’s average compensation plus ¼% for each year of service over 30 years. The SRP was closed to new participants on and after July 1, 2010. Other Non-Qualified Plan Calculations In addition to the SRP, the company has three non-qualified plans that restore benefits that would have been payable under the GRP but for Internal Revenue Service (“IRS”) limits on the amount of compensation payable under a tax-qualified plan; or are lost under the GRP due to voluntary deferrals under Carpenter’s Non-qualified Deferred Compensation Plan for Officers and Key Employees (“NQDCP”). Effective April 19, 2016, the following plans were merged into The Benefits Restoration Plan of Carpenter Technology Corporation (BRP): f The EAP restores benefits not paid under the GRP because of limitations on the amount of compensation that may be considered under a tax-qualified plan ($265,000 in 2016 and 2015). f The BEP restores benefits not paid under the GRP because of limitations on annual benefits that may be paid from a tax-qualified plan ($210,000 in both 2016 and 2015). f The OSRP restores benefits not paid under the GRP due to voluntary deferrals under the NQDCP. Non-Qualified Payments to Executive All non-qualified payments to an executive or any beneficiary of an executive are conditioned upon the participant’s separation of employment or (in some instances) on the occurrence of a Change in Control. The following paragraphs describe the eligibility and commencement timing for benefits under the SRP: Full Pension: A participant is entitled to a full pension if (i) he or she separates from employment at or after age 62 after at least five years of service; or (ii) he or she retires at any age after at least 30 years of service. Such full pension is payable on or about the first day of the month following separation from employment. 83 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Non-Qualified Defined Contribution Plan for Officers and Key Employees Early Pension (payable immediately with age discount): A participant with a vested pension who separates from employment is eligible for an immediate annuity so long as the participant meets the following requirements: (i) attainment of age 55, having provided at least 10 years but fewer than 30 years of service; or (ii) attainment of age 60 having provided fewer than 10 years of service. The benefit that is payable is the benefit amount otherwise payable at age 62 discounted to account for the time during which benefits are paid prior to the participant reaching age 62. A disabled participant may commence receipt of early pension payments pursuant to the SRP at any age. Deferred Vested Pension: A participant with a vested pension who separates from employment without being eligible for an immediate annuity as described above is entitled to a deferred vested pension, payable beginning in the first month following the participant’s attainment of age 55 if the participant provided at least 10 years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid prior to the participant reaching age 62) or age 60 if the participant provided fewer than 10 years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid prior to the participant reaching age 65). With respect to all of the non-qualified plans, payment of benefit amounts for Specified Employees, as defined under Internal Revenue Code Section 409A, are subject to a six-month delay from date of separation from service. Form of Non-Qualified Pension Payments Except when benefits become payable because of a Change in Control, the SRP pays a 15-year certain benefit to the executive or applicable beneficiary. Benefits under the other non-qualified defined benefit plans are generally paid in the form of an annuity. Participants may not elect a lump sum payment under any of the non-qualified defined benefit plans, although benefits are paid as a lump sum under the non-qualified plans if they become payable because of a Change in Control. Eligibility of Named Executive Officers at June 30, 2016 Mr. Strobel is eligible for a Full Pension under each of the GRP, SRP and other non-qualified plans. Mr. Ziolkowski retired from the company on September 1, 2015, under special circumstances with eligibility to receive a Full Pension under the GRP; however, he will not commence benefits under the SRP, EAP and BEP until he turns age 55. No other NEO is yet eligible for a Full or Early Pension under the GRP, SRP or other non-qualified plans without special circumstances. Non-Qualified Defined Contribution Plan for Officers and Key Employees Under the NQDCP, a participant may defer an additional amount (beyond the amount deferred under a tax-qualified defined contribution plan), not to exceed 100% of base salary, plus all or a portion of bonuses earned under the EBCP. Under the NQDCP, the account established for a participant was credited for fiscal year 2016 with an employer contribution equal to 3% of the portion of a participant’s base salary that exceeds the limitations set by the IRS on compensation that may be taken into account under the Savings Plans ($265,000 in 2016 and 2015) and such amounts vest immediately. A participant’s NQDCP account has the same investment options as those available under the Savings Plans, except that the NQDCP does not include the Standish Mellon Stable Value Fund or Carpenter stock investment options. While the NQDCP is intended to be an unfunded plan, benefits under the NQDCP may be payable from a trust established by the company to assist in meeting the obligations of the NQDCP at stated times or on the occurrence of stated events, and a participant may elect distribution in a lump sum or annual installments (over either 10 or 15 years). 84 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Fiscal Year 2016 Non-Qualified Deferred Compensation Table

Fiscal Year 2016 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year[1]	Aggregate Earnings/(Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End[2]
Thene, Tony R. President and Chief Executive Officer	$34,468[3]	$11,825	$ 1,680	$ 0	$ 89,451
Audia, Damon J. Senior Vice President and Chief Financial Officer	$ 0	$ 0	$ 0	$ 0	$ 0
Haniford, Joseph E. Chief Operating Officer	$48,462[3]	$ 0	$ 1,605	$ 0	$ 50,067
Lain, Timothy Vice President, Controller and Chief Accounting Officer	$ 0	$ 400	$ 10	$ 0	$ 410
Strobel, David L. Former Senior Vice President and Chief Technology Officer	$ 0	$ 3,979	$(9,168)	$ 0	$200,860
Ziolkowski, Andrew T. Former Senior Vice President – Special Projects	$ 0	$ 203	$ (590)	$(12,219)	$ 0

(1) Reflects the fiscal year 2016 company contribution to the NQDCP, which amount is also included in column (i) of the Summary Compensation Table.

(2) The balances shown in this column include amounts disclosed in prior fiscal years for each NEO, as follows: Thene – $41,479; Strobel – $206,049; and Ziolkowski – $12,606.

(3) The amounts shown in this column are included in the amounts disclosed for the respective NEOs in column (c) of the Summary Compensation Table.

Tax-Qualified Defined Contribution Pension Plans

Messrs. Lain, Strobel and Ziolkowski are participants under the company's tax-qualified 401(k) plan that was closed to new hires and rehires of the company and certain affiliates effective January 1, 2012 (the "Pre-2012 Savings Plan"). Under this plan, the account of every eligible participant is credited annually with an employer contribution of 3% of base salary (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). The Pre-2012 Savings Plan does not provide for employer matching contributions. In addition, an eligible participant may contribute to his or her plan account up to an additional 100% of base salary (subject to the same IRS limit on maximum compensation that can be taken into account for such purposes). Participant contributions during a calendar year may not exceed an annual limit of $18,000 in 2016 and 2015, unless the participant is or will become age 50 or older during such calendar year, in which event the annual limit is $24,000 for 2016 and 2015. The Pre-2012 Savings Plan allowed for immediate participation by all eligible employees hired prior to January 1, 2012 and immediate vesting of all contributions.

Messrs. Thene, Audia and Haniford are participants under Carpenter's tax-qualified 401(k) plan that is available to new hires and rehires of the company and certain affiliates on or after January 1, 2012 (the "2012 Savings Plan") due to their hire dates after December 31, 2011. The 2012 Savings Plan credits the account of every eligible participant annually with an employer contribution of 3% of base salary and an employer matching contribution of up to 6% (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). In addition, an eligible participant may contribute to his or her plan account up to an additional 100% of base salary (subject to the same IRS limit on maximum compensation that can be taken into account for such purposes). Participant contributions during a calendar year may not exceed an annual limit of $18,000 for calendar years 2016 and 2015, unless the participant is or will become age 50 or older during such calendar year, in which event the annual limit is $24,000 for 2016 and 2015. The 2012 Savings Plan allows for immediate participation by all eligible employees hired on or after January 1, 2012 and immediate vesting of all contributions.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 85

Executive Compensation • Potential Payments Upon Termination of Employment Potential Payments Upon Termination of Employment Severance and Employment Arrangements Severance Pay Plan for Executives of Carpenter Technology Corporation (“Executive Severance Plan”). The Board of Directors approved this plan effective July 1, 2010, and the plan was thereafter amended and restated effective June 14, 2016. The Executive Severance Plan provides a standard practice of addressing executive severance following a termination without cause or resignation for good reason in the absence of a Change in Control. The plan provides for the continuation of certain elements of compensation and benefits, which are more fully described below. All NEOs employed with Carpenter as of June 30, 2016, were covered under the Executive Severance Plan. In the event that an executive’s employment is terminated without cause or he or she resigns with good reason in the absence of a Change in Control, he or she will receive: Senior and Corporate CEO (Pay Grade Level 31) Vice Presidents (Pay Grade Levels 23 – 30) Key Employees (Pay Grade Level 22) Benefit Severance Payment (lump sum or installments at Carpenter’s discretion) 18 months of base salary 12 months of base salary 6 months of base salary Annual Bonus (prorated) Yes Yes Yes Lump sum payment of cost of health and welfare benefits under COBRA 18 months 12 months 6 months Executive Outplacement Services 12 months 12 months 6 months Amended and Restated Carpenter Technology Corporation Change in Control Severance Plan (“Change in Control Severance Plan”). The Board of Directors approved this plan effective September 1, 2010. The Change in Control Severance Plan provides for certain payments and benefits to a covered executive whose employment with Carpenter ceases during the two-year period following a Change in Control of the company due to a termination without “cause” or a resignation for “good reason”, which are more fully described below. The Change in Control Severance Plan does not provide for any gross-up on excise taxes for any executive participant and additionally, as described more fully below, provides that such benefits will be reduced to the extent an excise tax would have applied. The NEOs for whom the cutback would have been applicable if a Change in Control had occurred on June 30, 2016 are identified in the table below. All NEOs employed with Carpenter as of June 30, 2016, were covered under the Change in Control Severance Plan. Following a Change in Control under the Change in Control Severance Plan, if the executive’s employment is terminated without cause or he or she resigns with good reason, in addition to any other rights or benefits to which he or she is entitled in the ordinary course, he or she will receive: Benefit CEO Senior Vice President Corporate Vice President Lump sum severance payment 3x base salary 1x target annual bonus 2x base salary 1x target annual bonus 1x base salary 1x target annual bonus Lump sum payment of cost of medical, prescription & dental coverage 18 months 6 months n/a Continued health and welfare benefits under COBRA 18 months 18 months 12 months Executive outplacement services 12 months 12 months 12 months Reimbursement of any reasonable legal fees incurred to enforce the plan Yes Yes Yes 86 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Fiscal Year 2016 Potential Payments Upon Termination or Change in Control Table Benefits payable under the Change in Control Severance Plan will be reduced to the extent necessary to ensure that those benefits, when added to any other payments, rights or benefits due to the executive in connection with the Change in Control, do not implicate the deductibility limitations of Section 280G of the Internal Revenue Code. Mr. Ziolkowski and Carpenter entered into an agreement effective September 1, 2015, extending the term of Mr. Ziolkowski’s existing non-competition covenant from eighteen (18) months to forty-eight (48) months in exchange for a consideration payment equal to twelve (12) months of base salary ($392,533), payable over twelve (12) months, plus a lump sum amount of $17,700, equal to the cost of twelve (12) months of medical coverage continuation. The table presented below illustrates the benefits that would be payable to each of the NEOs in connection with a hypothetical termination of employment or Change in Control on the last day of our most recently completed fiscal year. Stock-Based Incentive Compensation Plan The table reflects that the company’s Stock-Based Incentive Compensation Plan provides, upon a Change in Control, for the waiver of performance and vesting conditions otherwise applicable to outstanding equity awards. For this purpose, “Change in Control” includes: f acquisition by a person or group, during any time period, of more than 50% of the company’s outstanding common stock; f acquisition by a person or group, during any 12-month period, of stock representing more than 35% of the combined voting power of the company’s then outstanding securities; f change in the composition of the majority of the Board without the approval of the incumbent directors; or f sale of 50% or more of the company’s assets. Amended and Restated Change in Control Severance Plan The table reflects that the company has an Amended and Restated Change in Control Severance Plan under which all NEOs were covered at fiscal year-end, with the exception of Mr. Ziolkowski, who retired from the company effective September 1, 2015. For purposes of the Change in Control Severance Plan, “Change in Control” includes: f acquisition by a person or group of more than 50% of the company’s outstanding common stock or more than 50% of the combined voting power of the company’s then outstanding securities; f change in the composition of the majority of the Board without the approval of the incumbent directors; f certain mergers, sales of assets or similar transactions where the company’s stockholders, determined immediately before the transaction, do not control the surviving entity; or f stockholder approval of a liquidation or dissolution of the company. Fiscal Year 2016 Potential Payments Upon Termination or Change in Control Table The table does not include benefits that are generally available to salaried employees on a non-discriminatory basis, previously vested stock awards, or benefits disclosed in the Pension Benefits Table and the Non-Qualified Deferred Compensation Plan Table to the extent payable in the ordinary course (i.e., without enhancement attributable to the severance event or Change in Control). The table in all cases assumes the termination event occurred on June 30, 2016 and values equity awards based on the per share closing price of the company’s common stock on that date ($32.93). This table is intended only for illustrative purposes; the rights and benefits due to any executive upon an 87 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Fiscal Year 2016 Potential Payments Upon Termination or Change in Control Table

actual termination of employment or Change in Control can only be determined at the time of such event, based on circumstances then existing and arrangements then in effect.

Named Executive	Benefit	Before Change in Control Retirement Resignation[1]	Before Change in Control Death or Disability	Before Change in Control Termination by the Company without Cause or Resignation for Good Reason	After Change in Control[2] Termination by the Company without Cause or Resignation for Good Reason
Thene, Tony R. President and Chief Executive Officer	Restricted Stock Unit Award (08/03/15)	$ 0	$491,908	$ 0	$ 491,908
	Performance Share Opportunity (08/01/14)[3]	$ 0	$ 56,969	$ 0	$ 170,907
	Performance Share Opportunity (08/03/15)[4]	$ 0	$ 81,985	$ 0	$ 491,908
	Performance Share Award (08/03/15)[5]	$ 0	$335,973	$ 0	$ 491,908
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$1,098,800	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$2,879,529
Audia, Damon J. Senior Vice President and Chief Financial Officer	Restricted Stock Unit Award (10/19/15)	$ 0	$ 92,072	$ 0	$ 92,072
	Performance Share Opportunity (10/19/15)[4]	$ 0	$ 15,345	$ 0	$ 92,072
	Performance Share Award (10/19/15)[5]	$ 0	$ 62,885	$ 0	$ 92,072
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$ 469,200	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$1,262,934
Haniford, Joseph E. Chief Operating Officer	Restricted Stock Unit Award (07/13/15)	$ 0	$ 82,127	$ 0	$ 82,127
	Restricted Stock Unit Award (08/03/15)	$ 0	$ 111,797	$ 0	$ 111,797
	Performance Share Opportunity (08/03/15)[4]	$ 0	$ 18,633	$ 0	$ 111,797
	Performance Share Award (08/03/15)[5]	$ 0	$ 76,358	$ 0	$ 111,797
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$ 434,916	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$1,170,475
Lain, Timothy Vice President, Controller and Chief Accounting Officer	Restricted Stock Unit Award (08/03/15)	$ 0	$ 55,915	$ 0	$ 55,915
	Performance Share Opportunity (08/01/14)[3]	$ 0	$ 12,217	$ 0	$ 36,651
	Performance Share Opportunity (08/03/15)[4]	$ 0	$ 9,319	$ 0	$ 55,915
	Performance Share Award (08/03/15)[5]	$ 0	$ 38,190	$ 0	$ 55,915
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$ 270,200	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$ 385,700
Strobel, David L. Former Senior Vice President and Chief Technology Officer	Restricted Stock Unit Award (08/03/15)	$ 33,885	$ 111,797	$ 33,885	$ 111,797
	Performance Share Opportunity (08/01/14)[3]	$ 21,712	$ 32,557	$ 21,712	$ 97,670
	Performance Share Opportunity (08/03/15)[4]	$ 6,213	$ 18,633	$ 6,213	$ 111,797
	Performance Share Award (08/03/15)[5]	$ 31,825	$ 76,358	$ 31,825	$ 111,797
	Severance-Executive Severance Plan[6]	$ 0	$ 0	$ 445,476	$ 0
	Severance-Change in Control Plan[7]	$ 0	$ 0	$ 0	$1,196,506
Ziolkowski, Andrew T. Former Senior Vice President – Special Projects	Performance Share Opportunity (08/01/14)[3]	$ 19,050	$ 19,050	$ 19,050	$ 38,100
	Extended Non-Competition Agreement[8]	$410,233	$ 0	$ 0	$ 0

(1) Mr. Ziolkowski retired from employment prior to June 30, 2016, and, therefore is ineligible for payments or benefits as a result of termination or Change in Control, with the exception of an open performance award.

(2) Values above the dotted line are attained at the time of a Change in Control with or without termination of employment. Values below the dotted line require a Change in Control and a subsequent severance event.

(3) Values represent (i) two-thirds of the threshold performance opportunity in the case of death or Disability; and (ii) one hundred percent of the target performance opportunity in the case of a Change in Control, for all NEOs with the exception of Mr. Ziolkowski, who's value represents his actual prorated target resulting from his retirement.

(4) Values represent (i) one-third of the threshold performance opportunity in the case of death or Disability; and (ii) one hundred percent of the target performance opportunity in the case of Change in Control.

(5) Values represent one hundred percent of the target performance opportunity in the case of Change in Control.

88 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Executive Compensation • Fiscal Year 2016 Potential Payments Upon Termination or Change in Control Table

(6) Effective July 1, 2010, and amended and restated June 14, 2016, the Board of Directors approved an Executive Severance Plan to create a standard practice of addressing executive severance in certain circumstances. All NEOs are subject to the provisions of this plan with the exception of Mr. Ziolkowski. Details of the Executive Severance Plan are summarized above. The values of the described benefits are as follows:

Named Executive	Base Salary	Benefit Continuation	Outplacement	Total
Tony R. Thene	$1,050,000	$28,800	$20,000	$1,098,800
Damon J. Audia	$ 430,000	$19,200	$20,000	$ 469,200
Joseph E. Haniford	$ 400,000	$14,916	$20,000	$ 434,916
Timothy Lain	$ 231,000	$19,200	$20,000	$ 270,200
David L. Strobel	$ 406,267	$19,200	$20,000	$ 445,476

(7) Effective September 1, 2010, the Board of Directors approved an Amended and Restated Change in Control Severance Plan. All NEOs except Mr. Ziolkowski are subject to the Change in Control Severance Plan, the details of which are summarized in this section. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus	Benefit Continuation	Outplacement	Total
Tony R. Thene	$2,800,000	$59,529	$20,000	$2,879,529
Damon J. Audia	$1,204,000	$38,934	$20,000	$1,262,934
Joseph E. Haniford	$1,120,000	$30,475	$20,000	$1,170,475
Timothy Lain	$ 346,500	$19,200	$20,000	$ 385,700
David L. Strobel	$ 1,137,572	$38,934	$20,000	$1,196,506

Messrs. Thene, Audia and Haniford are subject to cutback provisions with an aggregate parachute value, consisting of payments or distributions payable pursuant to the Change in Control Severance Plan or otherwise, that exceeds the threshold amount that would subject them to the excise tax under IRC Section 4999. Pursuant to the terms of the Change in Control Severance Plan, the following cutbacks would be applied so that the NEO is not subject to the excise tax: Mr. Thene would have his severance benefits reduced by $1,825,272; Mr. Audia would have his severance benefits reduced by $414,383; and Mr. Haniford would have his severance benefits reduced by $96,327. The amounts shown in this footnote and in the main table above reflect the full value of each NEO's respective severance benefits before applying the cutback.

(8) Value represents consideration paid to Mr. Ziolkowski in exchange for extending his non-competition covenant from eighteen (18) months to forty-eight (48) months.

CARPENTER TECHNOLOGY 2016 PROXY STATEMENT 89

General Information Why We Solicit Proxies Carpenter’s Board of Directors is soliciting proxies so that every stockholder will have an opportunity to vote during the Annual Meeting, whether or not the stockholder attends the Annual Meeting in person. You are being asked to vote on five proposals: f The election of three directors, I. Martin Inglis, Kathryn C. Turner and Stephen M. Ward, Jr., each to three-year terms, which will expire in 2019; f Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2017; f Approval of the compensation of Carpenter’s Named Executive Officers, in an advisory vote; f Approval of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees; and f Approval of the amended and restated Executive Bonus Compensation Plan. Method and Cost of Solicitation Carpenter will pay the cost of preparing, assembling, and delivering the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers, and regular employees of Carpenter may solicit proxies in person or by telephone without additional compensation. The company has also hired Georgeson Inc. to assist with the solicitation of proxies for a fee of $9,000. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners to execute proxies. On request, we will reimburse those expenses. Who Can Vote Stockholders who were record owners of Carpenter common stock at the close of business on August 12, 2016, which is the record date for the Annual Meeting, may vote at the Annual Meeting. On August 12, 2016, there were 46,613,046 shares of Carpenter common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote. Each participant in the Savings Plan of Carpenter Technology Corporation, the Savings Plan of Carpenter Technology Corporation effective January 1, 2012, the Savings Plan of Amega West Services LLC, or the Latrobe Steel Company Voluntary Investment Program (collectively, the “Savings Plans”) may direct The Vanguard Group, Inc. (“Vanguard”), as trustee of the Savings Plans, how to vote the shares credited to the participant’s account. Vanguard will vote the shares as directed and will treat any such directions it receives as confidential. Vanguard will vote any blank proxies or any shares for which no direction is received in the same proportion or manner as the directed shares. Directions must be received by Vanguard no later than Thursday, October 6, 2016. How to Vote You may vote in one of four ways VOTE OVER THE INTERNET If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares over the Internet by accessing the website address given on the proxy card you received from your broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page. If your shares are registered in your name: Vote your Carpenter shares over the Internet by accessing the website www. proxyvote.com and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page. 90 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

General Information • Broker Non-Votes and Abstentions VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY) If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank, or other nominee. If your shares are registered in your name: Vote your Carpenter shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call. Based on your Internet or telephone voting, the proxy holders will vote your shares according to your directions. VOTE BY RETURNING YOUR PROXY CARD You may vote by signing and returning your proxy card. Stockholders of record receive the proxy materials, including a proxy card, from Carpenter, whereas stockholders who beneficially own their shares through a bank or brokerage firm in “street name” will receive the proxy materials, together with a voting instruction form, from your bank or broker. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you are a stockholder of record, unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies for the nominees for director; for the approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm; for the approval of the compensation of Carpenter’s named executive officers in an advisory vote; for the approval of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees; and for the approval of the amended and restated Executive Bonus Compensation Plan. Stockholders who hold their shares in street name should refer to “Broker Non-Votes and Abstentions” below for information concerning the voting of their shares on any matter for which they do not provide instructions to their bank or broker, either by returning a completed, dated and signed voting instruction form in the envelope provided, or by telephone or Internet. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting. VOTE BY BALLOT AT THE MEETING You also may attend the Annual Meeting and vote by ballot that you will receive at the meeting. Beneficial owners can vote at the meeting by requesting a legal proxy from www.proxyvote.com at least 10 calendar days before the meeting. Your admission ticket to the Annual Meeting is either attached to your proxy card or is in the e-mail by which you received your Proxy Statement. If your shares are held in the name of a broker, bank, or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank, or other nominee indicating that you are the beneficial owner of a stated number of shares of Carpenter stock as of the record date August 12, 2016. Broker Non-Votes and Abstentions A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a stockholder do not receive voting instructions from the beneficial owner of the shares by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable stock exchange rules. The uncontested election of directors and an advisory vote related to executive compensation are considered non-routine matters and discretionary voting on these matters is prohibited. As a result, if you are a beneficial owner and hold your shares in street name, and do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors or the advisory vote on executive compensation, no votes will be cast on your behalf with respect to those proposals. The ratification of auditors is still a discretionary matter, so your broker or nominee will be permitted to exercise discretionary authority to vote your shares with respect to the ratification of our selection of PwC as our independent registered public accounting firm even if you do not give your broker or other nominee instructions on how to vote your 91 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

General Information • Quorum and Required Votes shares with respect to that proposal. Shares with respect to which brokers do not have authority to vote may still be counted in determining whether a quorum is present. Because each of the proposals will be determined by a majority of the votes cast, broker non-votes will have no effect on the outcome of the vote on any of the proposals. Abstentions as to any matter are counted in determining the presence of a quorum at the Annual Meeting, but are not included in the vote count for that matter, and will have no impact on the outcome of the approval of those matters. Quorum and Required Votes We need a quorum of stockholders to hold a valid annual meeting so that business may be conducted. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote either attend or are represented by proxy at the Annual Meeting. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum. Carpenter’s By-Laws and Delaware law govern the vote needed to approve the proposals. Assuming the presence of a quorum, the election of directors, the appointment of the independent registered public accounting firm, the advisory vote on executive compensation, the approval of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees, the approval of the amended and restated Executive Bonus Compensation Plan, and any other actions properly presented at the Annual Meeting are approved by a majority of the total votes cast at the Annual Meeting. If You Change Your Mind After Voting You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to Carpenter’s Corporate Secretary at P.O. Box 14662, Reading, PA 19612-4662, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the Annual Meeting, you may vote by ballot, which will cancel your previous proxy vote. Stockholder Nominations to the Board of Directors Under Carpenter’s By-Laws, in order to nominate a person for election at the 2017 Annual Meeting of Stockholders, you must provide written notice of your proposed nomination to the Corporate Secretary at Carpenter’s headquarters, P.O. Box 14662, Reading, PA 19612-4662, between June 15, 2017 and July 18, 2017. Your notice to the Corporate Secretary must contain your name, address, and number of shares of Carpenter stock you own, in addition to the other information required in our By-Laws, together with a signed statement from the person recommended for nomination indicating that he or she consents to be considered as a nominee and will serve as a director if elected. Carpenter may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director. Only individuals nominated in accordance with Carpenter’s By-Laws and applicable Delaware law are eligible for election as a director. 2017 Stockholder Proposals If you wish to include a proposal in the Proxy Statement for the 2017 Annual Meeting of Stockholders, we must receive your written proposal no later than May 18, 2017. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission (“SEC”), the laws of the State of Delaware, and Carpenter’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662. Under Carpenter’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2017 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between June 15, 2017, and July 18, 2017. For each matter that you wish to bring before the meeting, you must provide the information required in Carpenter’s By-Laws. 92 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

General Information • Householding of Proxy Materials Householding of Proxy Materials The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements for two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for Carpenter. Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of Carpenter’s Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you prefer, Carpenter will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Corporate Secretary at Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662, telephone 610-208-2601. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the address and phone number above. Where You Can Find More Information Carpenter files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov or at www.cartech.com. Upon request of any stockholder, a copy of Carpenter’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, including a list of the exhibits thereto, may be obtained, without charge, by writing to Carpenter’s Corporate Secretary at Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662. 93 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Other Matters The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly brought before the Annual Meeting of Stockholders or any postponement or adjournment thereof, it is the intention of the proxy holders to vote on the proxy on such business in accordance with their judgment. By order of the Board of Directors, James D. Dee Secretary and Chief Governance Officer 94 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A EXHIBIT A: CARPENTER TECHNOLOGY CORPORATION STOCK-BASED INCENTIVE COMPENSATION PLAN FOR OFFICERS AND KEY EMPLOYEES Section 1. Purpose of the Plan. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued Employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees. Section 2. Definitions. As used herein, the following definitions shall apply: 2.1 “Award” means the grant of Restricted Stock, Options or Restricted Stock Units under the Plan. 2.2 “Award Agreement” means the written agreement, instrument or document evidencing an Award. 2.3 “Board” means the Board of Directors of the Company. 2.4 “Cause” means the Employee’s: (a) willful misconduct or gross negligence in connection with the performance of the Employee’s duties for the Company or any Subsidiary; (b) conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (c) engagement in any business that directly or indirectly competes with the Company or any Subsidiary; (d) disclosure of trade secrets, customer lists or confidential information of the Company or any Subsidiary to a competitor or unauthorized person; or (e) act or omission that results in a violation of policy of either the Company or any Subsidiary, as reasonably determined by the Board in its sole discretion. 2.5 “Change in Control” means and includes each of the following: (a) The acquisition by any person, entity, or group of persons (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) more than 50% of the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or, (ii) within any 12 month period, 35% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company; (b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12 month period; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or A-1 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A (c) the acquisition by any Person during any 12 month period of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to the acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets; provided, however, that with respect to the payment of Restricted Stock Units, such event must also constitutes a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Code Section 409A and the Treasury regulations issued thereunder. 2.6 “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code. 2.7 “Committee” means the committee designated by the Board to administer the Plan under Section 4. With respect to Qualified Performance-Based Awards, the Committee shall either be comprised exclusively of two or more members of the Board who are Non-Employee Directors and “outside directors” within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or the Committee shall designate a sub-committee that is so comprised. 2.8 “Common Stock” means the Common Stock of the Company, par value $5.00 per share. 2.9 “Company” means Carpenter Technology Corporation, a Delaware corporation, or any successor corporation. 2.10 “Disability” means a qualified physician designated by the Company has reviewed and approved the determination that an Employee: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or any Subsidiary. 2.11 “Employee” means an officer or other key employee of the Company or a Subsidiary including a director who is such an employee. 2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule. 2.13 “Fair Market Value” means on any given date, the closing price of a share of Common Stock on the New York Stock Exchange, or, in the absence of a closing price on such date, the closing price on the last trading day preceding such date. Notwithstanding the foregoing, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Common Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Common Stock; provided, however, that for purposes of granting Non-Qualified Stock Options or Restricted Stock Units, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A. 2.14 “Non-Employee Director” means a member of the Board who is not an Employee as defined in Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. A-2 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A 2.15 “Non-Qualified Option” means an Option or portion thereof not intended to be an “Incentive Stock Option” as defined in section 422 of the Code. 2.16 “Option” means a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. All Options available under the Plan are Non-Qualified Options. 2.17 “Outside Director” means a member of the Board within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulation 1.162-27(e)(3), or any successor thereto. 2.18 “Participant” means any individual who receives an Award. 2.19 “Performance Goal” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually, or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarter’s or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) the price of Common Stock; market share; sales; revenue; earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense; return on stockholders equity; return on common book equity; costs; cash flow; return on total assets (“ROA”); return on invested capital; (l) return on net assets (“RONA”); income, including but not limited to operating income and net income, with or without net pension credit/ expense; operating margin; capital costs; changes in working capital or inventory levels; earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”); economic profit; total stockholders return; (t) (u) economic value added; expenses or operating expenses; cost reduction goals; market penetration; geographic expansion; diversity representation; total case incidence rate; customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes; or any combination of the above. (b) (c) (d) (e) (m) (v) (w) (x) (y) (z) (aa) (n) (o) (p) (f) (q) (g) (h) (i) (j) (bb) (r) (s) (k) The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under ASC 718, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable. 2.20 “Performance Period” means a period of one or more consecutive fiscal years, or portions thereof, of the Company specified by the Committee during which the performance of the Company, any Subsidiary or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal is achieved. Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods. A-3 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A 2.21 “Plan” means the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officers and Key Employees herein set forth, as amended from time to time. 2.22 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under section 162(m) of the Code and the regulations issued thereunder. The Committee shall designate any Qualified Performance-Based Award as such at the time it is granted. 2.23 “Restricted Stock” means Common Stock granted by the Committee under Section 6.1 of the Plan. 2.24 “Restricted Stock Unit” means a book-entry unit with a value equal to one share of Common Stock. 2.25 “Restriction Period” means the period during which Restricted Stock granted under Section 6.1 of the Plan or Restricted Stock Units granted under Section 6.3 of the Plan are subject to forfeiture. 2.26 “Retirement” means the Participant’s termination of employment with the Company with eligibility to receive a monthly retirement benefit payment in the following month under either the General Retirement Plan for Employees of Carpenter Technology Corporation (the “GRP) or the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (the “SERP”). In the event that the Participant is neither eligible to participate in GRP or the SERP, “Retirement” shall mean the Participant’s termination of employment with the Company having attained the age and with the service that would have otherwise been credited under the GRP or the SERP if the Participant was eligible to participate in such plans, that would have qualified the Participant for a monthly retirement benefit payment in the following month under one or both such plans. 2.27 “Separation from Service” means a “separation from service” within the meaning of section 409A of the Code and the Treasury regulations and other guidance issued thereunder. 2.28 “Subsidiary” means any corporation, partnership, joint venture or other business entity of which the Company beneficially owns 50% or more of the outstanding voting power, directly or indirectly. Section 3. Eligibility. Any Employee may be selected by the Company to receive an Award. Section 4. Administration and Implementation of Plan. 4.1 The Committee administers the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, persons claiming rights from or through Participants and stockholders of the Company. 4.2 Subject to the provisions of the Plan, and specifically including Section 3 hereof, the Committee shall have full and final authority in its discretion (a) to select the Employees who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. 4.3 The Committee may delegate to the Company’s Chief Executive Officer (the “CEO”), its authority under Section 4.2(a)-(d) above, to grant or amend Awards covering a pre-determined aggregate number of shares of Common Stock. Such delegation is limited to the authority to grant and amend Awards to Participants who are not subject to the requirements of Rule 16b-3 of the Exchange Act. Any Awards granted or amended A-4 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A by the CEO shall be subject to the terms of the Plan. The CEO shall report to the Committee, in a form and manner to be determined by the Committee, at least annually on the disposition of shares subject to Awards granted or amended by the CEO. Section 5. Shares of Common Stock Subject to the Plan. 5.1 Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan as of August 12, 2016, shall be 3,500,000 shares, increased by any shares of Common Stock that were reserved under the Plan but were either (a) not subject to Awards or (b) subject to Awards which were forfeited, canceled or expired unexercised, in either case prior to this amendment and restatement. Common Stock granted under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury. 5.2 Subject to adjustment as provided in Section 9, the maximum number of shares that may be granted to any Employee as Awards under the Plan during any calendar year shall not exceed 500,000 shares. 5.3 If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. Section 6. Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date the Award is granted or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. An Award Agreement shall evidence each Award. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee consistent with Section 6.6 hereof. 6.1 Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions: (a) Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct the Company to see that its transfer agent and registrar for the Common Stock (“Transfer Agent”) establishes a special account representing the number of restricted shares of Common Stock issued to the Participant. Following the Restriction Period, the Company will instruct the Transfer Agent to remove the restriction from such shares of Common Stock held for the Participant in the special account and transfer these shares to an unrestricted account in the Participant’s name. (b) From time to time during the Restriction Period, the Committee may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock. Such payment may be made in cash currently or deemed reinvested in Restricted Stock as determined by the Committee in its sole discretion. During the Restriction Period the Participant shall have the right to vote the shares of Restricted Stock. (c) The Award Agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions under which the Restricted Stock may be forfeited to the Company. The Restriction Period for such Awards, unless otherwise determined by the Committee, shall be at A-5 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A least (i) three years for Awards that vest solely on the passage of time and (ii) one year for Awards that are earned in whole or in part upon the attainment of Performance Goals. At the end of the Restriction Period applicable to all or a portion of the Restricted Stock, as applicable, the restrictions imposed hereunder shall lapse with respect to that number of shares of Restricted Stock and these shares will be transferred to an unrestricted account in the Participant’s name. 6.2 Options. Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed (or other determinable) price. The Award of Options shall be subject to the following terms and conditions: (a) Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and set forth in the applicable Award Agreement, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Award is granted. Other than in connection with a change in the Company’s capitalization under Section 9, the exercise price of an Option may not be reduced without approval by the Company’s stockholders. (b) Term of Options: The Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years and no Option may be exercisable sooner than one year from the date the Award is granted. (c) Payment of Option Price: The Committee shall determine the time or times at which an Option may be exercised by the Participant in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Common Stock held by the Participant, by any combination of cash and shares of Common Stock, the means or methods of payment, including “cashless exercise” arrangements such as through a broker or by net exercise, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to the Participant upon the exercise of such Option. Notwithstanding the foregoing, the Committee shall not permit payment through any method that would constitute a prohibited extension of credit to those officers of the Company who are subject to the provisions of the Sarbanes-Oxley Act of 2002. (d) No Reload Grants: Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant. 6.3 Restricted Stock Units. Restricted Stock Units shall confer on the Participant the right to receive the Fair Market Value of the Restricted Stock Units upon the attainment of Performance Goals, after a Restriction Period, or a combination thereof, as specified by the Committee. The Award of Restricted Stock Units shall be subject to the following terms and conditions: (a) A Participant may not receive Awards of Restricted Stock Units totaling more than the limit set forth in Section 5.2 hereof. (b) Dividend Equivalents: The Committee may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock Units, provided that any such payment, if authorized, shall be made within 30 days following the date the dividend was paid to the holders of the Company’s Common Stock and shall be in the form of (i) cash or (ii) additional Restricted Stock Units that shall be subject to the provisions of the Award Agreement governing the Restricted Stock Units upon which the dividend equivalent is paid and added to the number of Restricted Stock Units awarded under such Award Agreement. Notwithstanding the preceding, a dividend equivalent shall be forfeited if the Participant terminates employment with the Company for any reason prior to the payment date of the dividend equivalent. (c) Voting Rights: A Participant shall not have voting rights with respect to Restricted Stock Units prior to payment of Common Stock in satisfaction of such Restricted Stock Units. A-6 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A (d) Form and Timing of Payment of Restricted Stock Units: Payment of Restricted Stock Units shall be made as soon as practicable but not later than 30 days following the later of the close of the Performance Period or the close of the Restriction Period, as determined by the Committee and specified in the applicable Award Agreement. Payment shall be made in the form specified in the Award Agreement, which may be either in: (i) Common Stock which has an aggregate Fair Market Value equal to the Fair Market Value of the Restricted Stock Units at the close of the Performance Period or other applicable period determined at the Committee’s discretion and specified in the applicable Award Agreement; or (ii) cash in an amount equal to the aggregate Fair Market Value of the Restricted Stock Units at the close of the Performance Period or other applicable period determined at the Committee’s discretion and specific in the applicable Award Agreement. The provisions of Section 6.4 below shall apply to any Award that is subject to the application of Code Section 409A. 6.4 Deferral of Restricted Stock Units. The Committee may, but need not, permit a Participant to defer receipt of payment in satisfaction of earned Restricted Stock Units, provided that any such deferral shall be administered in good faith compliance with section 409A of the Code and the guidance thereunder, including the following rules: (a) A Participant may elect to defer payment of Restricted Stock Units by making a valid, irrevocable election prior to: (i) in the case of Restricted Stock Units that qualify as “performance based compensation” (within the meaning of Code Section 409A), six months prior to the end of the applicable performance period, provided that such election is made before the amount of the compensation is readily ascertainable, or (ii) in the case of Restricted Stock Units that are not “performance based compensation” (within the meaning of Code Section 409A), 30 days following the grant of Restricted Stock Units provided that the election is made at least 12 months in advance of the earliest date on which the Restricted Stock Units may otherwise vest (disregarding for this purpose any vesting that may occur as a result of death, Disability or Change of Control); (b) Unless otherwise provided by the Committee, during the deferral period, the Participant shall have those rights with respect to Restricted Stock Units set forth at Section 6.3(b); (c) A Participant may elect to have such Restricted Stock Units paid upon: (i) such Participant’s Separation from Service on or after the Participant’s Retirement; (ii) a Change in Control; (iii) Disability; (iv) the earlier to occur of (i), (ii) or (iii) above; (v) the occurrence of an “Unforeseeable Emergency” within the meaning of section 409A of the Code and the guidance thereunder; or (vi) a date specified by the Participant, provided that such date shall be no earlier than the first day of the fourth month of the Company’s fiscal year following the year during which such Restricted Stock Units are earned or time-vested; (d) Notwithstanding the foregoing, with respect to a Participant who, as of the date of the Participant’s Separation from Service, is a “Specified Employee” within the meaning of section 409A of the Code and the Treasury regulations and other guidance thereunder, any payment of deferred Restricted Stock Units on account of the Participant’s Separation from Service in accordance with Section 6.4(c)(i) may not be made earlier than 6 months following such Participant’s Separation from Service, except that in the event of any Participant’s earlier death, such Restricted Stock Units shall be paid within 30 days after the Company receives notice of the Participant’s death; and A-7 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A (e) The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in section 409A(a)(1)(B) of the Code to any Award deferred hereunder. (f) Restricted Stock Units deferred pursuant to this Section 6.4 shall continue to be credited in the number of shares subject to the Award that are being deferred and shall be paid in the same form as provided for in the applicable Award Agreement based on the Fair Market Value of the shares subject to the Award at the time of payment. 6.5 Effect of Termination on Awards. Unless otherwise specified in the Award Agreement applicable to the relevant Award, the following rules shall apply: (a) Options: Provided the Participant has remained in service for at least 12 months following the grant of an Option to such Participant, such Participant’s Option will be exercisable following such Participant’s termination of employment as follows: (i) If the Participant’s termination of employment is by reason of such Participant’s death or Disability, all Options that were granted more than 12 months before such event shall become fully vested and exercisable by the Participant or his or her estate at any time prior to the expiration of the original term of the Option. (ii) If the Participant’s termination is by reason of Retirement, all unexercisable Options that were granted more than 12 months before such Retirement date shall be immediately vested and exercisable by the Participant or his or her estate prior to the expiration of the original term of the Option; provided, however, that the Committee (or the CEO in the case of an Option granted under Section 4.3 hereof) reserves the right to determine that unvested Options are forfeited. Options that were exercisable at the Participant’s Retirement shall continue to be exercisable by the Participant, or his or her estate, prior to the expiration of the original term. (iii) If the Participant’s termination of employment is for any reason other than as described in Sections 6.5(a)(i) and 6.5(a)(ii) above, any then exercisable Option shall expire, and no longer be exercisable, by the Participant or his or her estate as of the earlier of three months following such termination or the original term of the Option. (b) Restricted Stock and Restricted Stock Units: (i) If the Participant’s termination of employment is by reason of such Participant’s death or Disability, all earned Restricted Stock or Restricted Stock Units shall become immediately vested and payable to the Participant, or his or her estate. The Participant, or his or her estate, shall also be eligible to receive a prorated payout of any unearned performance-based Restricted Stock or Restricted Stock Units, payable at the time such payment would otherwise have been made had the Participant’s employment continued, based upon the extent to which Performance Goals were met during the Performance Period. (ii) If the Participant’s termination is by reason of Retirement, all earned Restricted Stock and Restricted Stock Units shall become immediately vested and payable to the Participant, or his or her estate. The Participant, or his or her estate shall also be eligible to receive a pro-rated payout of any unearned performance-based Restricted Stock or Restricted Stock Units, payable at the time such payment would otherwise have been made had the Participant’s employment continued, based upon the extent to which Performance Goals were met during the Performance Period. Notwithstanding the foregoing, the Committee (or the CEO in the case of an Award granted under Section 4.3 hereof) reserves the right to determine that unvested Restricted Stock and Restricted Stock Units are forfeited. (iii) In the event of the Participant’s termination of employment for any reason other than death, Disability or Retirement, any Award of Restricted Stock or Restricted Stock Units subject to Performance Goals or other restrictions or conditions not satisfied at the time of such termination shall be forfeited. A-8 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A (c) Termination for Cause: Notwithstanding anything in the Plan to the contrary, in the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, the Committee (or the CEO in the case of an Award granted under Section 4.3 hereof) may, in its sole discretion, cancel each unexercised or unvested Award granted to such Participant effective upon such termination. 6.6 Rules Applicable to Qualified Performance-Based Awards. To the extent the Committee determines, in its sole discretion, that it is necessary or advisable to grant Qualified Performance-Based Awards in compliance with section 162(m) of the Code, the following rules shall apply: (a) Only Employees who are or are reasonably expected to become “Covered Employees” within the meaning of section 162(m) of the Code and the Treasury regulations thereunder during the year the Qualified Performance-Based Awards are issued shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees will be Participants for a Performance Period. (b) The Committee shall establish in writing within the earlier of (x) the first 90 days of a Performance Period and (y) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (i) Performance Goals for the Performance Period that will apply to each Participant for the Performance Period, and (ii) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals. (c) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the Performance Period based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 6.6(b). The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee. (d) An Award granted, vesting or becoming exercisable with respect to a Performance Period shall be paid (unless such Award is subject to the Participant’s exercise, which exercise such Participant has not effectuated) to the Participant within a reasonable time after completion of the certification described in Section 6.6(c) and in accordance with Section 6.1, 6.2, 6.3, 6.4, or 6.5, as applicable. 6.7 Additional Provisions Applicable to Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any Award granted under any other plan of the Company or any Subsidiary or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Section 7. Exchange and Buy Out Provisions. Subject to the restrictions of Section 10 hereof, the Committee may at any time exchange or buy out any previously granted Award other than an Award with an exercise price that is less than Fair Market Value or may provide in any Award Agreement terms and conditions under which the Participant must sell, or offer to sell, to the Company any unexercised Award, whether or not vested, or any Common Stock acquired pursuant to such Award for a payment in cash, Common Stock or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made or as may be set forth in the Award Agreement. Section 8. Change in Control. Notwithstanding any provision in this Plan to the contrary and unless otherwise provided in the applicable Participant’s Award Agreement, upon the occurrence of a Change in Control (a) each Option A-9 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A then outstanding shall become immediately exercisable to the full extent of any shares of Common Stock subject thereto, (b) any remaining restrictions on shares of Restricted Stock shall immediately lapse, and (c) the Performance Goals and/or time period or periods applicable to any Restricted Stock or Restricted Stock Units shall be deemed satisfied and payment shall be made pursuant to Sections 6.1(c) and 6.3(d), respectively. Section 9. Adjustments upon Changes in Capitalization. 9.1 In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (b) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (c) the aggregate number and kind of shares of Common Stock available under the Plan, and (d) the exercise or Award-date price relating to any Award, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would adversely affect the status of any Award that is intended to be a Qualified Performance-Based Award. 9.2 In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 15.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the status of an Award intended to be a Qualified Performance-Based Award. Section 10. Changes to the Plan and Awards. 10.1 The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (a) such action would (i) increase the number of shares subject to the Plan, except as permitted at Section 9.1 hereof, (ii) constitute a repricing or exchange of any Awards issued hereunder or involve the buy out by the Company of any previously granted Award with an exercise price that is greater than Fair Market Value, or (iii) change the provisions of this Section 10; (b) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted; or (c) the Board determines, in its discretion, to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless required to comply with any provision of the Code, applicable securities laws, or the rules of any exchange upon which the Company’s Common Stock is listed. 10.2 Upon termination of this Plan, each Participant may receive payment of all outstanding Restricted Stock Unit Awards if and to the extent permitted under Code Section 409A and the related Treasury regulations and other guidance issued under Code Section 409A. Accordingly, payment of a Participant’s Restricted Stock Unit Award may be made hereunder in accordance with one of the following: (a) the termination of the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A); or (b) the termination of the Plan within the thirty (30) days preceding or the twelve (12) months following a Change in Control, provided that all substantially similar arrangements are also terminated, as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(B); or A-10 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A (c) the termination of the Plan, provided that the termination does not occur proximate to a downturn in the financial health of the Company, if all arrangements that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) are terminated, and no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the Plan termination, and all payments are made within twenty-four (24) months of the Plan termination, and no new arrangement that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) is adopted within three (3) years following the Plan termination, as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(C); or (d) such other events and conditions as the IRS may prescribe in generally applicable published regulatory or other guidance under Code Section 409A. Section 11. No Right to Award, Employment or Service. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Subsidiary. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and affiliates shall not be deemed a termination of employment. Section 12.Taxes. Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock from the profit attributable to the Award shall not occur at a rate that exceeds the maximum individual federal and state statutory tax rates in the applicable jurisdiction. Section 13.Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee. Section 14.Foreign Nationals. Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures, and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures, or sub-plans applicable to particular affiliates or locations. A-11 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit A Section 15.Securities Law Requirements. 15.1 No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended. 15.2 The Committee may require, as a condition to receive or exercise any Award, that the Participant deliver to the Company representations, warranties and agreements to the effect that any shares of Common Stock to be purchased or acquired pursuant to such Award are for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof. Section 16. Termination. The Plan shall terminate and expire on the date which is ten(10) years after the most recent stockholder approval of the Plan. Section 17. Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash. Section 18. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any affiliate, any stockholder or any other person. Section 19. Governing Law. To the extent that Federal laws (such as the Exchange Act or the Code) do not apply, the validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof. Section 20.Adoption of the Plan and Effective Date. This amendment and restatement of the Plan shall become effective upon its approval by the stockholders of the Company, and no Award granted under this restatement shall become exercisable, realizable or vested prior to such approval. A-12 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit B EXHIBIT B: EXECUTIVE BONUS COMPENSATION PLAN OF CARPENTER TECHNOLOGY CORPORATION I. Statement and Purpose of Plan The Executive Bonus Compensation Plan of Carpenter Technology Corporation provides additional compensation for selected employees based on the Company’s financial performance. The combination of Base Pay and Executive Bonus Compensation is intended to provide a competitive cash-compensation opportunity to Participants. II. Definitions Base Pay means a Participant’s gross bi-weekly salary as shown on the payroll records of the Company in effect as of the date the Determination Date for the Performance Period (including holidays, vacation and approved absence) plus the restoration of (1) any salary reduction resulting from any Company plan providing benefits authorized under sections 125, 401(a) or 409A of the Code and (2) deductions from salary for jury duty pay, military pay or workers compensation payments. Eligible Base Pay during an approved absence is limited to one week per occurrence under this Plan. Excluded from Base Pay are any payments from a third-party and cash payments from the Company not otherwise expressly included (e.g., moving allowance, mortgage interest differential allowance, imputed income, severance pay, etc.). Board means the Board of Directors of the Company. Code means the Internal Revenue Code of 1986, as amended. Committee means a committee of the Board of Directors selected to administer the Plan. With respect to Qualified Executive Bonus Compensation, the Committee shall either be comprised exclusively of two or more members of the Board who are non-employee “outside directors” within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or the Committee shall designate a sub-committee that is so comprised. Company means Carpenter Technology Corporation, a Delaware corporation, or any successor by merger, purchase or otherwise. Determination Date means the date upon which the Committee determines Performance Goals and Executive Bonus Compensation opportunities. The Determination Date must be no later than (1) 90 days after the first day of the Performance Period and (2) the date upon which 25% of the Performance Period has elapsed. Disability means that the Participant has been totally disabled by bodily injury or disease in the opinion of a qualified physician designated by the Company so as to be prevented thereby from engaging in any employment then available by the Company during the remainder of the Performance Period. Disability does not include incapacity contracted, suffered or incurred while the Participant was engaged in, or resulted from the Participant’s having engaged in, a criminal enterprise. Executive Bonus Compensation means an amount that is payable to a Participant in the Plan based on the achievement of specified Performance Goals. General Retirement Plan means the General Retirement Plan for Employees of Carpenter Technology Corporation, effective January 1, 1950, as amended from time to time. Participant means any senior executive employee of the Company and any other key employee of the Company as designated by the Committee from time to time. Performance Goal means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively or in combination, and measured either quarterly, annually, or cumulatively over a period of quarters or years, on an absolute basis or relative B-1 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit B to a pre-established target, to previous quarter’s or years’ results or to a designated comparison group, in each case as established by the Committee not later than the Determination Date: (a) (b) (c) (d) (e) the price of Common Stock; market share; sales; revenue; earnings or diluted earnings per share, with or without net pension credit/expense; return on stockholders equity; return on common book equity; costs; cash flow; return on total assets (“ROA”); return on invested capital; return on net assets (“RONA”); (m) income, including but not limited to operating income and net income, with or without net pension credit/expense; operating margin; capital costs; changes in working capital or inventory levels; earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”); economic profit; total stockholders return; economic value added; (u) (v) (w) (x) (y) (z) (aa) expenses or operating expenses; cost reduction goals; market penetration; geographic expansion; diversity representation: total case incidence rate; customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes; or any combination of the foregoing. (n) (o) (p) (f) (g) (h) (i) (j) (k) (l) (q) (bb) (r) (s) (t) The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under ASC 718, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code, if applicable. Performance Period means a period of one or more consecutive fiscal years, or portions thereof, of the Company as established by the Committee during which the performance of the Company, any subsidiary or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal is achieved. Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods. Plan means the Carpenter Technology Corporation Executive Bonus Compensation Plan herein set forth, as amended from time to time. Qualified Executive Bonus Compensation means Executive Bonus Compensation that is intended to be “qualified performance-based compensation” under section 162(m) of the Code and Treasury regulation 1.162-27(e), including any successor provision. Retirement means the Participant’s termination of employment with the Company with eligibility to receive a monthly retirement benefit payment in the following month under either the General Retirement Plan or the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (the “SERP”). In the event that the Participant is neither eligible to participate in General Retirement Plan or the SERP, “Retirement” shall mean the Participant’s termination of employment with the Company having attained the age and with the service that would have otherwise been credited under the General Retirement Plan or the SERP if the Participant was eligible to participate in such plans, that would have qualified the Participant for a monthly retirement benefit payment in the following month under one or both such plans. B-2 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit B III. Administration The Committee shall have the authority, subject to the provisions herein, (A) to select employees to participate in the Plan; (B) to establish and administer the Performance Goals and the Executive Bonus Compensation opportunities applicable to each Participant and certify whether the Performance Goals have been attained; (C) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (D) to establish, amend, and waive rules and regulations for the Plan’s administration; and (E) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them. IV. Establishment of Performance Goals and Executive Bonus Compensation Opportunities No later than the Determination Date for each Performance Period, the Committee shall establish in writing, the method for computing the amount of Qualified Executive Bonus Compensation or percentage of Base Pay that may be payable under the Plan to each Participant in the Plan for such Performance Period if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. The maximum amount that may be payable to any Participant in any calendar year under the Plan shall not exceed four (4) times the maximum deduction limit imposed by section 162(m) of the Code as of the beginning of a Performance Period, on compensation that is not performance based. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of Qualified Executive Bonus Compensation or percentage of Base Pay that would otherwise be due upon attainment of the goals and may be different for each Participant. Notwithstanding anything to the contrary contained herein, the Committee may, however, exercise negative discretion within the meaning of treasury regulation 1.162-27(e)(2)(iii)(A) with respect to any Executive Bonus Compensation hereunder to reduce any amount that would otherwise be payable hereunder to the extent necessary to allow the Company to deduct that Executive Bonus Compensation despite the limits imposed by section 162(m) of the Code. No later than the Determination Date for each Performance Period, the Committee shall establish in writing the Performance Goals for such Performance Period. V. Attainment of Performance Goals Required; Employment Status Executive Bonus Compensation shall be paid under this Plan for any Performance Period only upon the attainment of the Performance Goals established by the Committee with respect to such Performance Period. Executive Bonus Compensation shall also be contingent upon the Participant remaining employed by the Company or a subsidiary of the Company during such Performance Period, except as follows: A Participant may receive Executive Bonus Compensation which shall be paid at the same time as the Executive Bonus Compensation the Participant would have received for such Performance Period had no termination of employment occurred, and which shall be equal to the amount of such Executive Bonus Compensation multiplied by a fraction the numerator of which is the number of full and partial pay periods elapsed in such Performance Period prior to termination of employment and the denominator of which is the number of total pay periods in the Performance Period in the event the Participant’s termination of employment is by reason of the Participant’s death, Disability or, unless otherwise determined by the Committee, Retirement. Upon a “Termination” (as defined under the Severance Pay Plan for Executives of Carpenter Technology Corporation (the “Severance Plan”), a portion of the Executive Bonus Compensation will be paid, if at all, in accordance with the terms of the Severance Plan. A Participant whose employment terminates prior to the end of a Performance Period for any reason not excepted above shall not be entitled to any Executive Bonus Compensation under the Plan for that Performance Period. VI. Stockholders Approval and Committee Certification; Payment of Executive Bonus Compensation Unless the Committee provides otherwise, (1) earned Executive Bonus Compensation shall be paid no later than 2½ months after the end of the Performance Period with respect to which such Executive Bonus Compensation is earned, and (2) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies). B-3 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Exhibit B Payment of any Qualified Executive Bonus Compensation under this Plan shall be contingent upon an affirmative vote of the stockholders of at least a majority of the votes cast (including abstentions) approving the Plan, including the basis upon which Performance Goals may be established under Section II(L) hereof, sufficient to satisfy the applicable requirements of Code section 162(m) and the regulations promulgated thereunder. Unless and until such stockholders approval is obtained, no Qualified Executive Bonus Compensation shall be paid pursuant to this Plan. Payment of any Qualified Executive Bonus Compensation under this Plan shall be contingent upon the Committee’s certifying in writing that the Performance Goals and any other material terms applicable to such Qualified Executive Bonus Compensation were in fact satisfied, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until the Committee so certifies, such Qualified Executive Bonus Compensation shall not be paid. Every fifth year following stockholders approval of this Plan, or more frequently if necessary for purposes of Code section 162(m), this Plan shall be resubmitted to stockholders for their reapproval for the relevant Performance Period(s). VII. Amendment, Termination and Term of Plan The Committee or the Board may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated. VIII. Interpretation and Construction No provision of the Plan, nor the selection of any Participant, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted. Any provision of the Plan that could be construed to prevent Qualified Executive Bonus Compensation under the Plan from qualifying for deductibility under section 162(m) of the Code or Treasury regulation 1.162-27(e) shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. IX. Governing Law The terms of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to the conflicts of laws principles thereof. B-4 CARPENTER TECHNOLOGY 2016 PROXY STATEMENT

Zero Injury Workplace We believe that all injuries are preventable and that the safety of all employees is our top priority. Transparency Above the Line Accountability We require each of us to take personal responsibility to “See It, Own It, and Do It” to obtain desired results. Performance We speak to each other openly and honestly and are proactive in communicating up, down, and across the organization. We choose to excel at what we do, and we are intolerant of not meeting or beating expectations, goals, and promises. Professional Confrontation We speak up, and we speak out, but once we make well-informed decisions, supported by reliable data, we move on. Collaboration Dignity and Respect We value each person as an individual, respect their aspirations, and act honorably in our interactions. Integrity and Ethics We act responsibly and maintain high ethical standards in the way we interact with each other, customers, suppliers, and communities. We are invested in our teammates’ success and in cross-functional initiatives in order to make the organization better.

Carpenter Technology Corporation (NYSE:CRS) is a leading producer and distributor of premium specialty alloys, including titanium alloys, powder metals, stainless steels, alloy steels, and tool steels as well as drilling tools. Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other sectors. Building on its history of innovation, Carpenter’s superalloy and titanium powder technologies support a range of next-generation products and manufacturing techniques, including additive manufacturing or 3D printing. Carpenter Technology Corporation 2 Meridian Boulevard Wyomissing, PA 19610-1339 United States

CARPENTER TECHNOLOGY CORPORATION
P.O. BOX 14662
101 WEST BERN STREET
READING, PA 19612-4662

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 I. Martin Inglis 02 Kathryn C. Turner 03 Stephen M. Ward, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

	For	Against	Abstain
2. Approval of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐
3. Advisory approval of the company's Executive Compensation.	☐	☐	☐
4. Approval of amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees.	☐	☐	☐
5. Approval of amended and restated Executive Bonus Compensation Plan.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed hereon. If no direction is made, this proxy will be voted FOR election of the nominees for directors in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000299695_1 R1.0.1.25

Admission Ticket Annual Meeting of Stockholders of Carpenter Technology Corporation Tuesday, October 11, 2016 - 11:00 AM If you plan to attend the 2016 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Please present this admission ticket to the Carpenter Technology Corporation representative. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com CARPENTER TECHNOLOGY CORPORATION Annual Meeting of Stockholders October 11, 2016-11:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Carpenter Technology Corporation appoints James D. Dee and Damon J. Audia, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournment thereof. The meeting will be held at the Pyramid Club, 1735 Market Street, Philadelphia, Pennsylvania, on Tuesday, October 11, 2016, at 11:00 a.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting. THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000299695_2 R1.0.1.25